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The Scotts Miracle-Gro Company

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The Scotts Miracle-Gro Company
Proxy Statement for 2025 Annual Meeting of Shareholders

14111 Scottslawn Road
Marysville, Ohio 43041

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Monday, January 27, 2025

NOTICE IS HEREBY GIVEN by The Scotts Miracle-Gro Company (the “Company”) that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Monday, January 27, 2025, at 9:00 A.M., Eastern Time. The Annual Meeting is a virtual meeting of shareholders which means that you are able to participate in the Annual Meeting, and vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/SMG2025. Because the Annual Meeting is virtual and being conducted electronically, shareholders may not attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

1.    To elect four directors, each to serve for a three-year term expiring at the 2028 Annual Meeting of Shareholders.

2.    To conduct an advisory vote on the compensation of the Company’s named executive officers.

3.    To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025.

4.    To approve an amendment and restatement of the Discounted Stock Purchase Plan to increase the number of common shares available for issuance thereunder.

5.    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Proxy Statement accompanying this Notice of Annual Meeting describes each of these items in detail. The Company has not received notice of any other matters that may be properly presented at the Annual Meeting.

Only shareholders of record at the close of business on Monday, December 2, 2024, the date established by the Company’s Board of Directors as the record date, are entitled to receive notice of, and to vote at, the Annual Meeting.

On or about December 18, 2024, the Company is first mailing to shareholders either: (1) a copy of the accompanying Proxy Statement, a form of proxy and the Company’s 2024 Annual Report; or (2) a Notice of Internet Availability of Proxy Materials, which indicates how to access the Company’s proxy materials and 2024 Annual Report on the Internet.

Your vote is very important. Please vote as soon as possible.

By Order of the Board of Directors,

JAMES HAGEDORN
Chairman & Chief Executive Officer
December 18, 2024

Proxy Statement for
Annual Meeting of Shareholders of
THE SCOTTS MIRACLE-GRO COMPANY
To Be Held on Monday, January 27, 2025

14111 Scottslawn Road
Marysville, Ohio 43041

PROXY STATEMENT
for
Annual Meeting of Shareholders
To Be Held on Monday, January 27, 2025

GENERAL INFORMATION ABOUT VOTING

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of The Scotts Miracle-Gro Company (the “Company”) for use at the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Monday, January 27, 2025, at 9:00 A.M., Eastern Time, and at any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy are first being sent on or about December 18, 2024. The Annual Meeting is a virtual meeting of shareholders, which means that the Annual Meeting will be conducted live via the Internet and that you will be able to participate in the Annual Meeting, and vote and submit your questions during the Annual Meeting, by visiting
www.virtualshareholdermeeting.com/SMG2025. If you do not have your 16-digit control number that is printed on your Notice of Internet Availability of Proxy Materials or your form of proxy (if you received a paper or electronic copy of the proxy materials), you will only be able to listen to the Annual Meeting. Each reference in this Proxy Statement to a “fiscal” year is to our fiscal year ended or ending, as applicable, on September 30 of the referenced year. Because the Annual Meeting is virtual and being conducted electronically, shareholders may not attend the Annual Meeting in person.

Only holders of record of the Company’s common shares (the “Common Shares”) at the close of business on Monday, December 2, 2024 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were 57,453,525 Common Shares outstanding. Holders of Common Shares as of the Record Date are entitled to one vote for each Common Share held. There are no cumulative voting rights.

The Company is furnishing proxy materials over the Internet as permitted under the rules of the Securities and Exchange Commission (the “SEC”). Under these rules, many of the Company’s shareholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of Annual Meeting of Shareholders, this Proxy Statement, a form of proxy and the Company’s 2024 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the proxy materials over the Internet and how shareholders can receive a paper copy of such materials. Shareholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper or electronic copy of the proxy materials. The Company believes this process conserves natural resources and reduces the costs of printing and distributing proxy materials. Shareholders who receive a Notice of Internet Availability of Proxy Materials are reminded that the Notice itself is not a form of proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on January 27, 2025: The Notice of Annual Meeting of Shareholders, this Proxy Statement and the Company’s 2024 Annual Report are available at www.proxyvote.com. At www.proxyvote.com, shareholders can view the proxy materials, cast their vote and request to receive proxy materials in paper form by mail or electronically by e-mail on a going-forward basis.

If you received a copy of the proxy materials by mail, a form of proxy, also known as a proxy card, for use at the Annual Meeting was included. You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning the form of proxy. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, if you received a copy of the proxy materials by mail or electronically by e-mail or if you received the Notice of Internet Availability of Proxy Materials, as applicable, you may transmit your voting instructions electronically at www.proxyvote.com or by using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials. The deadline for transmitting voting instructions electronically or telephonically before the Annual Meeting is 11:59 P.M., Eastern Time, on January 26, 2025. You may also vote during the Annual Meeting via the Internet by going to www.virtualshareholdermeeting.com/SMG2025 and following the instructions printed on your form of proxy or Notice of Internet Availability of Proxy Materials. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give voting instructions and confirm that such voting instructions have been properly recorded.

If you are a registered shareholder, you may revoke your proxy at any time before it is voted at the Annual Meeting by: (i) giving written notice of revocation to the Corporate Secretary of the Company; (ii) revoking via the Internet site stated on the Notice of Internet Availability of Proxy Materials; (iii) using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials and electing “revocation” as instructed; or (iv) participating in the Annual Meeting virtually and voting again. If you are a registered shareholder, you may change your vote at or prior to the Annual Meeting by: (1) executing and returning to the Company a later-dated form of proxy; (2) submitting a later-dated electronic vote through the Internet site stated on the Notice of Internet Availability of Proxy Materials; (3) voting by telephone at a later date; or (4) participating in the Annual Meeting virtually and voting again.

If you hold your Common Shares in “street name” with a broker/dealer, financial institution or other nominee or holder of record, you are urged to carefully review the information provided to you by the broker/dealer, financial institution or other nominee or holder of record. This information will describe the procedures you must follow to instruct the holder of record how to vote your Common Shares held in “street name” and how to revoke any previously-given voting instructions. If you do not provide voting instructions to your broker/dealer, financial institution or other nominee or holder of record within the required time frame before the Annual Meeting, your Common Shares will not be voted by the broker/dealer, financial institution or other nominee or holder of record on any matters considered non-routine, including the election of directors, the advisory vote on the compensation of the Company’s named executive officers, and the approval of the amendment and restatement of The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (the “Discounted Stock Purchase Plan”). Your broker/dealer, financial institution or other nominee or holder of record will have discretion to vote your Common Shares on routine matters, including the ratification of the selection of the Company’s independent registered public accounting firm.

The Company will bear the costs of soliciting proxies on behalf of the Board and tabulating your votes. The Company has retained Broadridge Financial Solutions, Inc. to assist in distributing the proxy materials. Directors, officers and certain employees of the Company may solicit your votes personally, by telephone, by e-mail or otherwise, in each case without additional compensation. If you provide voting instructions or participate in the Annual Meeting through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which the Company will not reimburse. The Company will reimburse its transfer agent, EQ Shareowner Services, as well as broker/dealers, financial institutions and other custodians, nominees and fiduciaries, for forwarding proxy materials to shareholders, according to certain regulatory fee schedules.

If you participate in The Scotts Company LLC Retirement Savings Plan (the “RSP”), a qualified 401(k) plan, and Common Shares have been allocated to your account in the RSP, you are entitled to instruct the trustee of the RSP how to vote such Common Shares. You may receive your form of proxy with respect to your RSP Common Shares separately. If you do not give the trustee of the RSP voting instructions, the trustee will not vote such Common Shares at the Annual Meeting.

If you participate in the Discounted Stock Purchase Plan, you are entitled to vote the number of Common Shares credited to your custodial account. If you do not vote, the custodian under the Discounted Stock Purchase Plan will vote the Common Shares credited to your custodial account in accordance with any stock exchange or other rules governing the custodian in the voting of Common Shares held for customer accounts.

Under the Company’s Code of Regulations, the presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Common Shares represented by properly executed forms of proxy, including proxies reflecting abstentions, which are returned to the Company prior to the Annual Meeting or represented by properly authenticated voting instructions timely recorded through the Internet or by telephone will be counted toward the establishment of a quorum. Broker non-votes, where broker/dealers, financial institutions or other nominees or holders of record who hold their beneficial shareholder customers’ Common Shares in “street name” sign and submit proxies for such Common Shares but fail to vote on non-routine matters because they were not given instructions from their customers, are also counted for the purpose of establishing a quorum.

The results of shareholder voting at the Annual Meeting will be tabulated by or under the direction of the inspector of election appointed by the Board for the Annual Meeting.

Common Shares represented by properly executed forms of proxy returned to the Company prior to the Annual Meeting or represented by properly authenticated voting instructions timely recorded through the Internet or by telephone will be voted as specified by the shareholder. Common Shares represented by valid proxies timely received prior to the Annual Meeting that do not specify how the Common Shares should be voted will, to the extent permitted by applicable law, be voted by the proxies:

1.FOR the election as directors of the Company of each of the four nominees of the Board listed below under the caption “PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS”;

2.FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as described below under the caption “PROPOSAL NUMBER 2 — ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)”;

3.FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025 as described below under the caption “PROPOSAL NUMBER 3 — RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”; and

4.FOR the approval of an amendment and restatement of the Discounted Stock Purchase Plan to increase the maximum number of common shares available for grant to participants under the plan as described below under the caption “PROPOSAL NUMBER 4 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE SCOTTS MIRACLE-GRO COMPANY DISCOUNTED STOCK PURCHASE PLAN.”

No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

THE BOARD OF DIRECTORS

Current Composition

There are currently twelve individuals serving on the Board, which is divided into three classes, with each class serving a three-year term on a staggered basis. The Class III directors hold office for terms expiring at the Annual Meeting, the Class I directors hold office for terms expiring in 2026 and the Class II directors hold office for terms expiring in 2027.

Experiences, Skills and Qualifications

The Nominating and Governance Committee (the “Governance Committee”) is responsible for identifying candidates to become directors and recommending director nominees to the Board. In reviewing Board candidates, the Governance Committee evaluates a candidate’s overall credentials and background but does not have any specific eligibility requirements or minimum qualifications. In general, directors are expected to have the education, business and other experience and current insight necessary to contribute to the Board’s performance of its functions, the interest and time to be actively engaged with the Company’s management team, and the functional skills, leadership, diversity, experience and other attributes that the Board believes will contribute to the development and expansion of the Board’s knowledge and capabilities.

The strength of the Board is its combined experiences and its collaborative and engaged spirit. The Board includes professionals with a range of experiences including business and military leaders, bankers, regulators and advertisers.

Set forth below is a general description of the types of experiences the Board and the Governance Committee believe are particularly relevant to the Company:

•Leadership Experience — Directors who have significant leadership experience in major organizations over an extended period of time, such as corporate or governmental senior executives, provide the Company with valuable insights gained through years of managing complex organizations. These individuals understand both the day-to-day operational responsibilities that senior management handles and the role directors play in overseeing the affairs of large organizations. Almost every current director has significant experience leading complex organizations.

•Marketing — Directors with experience understanding consumers’ desires and preferences and the rapidly changing ways in which consumers — young and old alike — receive information, as well as form and convey those preferences, deliver valuable marketing insights that can benefit the Company’s performance, especially as consumers shift to non-traditional media and formats.

•Retail Experience — Directors with significant experience in the retail industry bring valuable insights that can assist the Company in managing its relationships with its largest retail customers. In addition, directors with experience and insight on traditional and developing routes to the consumer can help the Company excel.

•Innovation and Technology Experience — Directors with innovation and technology (including cybersecurity) experience add significant value to the Board, especially in light of the Company’s continued focus on driving innovation in product development and design, communications, and business operations.

•Financial Experience — Directors with an understanding of accounting, finance and financial reporting processes, particularly as they relate to a large, complex business, are critical to the Company. Accurate financial reporting is a cornerstone of the Company’s success, and directors with financial expertise help provide effective oversight of the Company’s financial measures and processes.
•Governmental Experience — Directors with governmental experience are beneficial because our industry is heavily regulated and is directly affected by actions and decisions of federal, state, local, and other governmental agencies. The Company recognizes the importance of working constructively with governments, and directors with governmental experience offer valuable insight in this regard.

•Consumer Industry Experience — Directors with experience identifying and developing products that are desirable to consumers in an evolving marketplace and in emerging product categories, including the hydroponic and indoor growing space, bring valuable skills that can positively impact the Company’s performance.

A description of the most relevant experiences, skills, attributes and qualifications that qualify each director to serve as a member of the Board is included in the director biographies.

Diversity

The Board believes that diversity is one of many important considerations in board composition. When identifying and evaluating potential candidates for the Board, the Governance Committee will consider any combination of desirable qualities including, without limitation: independence; judgment; character, ethics and integrity; diversity (including diversity of race, ethnicity, gender, education, experience, viewpoints, background and skills); business or other relevant experience, skills and knowledge useful to the oversight of the Company’s business, experience with businesses and organizations of comparable size or scope, experience as an executive of, or adviser to, a publicly-traded or private company, experience, skills and knowledge relative to other Board members, and specialized experience, skills or knowledge; and such other factors deemed appropriate, in each case, in light of the Board’s needs. The Governance Committee will actively seek to identify minorities and women to include in the pool of potential candidates for the Board.

The Governance Committee believes that the Company’s current directors, as a group, reflect a diverse mix of skills, experiences, backgrounds and opinions helpful to foster an effective decision-making environment and promote the Company’s culture. Board member experiences cover a wide range of industries and sectors, including consumer products, manufacturing, technology, financial services, military, media, regulatory and consulting. Katherine Hagedorn Littlefield, one of the Board’s two female directors, chairs one of the Board’s five standing committees and has served as Vice Chair of the Board since 2013. In addition, Brian E. Sandoval self-identifies as Hispanic/Latino, Edith Avilés self-identifies as Hispanic/Latina and Mark D. Kingdon self-identifies as Native American.

Leadership Structure

The Company’s governance documents provide the Board with flexibility to select the leadership structure that the Board believes is most appropriate for and in the best interests of the Company and its shareholders. The Board regularly evaluates the Company’s leadership structure and has concluded that the Company and its shareholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and Chief Executive Officer (“CEO”). This approach allows the Board to elect the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when deemed appropriate.

Currently, the Company is led by James Hagedorn, who has served as CEO since May 2001 and Chairman of the Board since January 2003. The Board believes that combining the roles of Chairman of the Board and CEO is in the best interests of the Company and its shareholders at this time as this structure fully utilizes the talent and experience of Mr. J. Hagedorn. The Board believes its decision to appoint Mr. J. Hagedorn to lead the Board promotes unification and direction, allowing for increased operational effectiveness and strong, efficient leadership. Given our recent financial covenant pressures, the Board believes facilitating a seamless and regular flow of information between management and the Board has been advantageous to the Company and Mr. J. Hagedorn is best positioned to accomplish this objective.

In addition to Mr. J. Hagedorn, the Board is currently comprised of eleven non-employee directors, nine of whom qualify as independent. In accordance with the Company’s Corporate Governance Guidelines and applicable sections of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Rules”), the non-employee directors of the Company regularly meet in executive session. These meetings allow non-employee directors to discuss issues of importance to the Company, including the business and affairs of the Company as well as matters concerning management, without any member of management present. In addition, the independent directors of the Company meet in executive session at least annually and more frequently as matters appropriate for their consideration arise.

The directors first elected Peter E. Shumlin to serve as the Company’s Lead Independent Director in November 2023. As Lead Independent Director, Mr. Shumlin:

•has the ability to call meetings of independent and/or non-employee directors;

•presides at meetings of non-employee and/or independent directors;

•consults with the Chairman of the Board and CEO with respect to appropriate agenda items for meetings of the Board;

•serves as a liaison between the Chairman of the Board and the independent directors;

•has the ability, in consultation with the Vice Chair, to approve the retention of outside advisors and consultants who report directly to the Board on critical issues;

•has the ability to approve the retention of outside advisors and consultants who report directly to the independent directors of the Board on critical issues, as needed or deemed appropriate;

•can be contacted directly by shareholders; and

•performs such other duties as the Board may delegate to him from time to time.

In addition, the directors have elected Ms. Littlefield to serve as Vice Chair of the Board in each year since 2013. As Vice Chair, Ms. Littlefield:

•presides at meetings of the Board in the Chairman of the Board’s absence;

•presides at meetings of the shareholders in the Chairman of the Board’s absence;

•has the ability, in consultation with the Lead Independent Director, to approve the retention of outside advisors and consultants who report directly to the Board on critical issues; and

•performs such other duties as the Board may delegate to her from time to time.

The Board has established five standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Compensation and Organization Committee (the “Compensation Committee”); (3) the Governance Committee; (4) the Finance Committee; and (5) the Innovation and Technology Committee. Each of the Audit Committee, Compensation Committee, and Governance Committee is comprised entirely of independent directors.

The Board believes that its current leadership structure — including combined Chairman of the Board and CEO roles, a Lead Independent Director, a Vice Chair of the Board, and key committees comprised solely of independent directors — provides an appropriate balance among strategy development, operational execution and independent oversight, and is in the best interests of the Company and its shareholders.

Board Role in Risk Oversight

It is management’s responsibility to develop and implement the Company’s strategic plans and to identify, evaluate, manage and mitigate the risks inherent in those plans. It is the Board’s responsibility to oversee the Company’s strategic plans and to ensure that management is taking appropriate action to identify, evaluate, manage and mitigate the associated risks. The Board administers its risk oversight responsibilities through active review and discussion of enterprise-wide risks and by delegating certain risk oversight responsibilities to Board committees for further consideration and evaluation. The decision to administer the Board’s oversight responsibilities in this manner significantly impacts the Board’s leadership and committee structure.

As the roles of Chairman of the Board and CEO are combined, the directors annually elect a Lead Independent Director to enhance oversight of management and the potential risks facing the Company. In addition, the Board is comprised of predominantly independent directors and all members of the Board’s required committees — the Audit Committee, the Compensation Committee, and the Governance Committee — are independent. The checks and balances provided by our leadership structure help to ensure that key decisions made by the Company’s senior management, up to and including the CEO, are reviewed and overseen by independent directors of the Board.

In some cases, risk oversight is addressed by the full Board as part of its engagement with the CEO and other members of senior management. For example, the full Board conducts a comprehensive annual review of the Company’s overall strategic plan and the plans for each of the Company’s business units, including associated risks. In connection with the Board’s risk oversight responsibilities, management periodically provides the Board with reports regarding the significant risks facing the Company and how the Company is seeking to control or mitigate those risks. The Board also has responsibility for ensuring that the Company maintains appropriate succession plans for its senior officers and conducts an annual review of succession planning.

During the combined 2023 fiscal year and 2024 fiscal year, the Company experienced management transitions involving its Chief Financial Officer, Chief Operating Officer, Chief Human Resources Officer and General Counsel. In addition, the current Chief Financial Officer will be departing the Company effective December 31, 2024. The Board believes its succession planning initiatives resulted in minimal disruptions of the Company’s operations as a result of these management transitions.

In other cases, the Board has delegated risk management oversight responsibilities to certain committees, each of which reports regularly to the full Board. The Board believes delegation of certain oversight responsibilities to committees allows the Company to benefit from the relevant expertise of the applicable committee as well as the responsive flexibility often realized through smaller groups.

The Audit Committee oversees the Company’s compliance with legal and regulatory requirements and its overall risk management process and has oversight responsibility for financial risks and cyber and information security risks. As part of its oversight role, the Audit Committee regularly reviews risks relating to the Company’s key accounting policies and receives reports regarding the Company’s most significant internal controls and compliance risks from the Company’s Chief Financial Officer as well as its internal auditors. Representatives of the Company’s independent registered public accounting firm attend each Audit Committee meeting, regularly make presentations to the Audit Committee, and comment on management presentations. In addition, the Company’s Chief Financial Officer and internal auditors, as well as representatives of the Company’s independent registered public accounting firm, individually meet in private session with the Audit Committee on a regular basis, affording ample opportunity to raise any concerns with respect to the Company’s risk management practices.

The Compensation Committee oversees risks relating to the Company’s compensation programs and practices. As discussed in more detail in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the Compensation Discussion and Analysis, the Compensation Committee employs an independent compensation consultant to assist it in reviewing the Company’s compensation programs, including the potential risks created by and other impacts of these programs.

The Governance Committee oversees risks related to the Company’s governance structure and other corporate governance matters and processes and, in coordination with the Innovation and Technology Committee, sustainability related initiatives including, as examples, green house gas emissions, human capital management, diversity. Together with the Compensation Committee, the Governance Committee is also charged with overseeing compliance with the Company’s Related Person Transaction Policy. The Governance Committee regularly reviews the Company’s key corporate governance documents, including the Corporate Governance Guidelines, the Related Person Transaction Policy and the Insider Trading Policy, to ensure the documents continue to comply with the changing legal and regulatory environment and appropriately enable the Board to fulfill its oversight responsibilities.

Cybersecurity Matters

The Board has overall oversight responsibility for our risk management and has delegated oversight of cybersecurity risks to our Audit Committee, including overseeing the actions management has taken to identify, monitor, and control such exposure. The Audit Committee reviews the measures implemented by the Company to identify and mitigate data protection and cybersecurity risks on a quarterly basis. As part of our continued investment in developing the Company’s overall enterprise risk management program, the Audit Committee receives reports and presentations from management which address a range of topics including recent developments, evolving standards, vulnerability assessments, third-party and independent reviews, the threat environment, and technological trends. The Audit Committee reports to the Board at least annually on cybersecurity matters.

At the management level, our Chief Information Security Officer (“CISO”) leads the team responsible for implementing, monitoring, and maintaining information security, including data protection practices across our business. Our CISO receives reports on cybersecurity threats from both our internal personnel and external partners on a regular basis. Our Chief Operating Officer and Chief Administrative Officer receive regular reports from our CISO on the cyber program and measures implemented by the Company to identify and mitigate cybersecurity risks. Our CISO works closely with our legal team to ensure compliance with legal and regulatory cybersecurity requirements.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

At the Annual Meeting, four Class III directors will be elected. All four individuals nominated by the Board for election as directors at the Annual Meeting are currently serving as Class III directors — David C. Evans, Adam Hanft, Stephen L. Johnson and Katherine Hagedorn Littlefield.

The individuals elected as Class III directors at the Annual Meeting will hold office for a three-year term expiring at the 2028 Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. The individuals designated as proxy holders in the form of proxy intend to vote the Common Shares represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed on the form of proxy or through the telephone or Internet voting procedures. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director of the Company if elected. If any nominee becomes unable to serve or for good cause will not serve as a candidate for election as a director, then the individuals designated as proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board following recommendation by the Governance Committee. The individuals designated as proxy holders cannot vote for more than four nominees for election as Class III directors at the Annual Meeting.

The following information, as of December 13, 2024, with respect to the age, principal occupation or employment, other affiliations and business experience of each continuing director or nominee for election as a director, has been furnished to the Company by each such director or nominee.

Nominees Standing for Election to the Board of Directors

Class III — Terms to Expire at the 2025 Annual Meeting

David C. Evans, age 61, Director of the Company since 2018

Mr. Evans is a director of Cardinal Health Inc. (“Cardinal Health”), a global integrated healthcare services and products company. Mr. Evans serves on the Audit and Risk Oversight Committees at Cardinal Health.

Mr. Evans served as Executive Vice President & Interim Chief Financial Officer of the Company from August 2022 until November 2022.

Mr. Evans served as the Interim Chief Financial Officer of Cardinal Health from September 2019 until May 2020, after a transition role beginning in July 2019. Mr. Evans previously served as Executive Vice President and Chief Financial Officer of Battelle Memorial Institute (“Battelle”), a private research and development organization, from March 2013 until January 2018. Mr. Evans’ responsibilities at Battelle included strategy, information technology and cybersecurity. Prior to joining Battelle, Mr. Evans served in various managerial roles at the Company, including, most recently, Chief Financial Officer and Executive Vice President, Strategy and Business Development from September 2006 until February 2013.

Mr. Evans’ public company leadership experience, financial acumen and intimate familiarity with the Company and the lawn and garden industry makes him uniquely qualified to serve as a member of the Board. Mr. Evans qualifies as an “audit committee financial expert” as that term is defined in the applicable rules and regulations of the SEC (“SEC Rules”) and his financial experience, including capital markets, investor relations and cybersecurity experience, are particularly valuable to the Board in his service as Chair of the Audit Committee and member of the Finance Committee.

Committee Memberships: Audit (Chair); Finance

Adam Hanft, age 74, Director of the Company since 2010

Mr. Hanft is the founder and Chief Executive Officer of Hanft Ideas LLC (“Hanft Ideas”), a strategic consultancy that provides marketing, branding, and consumer insight support to leading consumer and business-to-business companies. These include many leading digital brands ranging from cybersecurity to artificial intelligence, digital health, fintech, foodtech and adtech. Mr. Hanft is also a venture partner at Shine Capital, a leading early-stage venture firm, where he is active in reviewing potential investments and in providing strategic and marketing services to portfolio companies.

He writes broadly about the consumer culture for numerous publications, is a podcast co-host, and is the co-author of “Dictionary of the Future.” He is also a frequent commentator on marketing and branding issues, and a regular columnist on business and cultural trends at Inc. magazine. Mr. Hanft previously served as founder and Chief Executive Officer of Hanft Unlimited, Inc., a marketing organization created in 2004 that included an advertising agency, strategic consultancy and custom-publishing operation. Mr. Hanft also serves as a director for 1-800-FLOWERS.COM Inc., and sits on a number of start-up boards as well as advisory boards, including AgFunder, GeoSure, Clarity and Sensory Cloud, named one of the Fast Company’s most innovative companies.

As the Chief Executive Officer of Hanft Ideas, Mr. Hanft brings his extensive leadership and experience in the fields of strategy, marketing and advertising — as well as his digital technology experience — to the Board. His knowledge of the consumer and retail landscape; the rapidly changing media environment including social media; agtech and the cannabis industry; and the consumer acquisition ecosystem, have proven to be particularly valuable to the Board.

Committee Memberships: Finance; Innovation and Technology

Stephen L. Johnson, age 73, Director of the Company since 2010

Mr. Johnson is the President and Chief Executive Officer of Stephen L. Johnson and Associates Strategic Consulting, LLC (“Johnson and Associates”), a strategic provider of business, research and financial management and consulting services formed in 2009. Prior to forming Johnson and Associates, Mr. Johnson worked for the U.S. Environmental Protection Agency for 30 years, where he became the first career employee and scientist to serve as Administrator, a position he held from January 2005 until January 2009. Mr. Johnson serves as a Trustee of Taylor University.

As President and Chief Executive Officer of Johnson and Associates and the former Administrator of the U.S. Environmental Protection Agency, as well as a lifelong scientist, Mr. Johnson brings considerable leadership in ESG oversight (including serving as the Board liaison to management on ESG matters), human capital management, and the innovation and technology arenas to the Board and fulfills the Board’s need for regulatory and environmental expertise as identified by the Governance Committee.

Committee Memberships: Governance (Chair); Compensation; Innovation and Technology

Katherine Hagedorn Littlefield, age 69, Director of the Company since 2000 and Vice Chair since 2013

Ms. Littlefield is a general partner of the Hagedorn Partnership, L.P. She also serves on the board for the Hagedorn Family Foundation, Inc., a charitable organization. She is the sister of James Hagedorn, the Company’s Chairman & Chief Executive Officer.

As a general partner and former Chair of the Hagedorn Partnership, L.P., the Company's largest shareholder, Ms. Littlefield brings a strong shareholder voice to the Board. She also has significant innovation and technology experience, having served on the Company's Innovation and Technology Committee since May 2004, as well as on the Innovation Advisory Board from its formation in 2001 until January 2014 when it was retired.

Committee Memberships: Finance (Chair); Innovation and Technology

Class I — Terms to Expire at the 2026 Annual Meeting

James Hagedorn, age 69, Director of the Company since 1995 and Chairman of the Board since 2003

Mr. J. Hagedorn has served as CEO of the Company since May 2001 and as Chairman of the Board since January 2003. Mr. J. Hagedorn is the brother of Katherine Hagedorn Littlefield, a director of the Company and the father of Christopher J. Hagedorn, an executive officer of the Company.

Having joined the Company in 1987 and the Board in 1995, and with service as CEO and Chairman of the Board for nearly two decades, Mr. J. Hagedorn has more working knowledge of the Company and its products than any other individual. During his career at the Company, Mr. J. Hagedorn has developed extensive leadership, international, and marketing/consumer industry experience that has proven invaluable as he leads the Board through a wide range of issues.

Edith Avilés, age 59, Director of the Company since 2023
Ms. Avilés was a Managing Director, Global Investor Relations of Clayton, Dubilier & Rice (“CDR”), a private equity firm with offices in New York and London until March 2023. Prior to joining CDR in February 2022, Ms. Avilés served as Vice Chair and Executive Committee Member, Americas of Natixis, a French corporate and investment bank that she initially joined in 2017.

Ms. Avilés has over 30 years of experience in the finance industry, where she was responsible for key client relationships and executed growth strategies delivering strong financial performance across complex global organizations. While at Natixis, Ms. Avilés held several senior management roles including Global Co-Head of Financial Sponsor Coverage responsible for teams managing relationships with private equity clients across Europe, Asia and the USA. She was also Head of Coverage leading teams across the Americas and Canada in client development and diversification across industries. Before joining Natixis, Ms. Avilés held several senior management and investment banking positions at BNP Paribas, including Regional Head of Hispanic Latin America and Country Head of Mexico. Ms. Avilés’ extensive leadership experience at large financial and strategic organizations provides valuable benefits to the Board. Ms. Avilés qualifies as an “audit committee financial expert” as that term is defined in the applicable SEC Rules and her financial experience is particularly valuable to the Board in her role as a member of the Audit Committee and the Finance Committee.

Committee Memberships: Audit; Finance

Roberto Candelino, age 50, Director of the Company since 2024

Mr. Candelino has been CEO of PetSafe Brands, the world’s leading pet-technology and services company, since 2002. He also serves on its Board of Directors. Prior to joining PetSafe, Mr. Candelino spent 25 years with Unilever in a variety of roles and with increasing responsibilities, the latest of which was CEO of Unilever Thailand and Regional Head of Inland ASEAN.

Mr. Candelino’s innovation, technological and marketing experience in addition to his consumer goods background makes him a valuable resource at a time when we are investing heavily in our brands and evolving our lawn and garden franchise for future growth.

Committee Memberships: Audit; Innovation and Technology

Mark D. Kingdon, age 61, Director of the Company since 2023

Mr. Kingdon is the founder of Quixotic Ventures which invests in early-stage consumer internet companies. Prior to establishing Quixotic Ventures in 2010, he served as CEO of Linden Lab, an early metaverse player, and Organic, Inc., a web development and digital marketing firm.

Mr. Kingdon has over 30 years of business experience having held senior executive positions from president and CEO to founder of companies in the consumer, technology and digital spaces, among others. He has notable experience in finance, marketing, branding, innovation, business transformation and emerging technologies with a track record of achieving groundbreaking results.

Mr. Kingdon’s entrepreneurial and financial acumen coupled with his experience in digital marketing and emerging technologies provide value to the Board as the Company’s markets and consumers evolve. Mr. Kingdon qualifies as an “audit committee financial expert” as that term is defined in the applicable SEC Rules and his financial experience is particularly valuable to the Board in his role as a member of the Audit Committee, the Compensation Committee and the Finance Committee.

Committee Memberships: Audit; Compensation; Finance

Class II — Terms to Expire at the 2027 Annual Meeting

Thomas N. Kelly Jr., age 77, Director of the Company since 2006

Mr. Kelly is a former director of GameStop Corp., where he also chaired the Compensation Committee. Mr. Kelly also served as Executive Vice President, Transition Integration of Sprint Communications (“Sprint”), a global communications company, from December 2005 until April 2006. He served as the Chief Strategy Officer of Sprint from August 2005 until December 2005. He served as the Executive Vice President and Chief Operating Officer of Nextel Communications, Inc., which became Sprint, from February 2003 until August 2005, and as Executive Vice President and Chief Marketing Officer of Nextel Communications, Inc. from 1996 until February 2003.

Having served at various times as Chief Strategy Officer, Chief Operating Officer and Chief Marketing Officer of Sprint, Mr. Kelly brings an extensive skill set to the Board. His blend of leadership, innovation and technology, international, marketing/consumer industry and financial experience make him a key advisor to the Board on a full range of consumer and strategy-related matters.

Committee Memberships: Innovation and Technology (Chair); Compensation; Finance

Brian E. Sandoval, age 61, Director of the Company since 2022

Mr. Sandoval has served as President of the University of Nevada, Reno since September 2020.

Mr. Sandoval served two terms as the 29th Governor of the State of Nevada, having held office from 2011 to 2019. Prior to serving as Governor, he served as a Judge of the U.S. District Court for the District of Nevada, Attorney General of Nevada and four years in the Nevada Assembly. He served as Chairman of the National Governors Association from 2017 to 2018. In addition, Mr. Sandoval was a member of the Board of Directors of Coeur Mining, Inc. from 2019 to 2020 where he also served on the Environmental, Health, Safety and Corporate Responsibility Committee and Audit Committee, and the President of Global Gaming Development of MGM Resorts International from 2019 to 2020.

As a former governor, federal judge, state attorney general and current leader of a major educational institution, we believe Mr. Sandoval’s governmental background, experience in ESG oversight, human capital management and leading large complex organizations benefits the Board and the Company’s shareholders.

Committee Memberships: Compensation (Chair); Governance

Peter E. Shumlin, age 68, Director of the Company since 2017 and Lead Independent Director since November 2023

Mr. Shumlin is a director at Putney Student Travel which provides educational summer programs for students around the globe. He is also a principal in numerous real estate partnerships specializing in commercial and residential properties.

Mr. Shumlin served three terms as the 81st Governor of the State of Vermont, having held office from 2011 to 2017. Prior to serving as Governor, he served two terms in the Vermont House of Representatives and 14 non-consecutive years in the Vermont Senate, serving on the Rules Committee, the Finance Committee, the Transportation Committee, the Appropriations Committee and as Senate President Pro Tempore.

Mr. Shumlin’s lengthy public service career provides in-depth knowledge of government, public policy, legal, finance, governance and leadership matters. We believe his unique experience and skill set make him a valuable asset to the Board.

Committee Memberships: Compensation; Governance

John R. Vines, age 75, Director of the Company since 2013

Lieutenant General (retired) Vines has been a partner of McChrystal Group since 2016 and was previously a Senior Advisor to McChrystal Group beginning in 2011. General Vines retired in 2007 from the U.S. Army after 35 years active service. He was in continuous command for his last six years of service, including as Commander, U.S. Army’s XVIII Airborne Corps and Multi-National Corps Iraq. In addition, he commanded the Combined Joint Task Force 180 Afghanistan. General Vines also served as the Senior Defense Representative to Afghanistan and Pakistan and previously commanded the 82nd Airborne Division, which included a year-long deployment in Afghanistan. Following retirement, General Vines acted as a Department of Defense Senior Mentor to U.S. Army and joint senior leadership and deploying combat units, a member of the Defense Science Board and a member of the Army DARPA Senior Advisory Group.

With more than 35 years of active military service and significant management consulting experience, General Vines brings extensive leadership, strategy and innovation experience to the Board.

Committee Memberships: Innovation and Technology; Governance

Recommendation and Vote

Under Ohio law and the Company’s Code of Regulations, the four nominees identified above for election as Class III directors receiving the greatest number of votes FOR election will be elected as directors of the Company. Common Shares represented by properly executed and returned forms of proxy or properly authenticated voting instructions recorded through the Internet or by telephone will be voted FOR the election of the Board’s nominees, unless otherwise specified. Broker non-votes will not be counted toward the election of directors or toward the election of the individual nominees of the Board, as applicable.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL OF THE ABOVE-NAMED CLASS III DIRECTOR NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings of the Board and Board Member Attendance at Annual Meeting of Shareholders

The Board held four meetings during the 2024 fiscal year. During the 2024 fiscal year, each Board member attended at least 75% of the aggregate number of Board and applicable committee meetings.

Although the Company does not have a formal policy regarding Board members attendance at annual shareholder meetings, the Company encourages all directors to attend each annual meeting. With the exception of one director, all of our then-current directors attended the 2024 Annual Meeting of Shareholders held on Monday, January 22, 2024.

Committees of the Board

The Board has established five standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Compensation Committee; (3) the Governance Committee; (4) the Finance Committee; and (5) the Innovation and Technology Committee. Membership on each of these committees, as of December 18, 2024, is shown in the following chart:

Audit	Compensation and Organization	Nominating and Governance	Finance	Innovation and Technology
David C. Evans (Chair)	Brian E. Sandoval (Chair)	Stephen L. Johnson (Chair)	Katherine Hagedorn Littlefield (Chair)	Thomas N. Kelly Jr.(Chair)
Edith Avilés	Stephen L. Johnson	Brian E. Sandoval	Edith Avilés	Roberto Candelino
Roberto Candelino	Thomas N. Kelly Jr.	Peter E. Shumlin	David C. Evans	Adam Hanft
Mark D. Kingdon	Mark D. Kingdon	John R. Vines	Adam Hanft	Stephen L. Johnson
	Peter E. Shumlin		Thomas N. Kelly Jr.	Katherine Hagedorn Littlefield
			Mark D. Kingdon	John R. Vines

Audit Committee

The Audit Committee consists of David C. Evans (Chair), Edith Avilés, Roberto Candelino, and Mark D. Kingdon.

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Audit Committee charter is posted under the “Corporate Governance” heading on the Company’s website at http://investor.scotts.com. At least annually, in consultation with the Governance Committee, the Audit Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Audit Committee is responsible for: (1) overseeing the accounting and financial reporting processes of the Company, including the audits of the Company’s consolidated financial statements; (2) appointing, compensating and overseeing the work of the independent registered public accounting firm employed by the Company; (3) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other financial/public disclosure related compliance matters; (4) assisting the Board in its oversight of (a) the integrity of the Company’s consolidated financial statements, (b) the Company’s compliance with applicable laws, rules and regulations, including applicable NYSE Rules, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the Company’s internal audit function; (5) overseeing the Company’s risk management protocols including the establishment of policies and guidelines, the identification of principal risk exposures and monitoring and mitigation efforts with respect to such risks including those pertaining to cybersecurity; and (6) undertaking the other matters required by applicable NYSE Rules and SEC Rules.

Pursuant to its charter, the Audit Committee has the authority to engage and compensate such independent counsel and other advisors as the Audit Committee deems necessary to carry out its duties.

The Board has determined that each member of the Audit Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10A-3 promulgated by the SEC under the Exchange Act. The Board believes each member of the Audit Committee is qualified to discharge his or her duties on behalf of the Company and its subsidiaries and satisfies the financial literacy requirement of the NYSE Rules. The Board has determined that Edith Avilés, David C. Evans, and Mark D. Kingdon each qualify as an “audit committee financial expert” as that term is defined in the applicable SEC Rules. None of the current members of the Audit Committee serves on the audit committee of more than two other public companies.

The Audit Committee met nine times during the 2024 fiscal year.

The Report of the Audit Committee begins on page 79.

Compensation and Organization Committee

The Compensation Committee consists of Brian E. Sandoval (Chair), Stephen L. Johnson, Thomas N. Kelly Jr., Mark D. Kingdon, and Peter E. Shumlin.

The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Compensation Committee charter is posted under the “Corporate Governance” heading on the Company’s website located at http://investor.scotts.com. At least annually, in consultation with the Governance Committee, the Compensation Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Compensation Committee is responsible for determining all elements of executive compensation and benefits for our CEO and other key executives of the Company and its subsidiaries, including the executive officers named in the Summary Compensation Table (the “NEOs”). As part of this process, the Compensation Committee determines the general compensation philosophy applicable to these individuals. In addition, the Compensation Committee advises the Board regarding executive officer organizational issues and succession plans. The Compensation Committee also acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit or retirement plan maintained by the Company, and administers The Scotts Miracle-Gro Company Long-Term Incentive Plan (the “Long-Term Incentive Plan”), The Scotts Company LLC Executive Incentive Plan (the “EIP”), the Discounted Stock Purchase Plan and The Scotts Company LLC Executive Retirement Plan (the “ERP”).

Pursuant to its charter, the Compensation Committee has authority to retain special counsel, compensation consultants and other experts or consultants as it deems appropriate to carry out its functions and to approve the fees and other retention terms of any such counsel, consultants or experts. During the 2024 fiscal year, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as an independent compensation consultant to advise the Compensation Committee with respect to best practices and competitive trends in the area of executive compensation, as well as ongoing regulatory considerations. FW Cook provided guidance to assist the Compensation Committee in determining the compensation structure for our NEOs and other key management employees but did not provide any consulting services directly to management. The role of FW Cook is further described in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the Compensation Discussion and Analysis.

The Board has determined that each member of the Compensation Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10C-1 promulgated by the SEC under the Exchange Act and as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee met eight times during the 2024 fiscal year.

The Compensation Discussion and Analysis begins on page 25. The Compensation Committee Report appears on page 45.

Nominating and Governance Committee

The Governance Committee consists of Stephen L. Johnson (Chair), Brian E. Sandoval, Peter E. Shumlin and John R. Vines.

The Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Governance Committee charter is posted under the “Corporate Governance” heading on the Company’s website located at http://investor.scotts.com. At least annually, the Governance Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Governance Committee recommends nominees for membership on the Board as well as policies regarding the composition of the Board generally. The Governance Committee also makes recommendations to the Board regarding committee selection, including committee chairs and rotation practices, the overall effectiveness of the Board and of management (in the areas of Board relations and corporate governance), director compensation and developments in corporate governance practices. The Governance Committee is responsible for developing a policy regarding the consideration of candidates recommended by shareholders for election or appointment to the Board and procedures to be followed by shareholders in submitting such recommendations, consistent with any shareholder nomination requirements that may be set forth in the Company’s Code of Regulations and applicable laws, rules and regulations. In considering potential nominees for election or appointment to the Board, the Governance Committee conducts its own search for available, qualified nominees and will consider candidates from any reasonable source, including shareholder recommendations. The Governance Committee is also responsible for developing and recommending to the Board corporate governance guidelines applicable to the Company and overseeing the evaluation of the Board. Finally, the Governance Committee is responsible for overseeing the Company’s corporate social responsibility programs and goals and the Company’s progress toward achieving those goals.

The Board has determined that each member of the Governance Committee satisfies the applicable independence requirements set forth in the NYSE Rules.

The Governance Committee met five times during the 2024 fiscal year.

Finance Committee

The Finance Committee consists of Katherine Hagedorn Littlefield (Chair), Edith Avilés, David C. Evans, Adam Hanft, Thomas N. Kelly Jr. and Mark D. Kingdon.

The Finance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Finance Committee charter is posted under the “Corporate Governance” heading on the Company’s website located at http://investor.scotts.com. At least annually, in consultation with the Governance Committee, the Finance Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Finance Committee assists the Board in the oversight of the finance and investment functions of the Company, the Company’s capital structure and the financing and financial structure of proposed acquisitions and divestitures in which the Company engages as part of its business strategy from time to time. In discharging these duties, the Finance Committee oversees a broad range of financial matters, including the Company’s capital expenditures budget, investment policies, stock repurchase programs, dividend payments, cash management and corporate financing matters. The Finance Committee also advises the Board with respect to acquisitions, divestitures, other significant corporate transactions, and integration of acquired businesses and business development opportunities. Pursuant to its charter, and delegation approved by the Board, the Finance Committee is responsible for approving certain acquisition, divestiture and corporate financing transactions.

The Finance Committee met four times during the 2024 fiscal year.

Innovation and Technology Committee

The Innovation and Technology Committee consists of Thomas N. Kelly Jr. (Chair), Roberto Candelino, Adam Hanft, Stephen L. Johnson, Katherine Hagedorn Littlefield and John R. Vines.

The Innovation and Technology Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Innovation and Technology Committee charter is posted under the “Corporate Governance” heading on the Company’s website located at http://investor.scotts.com. At least annually, in consultation with the Governance Committee, the Innovation and Technology Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Innovation and Technology Committee assists the Board in its oversight of management’s activities and processes related to the development of the Company’s technology plans, commercial and technical innovation strategies, and in consultation with the Governance Committee, providing guidance with regard to the Company’s sustainability policies and practices as they relate to the Company’s existing and new product technologies and its marketing and branding programs.

The Innovation and Technology Committee met four times during the 2024 fiscal year.

Compensation and Organization Committee Interlocks and Insider Participation

With respect to the 2024 fiscal year and from October 1, 2024, through the date of this Proxy Statement, there were no interlocking relationships between any executive officer of the Company and any entity, one of whose executive officers served on the Company’s Compensation Committee or Board, or any other relationship required to be disclosed in this section under applicable SEC Rules.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

In accordance with applicable sections of the NYSE Rules, the Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees. The Board, with the assistance of the Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they remain in compliance with all applicable requirements and appropriately address evolving corporate governance issues.

The Corporate Governance Guidelines are posted under the “Corporate Governance” heading on the Company’s website located at http://investor.scotts.com.

Director Independence

In consultation with the Governance Committee, the Board has reviewed, considered and discussed the relationships, both direct and indirect, of each current director or nominee for election as a director with the Company and its subsidiaries, including those listed under the section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,” and the compensation and other payments each director and each nominee has, both directly and indirectly, received from or made to the Company and its subsidiaries, to determine whether such director or nominee satisfies the applicable independence requirements set forth in the NYSE Rules and the SEC Rules. As part of its independence analysis, the Board considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director or nominee may have with the Company.

Based upon the recommendation of the Governance Committee and its own review, consideration and discussion, the Board has determined that the following Board members serving at any time during the 2024 fiscal year satisfy the applicable independence requirements set forth in the NYSE Rules and the SEC Rules and are, therefore, “independent” directors:

(1) Edith Avilés	(6) Nancy G. Mistretta (resigned January 30, 2024)
(2) David C. Evans	(7) Brian E. Sandoval
(3) Stephen L. Johnson	(8) Peter E. Shumlin
(4) Thomas N. Kelly Jr.	(9) John R. Vines
(5) Mark D. Kingdon

The Board determined that: (a) Mr. J. Hagedorn is not independent because he is the Company’s CEO and served as President during the 2024 fiscal year, through November 2024; (b) Ms. Littlefield is not independent because she is the sister of Mr. J. Hagedorn; and (c) Mr. Hanft is not independent because he has received consulting compensation from the Company within the last three years that exceeds the applicable threshold for determining whether a director can be considered independent.

Nominations of Directors

The Board, taking into account the recommendations of the Governance Committee, selects nominees to stand for election to the Board. The Governance Committee considers candidates for the Board from any reasonable source, including current director, management and shareholder recommendations, and does not evaluate candidates differently based on the source of the recommendation. Pursuant to its written charter, the Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms of any such consultant or search firm.

Shareholders may recommend director candidates for consideration by the Governance Committee by giving written notice of the recommendation to the Corporate Secretary of the Company. The recommendation must include the candidate’s name, age, business address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director, if so elected, must accompany any such recommendation.

Communications with the Board

The Board believes it is important for shareholders and other interested persons to have a process pursuant to which they can send communications to the Board and its individual members, including the Lead Independent Director. Accordingly, shareholders and other interested persons who wish to communicate with the Board, the Lead Independent Director, the non-employee directors as a group, the independent directors as a group or any particular director may do so by addressing such correspondence to the name(s) of the specific director(s), to the “Lead Independent Director,” to the “Non-employee Directors” or “Independent Directors” as a group or to the “Board of Directors” as a whole, and sending it in care of the Company to the Company’s principal corporate offices at 14111 Scottslawn Road, Marysville, Ohio 43041. All such correspondence should identify the author as a shareholder or other interested person, explain such person’s interest and clearly indicate to whom the correspondence is directed. Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening. Copies of all correspondence will be circulated to the appropriate director or directors. There is no screening process in respect of communications from shareholders and other interested persons.

Code of Business Conduct and Ethics

All employees of the Company and its subsidiaries, including each NEO, and all directors of the Company are required to comply with the Company’s Code of Business Conduct and Ethics. The Sarbanes-Oxley Act of 2002 and the SEC Rules promulgated thereunder require companies to have procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The procedures for addressing these matters are set forth in the Company’s Code of Business Conduct and Ethics.

In accordance with applicable NYSE Rules and SEC Rules, the Board has adopted The Scotts Miracle-Gro Company Code of Business Conduct and Ethics, which is available under the “Corporate Governance” heading on the Company’s website located at http://investor.scotts.com.

NON-EMPLOYEE DIRECTOR COMPENSATION

This Non-Employee Director Compensation section provides our shareholders with an overview of our board compensation structure and key factors that are considered when determining the structure of our plan. For the 2024 fiscal year, the Company continued its emphasis on preserving its cash to accelerate the paydown of debt to reduce our leverage ratio and maintain compliance with the financial covenants under our credit facility.

The discussion of our non-employee director compensation for the 2024 fiscal year will convey that:

•The Board Retainer Returned to a Mix of Cash and Equity Based Compensation for 2024 Calendar Year — For the 2023 calendar year the Company automatically converted the annual cash retainer historically paid to non-employee directors to restricted stock units to preserve its cash. For the 2024 calendar year, the Company returned to its historic mix of cash and equity-based compensation, but provided an inducement for the non-employee directors to elect to defer all of their cash compensation for the 2024 calendar year as further explained below.

•Director Compensation Table Reporting — As a result of the automatic conversion of the normal cash retainer to restricted stock units for the 2023 calendar year, the amounts set forth in our director compensation table for the 2024 fiscal year reflect less than a full year’s compensation for certain non-employee directors, as further explained below.

Benchmarking Non-Employee Director Compensation

The Board believes that non-employee director compensation should be competitive with similarly situated companies and encourage high levels of ownership of Common Shares. To ensure that non-employee director compensation remains competitive, the Board periodically engages an independent outside consultant to conduct a benchmark study. The benchmark study used to establish the overall compensation level for our non-employee directors for the 2022 through 2024 calendar years was conducted by ClearBridge Compensation Group LLC in 2021, which compared each element of non-employee director compensation against the then-current peer group used to benchmark NEO compensation (the “2021 Compensation Peer Group”). Our non-employee director compensation has remained relatively static over that time frame, notwithstanding a temporary change in the 2023 calendar year to convert the annual cash retainer to restricted stock units (“RSUs”), before reverting back to a mix of cash and RSUs for the 2024 calendar year. The current overall compensation for our non-employee directors compares at approximately the 75th percentile of the 2021 Compensation Peer Group, excluding the Lead Independent Director.

During the 2024 calendar year, a new benchmark study of our non-employee director compensation was conducted by FW Cook (the “2024 Benchmark Study”), which compared each element of non-employee director compensation against the current peer group used to benchmark NEO compensation (the “2024 Compensation Peer Group”). While the 2024 Benchmark Study was undertaken for the purpose of establishing our non-employee director compensation structure for the 2025 calendar year and future years, the results of the 2024 Benchmark Study showed that the current overall compensation for our non-employee directors is above the 75th percentile of the 2024 Compensation Peer Group, excluding the Lead Independent Director. As such, the Company does not anticipate changes to the non-employee director compensation structure for the 2025 calendar year.

For further discussion of the compensation peer group, see the section of this Proxy Statement captioned “Our Compensation Practices — Compensation Peer Group” within the Compensation Discussion and Analysis. Although the Board establishes the non-employee director compensation on a calendar year basis, director compensation amounts are presented on a fiscal year basis in this Proxy Statement, except as otherwise specifically provided.

Non-Employee Director Compensation Structure for 2024

The annual Board retainer paid by the Company to the non-employee directors for the 2024 calendar year consisted of a mix of quarterly cash retainer payments and an annual grant of RSUs. The Company does not provide additional compensation for serving as a committee chair, serving as a committee member, or attending Board or committee meetings. The Lead Independent Director receives additional RSUs for serving in that role, as reflected in the table below.

The 2024 calendar year compensation structure for non-employee directors breaks down as follows:

	Pay Elements	Amount

Annual Board Retainer: (all non-employee directors)	Cash Retainer ($28,750 per quarter)	$115,000
	RSUs (annual)	$210,000
	Committee Chair/Membership Fees	N/A

Lead Independent Director: (supplemental compensation)	Additional RSUs (annual)	$50,000

To better leverage the collective skills and experience of the Company’s non-employee directors, the Company expects each non-employee director to dedicate significant time beyond Board and committee meetings to Board service. In addition to participating at Board and committee meetings, the Company expects the non-employee directors to spend several days each year “in the field” immersing themselves in the Company’s business to gain additional insights and perspective regarding the Company’s operations, partners, customers and consumers. When determining the structure and overall magnitude of compensation for the non-employee directors, the Board considers the number of Board and committee meetings that are typically held each year, as well as the additional days the Company expects the non-employee directors to immerse in the business. Over the past several years, the engagement of each of our non-employee directors has remained high as our business has continued to face operational and financial challenges, and evolve in complexity. The Company believes its director compensation structure reflects the additional responsibilities that the Company expects each non-employee director to assume, facilitates the rotation of directors among the various Board committees and ensures that the Company continues to provide a competitive level of compensation to its non-employee directors. Given these factors, the Board concluded that the compensation levels for the 2024 calendar year are competitive and appropriately aligned with the time commitment required for service on our Board.

In addition to the cash and equity-based compensation elements, non-employee directors also receive reimbursement of all reasonable travel and other expenses for attending Board meetings, Board committee meetings or other Company-related functions. As circumstances permit, we also allow family members to accompany directors on business-related flights on the corporate aircraft. There is no incremental cost to the Company for such allowances.

Aligning Non-Employee Director Compensation and Shareholder Interests

Our non-employee director compensation program contains several design elements intended to strengthen the alignment between the interests of our non-employee directors and our shareholders:

Design Element	How it Aligns to Shareholder Interests
•Approximately 2/3 of annual compensation is equity-based	•Significant portion of director pay is directly linked to long-term share price performance
•Deferred settlement of equity-based compensation	•Mandatory two-year holding period after vesting aligns our directors with a long-term view
•Mandatory share-based dividend equivalents on equity awards granted to directors	•Dividend equivalents automatically convert to additional shares rather than paid in cash
•Robust stock ownership guidelines (5x cash retainer)	•Directors must retain 50% of each equity grant until the stock ownership guidelines have been met to ensure that our directors maintain a significant investment in the Company

Key Provisions of 2024 Board Compensation

Cash-Based Retainers and Deferral Elections: Each of the non-employee directors is normally paid an annual cash retainer in the amount of $115,000 that is paid in quarterly increments of $28,750 in February, April, July and October (with the exception of Ms. Littlefield who decided to voluntarily forgo all of her 2024 calendar year compensation, as she did for the 2023 calendar year). However, for the 2024 calendar year, the non-employee directors had the option to elect, in advance, to defer 100% of their quarterly cash retainers in exchange for fully vested deferred stock units (“DSUs”) that will settle on or after January 31, 2027, based on the settlement election made by the respective non-employee Director. As an inducement for the non-employee directors to defer all of their cash compensation in the 2024 calendar year to help the Company preserve its cash to pay down debt, the deferred quarterly cash retainer amount of $28,750 was enhanced by 15% each quarter in the 2024 calendar year prior to converting the cash to deferred stock units. If DSUs were elected, the non-employee director received the number of DSUs determined by dividing the deferral amount by the closing price of one Common Share on NYSE on the applicable grant date, and rounding up to the next whole share. For the 2024 calendar year, Mr. Johnson, Mr. Sandoval and Mr. Shumlin elected to defer 100% of their quarterly cash retainers. None of the other non-employee directors elected to defer their 2024 calendar year cash retainer.

Annual Equity-Based Retainer (RSUs): For the 2024 calendar year, each of the non-employee directors also received a grant of RSU’s having a grant date value of $210,000, with no additional RSUs awarded for serving as Board committee chairs or members. The Lead Independent Director also received an additional RSU grant with a grant date value of $50,000. The number of RSUs (and related dividend equivalents) granted to each non-employee director was calculated by dividing the aggregate value of RSUs granted to such non-employee director by the closing price of the Common Shares on the grant date and rounding any resulting fractional restricted stock unit up to the next whole RSU. Ms. Littlefield decided to voluntarily forgo all of her compensation in the 2024 calendar year, as she did for the 2023 calendar year, and did not receive an RSU grant.

Each whole RSU represents the right to receive one full Common Share at the time and in the manner described in the Restricted Stock Unit Award Agreement for non-employee directors (with related dividend equivalents) evidencing the award. Each dividend equivalent represents the right to receive additional RSUs (rounded to the nearest whole restricted stock unit) in respect of dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date with respect to the Common Shares represented by the related RSUs.

In general, the RSUs, including any RSUs received in respect of dividend equivalents on or prior to the vesting date, will generally become 100% vested on the first anniversary of the grant date (the “Vesting Date”). Any RSUs received in respect of dividend equivalents following the Vesting Date will be 100% vested on the date they are credited to the non-employee director. If a non-employee director ceases to be a member of the Board as a result of their death or becoming totally disabled, then all of the non-employee director’s RSUs (and related dividend equivalents) will become 100% vested as of the date the non-employee director’s service on the Board terminates. If a non-employee director ceases to be a member of the Board prior to the Vesting Date for any reason other than a change in control of the Company (except as provided above for death or disability), the non-employee director’s RSUs (and related dividend equivalents) are subject to forfeiture.

The vested RSUs (and related dividend equivalents) will be settled in a lump sum as soon as administratively practicable following the earliest to occur of (a) termination, (b) death, (c) disability, or (d) the third anniversary of the grant date; unless the non-employee director elected, in advance, to defer settlement of the RSUs to a later date. Whole RSUs (and related dividend equivalents) will be settled in full Common Shares of the Company and any fractional RSUs will be settled in cash, determined based on the fair market value of a Common Share on the settlement date.

If there is a Change in Control (as defined in the Long-Term Incentive Plan), each non-employee director’s RSUs (and related dividend equivalents) will become 100% vested on the date of the Change in Control and will be settled within 30 days of the Change in Control.

Non-Employee Director Stock Ownership Guidelines

The Board believes that ownership of Common Shares by non-employee directors strengthens our directors’ commitment to the long-term future of the Company and further aligns their interests with those of the Company’s shareholders. Accordingly, the Board has adopted robust stock ownership guidelines applicable to all non-employee directors. Under the stock ownership guidelines, each non-employee director is expected to own Common Shares having a value of at least five times the normal annual cash retainer. For purposes of determining compliance with the stock ownership guidelines, the value of beneficially-owned Common Shares is determined as follows:

•100% of the value of Common Shares directly registered to the director and/or held in a brokerage account;

•60% of the “in-the-money” portion of any non-qualified stock option (“NSO”), whether vested or unvested; and

•60% of the value of unsettled full-value awards (e.g., DSUs and RSUs), whether vested or unvested.

The stock ownership guidelines require each non-employee director to retain 50% of any individual equity-based awards until the ownership guideline has been achieved.

Non-Employee Director Compensation Table

The following table sets forth the compensation awarded to, or earned by, each of the non-employee directors of the Company during the 2024 fiscal year. Please note that with the exception of Mr. Kingdon, the following table reflects less than a full year’s compensation for Board members who served the entire 2024 fiscal year. For those non-employee directors that served the entire 2024 fiscal year, the table shows: (1) no cash compensation received in the first quarter of the 2024 fiscal year (the last quarter of 2023 calendar year) due to the fact that the 2023 calendar year non-employee director compensation structure delivered all of the non-employee director compensation in the form of RSUs; and (2) the cash compensation amount attributable to the 2024 calendar year non-employee director compensation structure payable for the first three quarters of the 2024 calendar year from January 1, 2024 to September 30, 2024. The 2024 calendar year board compensation structure is discussed in more detail in the section captioned “Non-Employee Director Compensation Structure for 2024.” Since Mr. Kingdon joined the Board halfway through the 2023 calendar year, his calendar 2023 cash retainer was not converted to RSUs. As a result, the table reflects a full year of cash retainer for Mr. Kingdon. Lastly, the table reflects that Ms. Littlefield decided to voluntarily forego all of her compensation for the 2023 and 2024 calendar years.

Mr. J. Hagedorn did not receive any additional compensation for his services as a director or as Chairman of the Board. Accordingly, Mr. J. Hagedorn’s compensation is reported in the section captioned “EXECUTIVE COMPENSATION” and is not included in the table below.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)(3)		Total ($)
Edith Avilés	86,250		210,012		296,262
David C. Evans	86,250		210,012		296,262
Adam Hanft	86,250		210,012		296,262
Stephen L. Johnson	86,250		223,004		309,254
Thomas N. Kelly Jr.	86,250		210,012		296,262
Mark D. Kingdon	115,000		210,012		325,012
Katherine Hagedorn Littlefield	—		—	(4)	—
Nancy G. Mistretta	—	(5)	—	(5)	—
Brian E. Sandoval	86,250		223,004		309,254
Peter E. Shumlin	86,250		273,038	(6)	359,288
John R. Vines	86,250		210,012		296,262
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(1)    Reflects the cash-based retainer earned for services rendered during the 2024 fiscal year, paid at a rate of $28,750 per quarter for the period from January 1, 2024 to September 30, 2024. With respect to Mr. Johnson, Mr. Shumlin and Mr. Sandoval’s elections to defer 100% of their cash-based retainer for the 2024 calendar year, the amount reported reflects cash fees (prior to applying the incremental enhancement for their deferral elections), from January 1, 2024, through September 30, 2024 that were deferred and awarded in the form of fully vested DSUs on February 9, 2024, April 1, 2024 and July 1, 2024.

With respect to Mr. Kingdon, the amount reflects the cash-based retainer earned for services rendered during the 2024 fiscal year, paid at a rate of $28,750 per quarter for the period from October 1, 2023 to September 30, 2024. Mr. Kingdon’s board service began on July 13, 2023 and the Board chose to pay Mr. Kingdon a cash-based retainer for the remainder of the 2023 calendar year rather than convert the cash retainer to RSUs.

(2)    Reflects the aggregate grant date fair value of RSUs granted during the 2024 fiscal year. The grant date fair value of each RSU was determined using the value of the underlying Common Shares on the applicable date of grant and was calculated in accordance with the equity compensation accounting provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), without respect to forfeiture assumptions.

With respect to Mr. Johnson, Mr. Shumlin and Mr. Sandoval, amount includes the incremental grant date fair value of the 15% enhancement that was applied to the deferred quarterly cash retainer amount and awarded in the form of fully vested DSUs on February 9, 2024, April 1, 2024 and July 1, 2024.

(3)    The aggregate number of Common Shares subject to RSUs and related dividend equivalents (including both vested and unvested) and vested DSUs and related dividend equivalents outstanding as of September 30, 2024 was as follows:

Name	Aggregate Number of Common Shares Subject to Stock Awards Outstanding as of September 30, 2024
Edith Avilés	6,619
David C. Evans	8,383
Adam Hanft	8,383
Stephen L. Johnson	9,990
Thomas N. Kelly Jr.	8,383
Mark D. Kingdon	5,454
Katherine Hagedorn Littlefield	1,764
Nancy G. Mistretta	—
Brian E. Sandoval	11,227
Peter E. Shumlin	14,018
John R. Vines	9,328
(4)    Ms. Littlefield decided to voluntarily forgo her non-employee director retainer for the 2023 and 2024 calendar years.

(5)    Ms. Mistretta did not receive any cash-based retainer or Stock Awards during the 2024 fiscal year as her service on the board ended on January 30, 2024.

(6)    Reflects an additional grant of $50,000 in RSUs for Mr. Shumlin’s service as the Company’s Lead Independent Director for the 2024 calendar year.

EXECUTIVE OFFICERS

The executive officers of the Company who are not directors, their positions and, as of December 13, 2024, their ages and years with the Company are set forth below. Information for Mr. J. Hagedorn, our Chairman & Chief Executive Officer, can be found under “PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS.”

Name	Age	Position(s) Held	Years with Company
Nathan E. Baxter	52	President & Chief Operating Officer	1
Matthew E. Garth	50	Executive Vice President, Chief Financial Officer & Chief Administrative Officer	2
Christopher J. Hagedorn	40	Executive Vice President & Chief of Staff	13
Dimiter Todorov	52	Executive Vice President, Chief Legal Officer & Corporate Secretary	16

Executive officers serve at the discretion of the Board and pursuant to executive severance agreements or other arrangements. The business experience of each of the individuals listed above during at least the past five years is as follows:
Mr. Baxter was named President & Chief Operating Officer of the Company in November 2024. Prior to this appointment, Mr. Baxter served as Executive Vice President & Chief Operating Officer, a position he held since August 2023 and Executive Vice President, Technology & Operations, a position he held since April 2023. Previously, Mr. Baxter served as President of Tokyo Electron U.S. Holdings, a semiconductor manufacturing equipment company. Mr. Baxter is a general partner of the Hagedorn Partnership, L.P., the largest shareholder of the Company.
Mr. Garth was named Executive Vice President, Chief Financial Officer & Chief Administrative Officer of the Company in October 2023. Prior to this appointment, Mr. Garth served as Executive Vice President & Chief Financial Officer, a position he held since December 2022. Previously, Mr. Garth served as Senior Vice President, Finance and Treasury, and Chief Financial Officer for Mineral Technologies Inc., a specialty mineral company. Mr. Garth will be departing the Company effective December 31, 2024. For additional information regarding this departure, see “ITEM 9B. OTHER INFORMATION” of the Company’s Form 10-K filed November 26, 2024.
Mr. C. Hagedorn was named Executive Vice President & Chief of Staff of the Company in November 2024. Prior to this appointment, Mr. C. Hagedorn served as Division President, a position he held since January 2021 and Senior Vice President & General Manager, Hawthorne, a position he held since January 2017. Mr. C. Hagedorn is the son of Mr. J. Hagedorn, the Chairman & Chief Executive Officer of the Company.
Mr. Todorov was named Executive Vice President, Chief Legal Officer & Corporate Secretary of the Company in November 2024. Prior to this appointment, Mr. Todorov served as Executive Vice President, General Counsel, Corporate Secretary & Chief Ethics and Compliance Officer, a position he held since October 2024 and Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer, a position he held since December 2022. Previously, Mr. Todorov served as Vice President, Legal, a position he held since June 2015.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (the “CD&A”) provides insight to our shareholders regarding our executive compensation philosophy, the structure of our executive compensation programs and the factors that we consider when making compensation decisions for the executive officers named in the Summary Compensation Table (“NEOs”).

This CD&A will convey that:

•Our executive compensation structure aligns with and supports our business goals and initiatives. The Company continued its priority focus on several enterprise-wide initiatives during the 2024 fiscal year to maximize earnings and cash flow available to pay down debt, with a goal of accelerating the improvement in our leverage ratio under our credit facility . . . and we delivered on these goals. We designed our compensation programs for the 2024 fiscal year to support these initiatives.

•The design of our executive compensation practices reflects our strong pay-for-performance philosophy. In fact, our CEO and other NEOs receive about 75% of their target compensation opportunity in variable pay. Long-term incentives are allocated approximately 50% to performance-based shares and 50% to stock options. The incentive payouts received by our NEOs for the 2024 fiscal year, determined pursuant to the Executive Incentive Plan, reflect our financial accomplishments.

•We have returned to a three-year performance period for long-term performance unit awards, which represent approximately 50% of the 2024 annual long-term incentive values and are based on achievement of leverage ratio improvements and relative total shareholder return.

Executive Summary

The Company believes its compensation practices and overall level of executive compensation are competitive when compared with our Compensation Peer Group and reflect fair pay relative to the Company’s financial performance. Our compensation programs align our NEOs’ interests with those of our shareholders by rewarding performance that meets or exceeds the targets the Compensation Committee establishes with the objective of increasing shareholder value. We also recognize that the leadership qualities demonstrated by our NEOs drive business performance and should be rewarded along with financial results. Finally, the Compensation Committee strives to ensure that our executive compensation levels are competitive with similar companies. In short, we pay for performance: our NEOs receive higher incentive payouts when financial targets and leadership objectives are met or exceeded, and lower incentive payouts, or none at all, when financial targets and leadership objectives are not met.

For the 2024 fiscal year, the Company continued its priority focus from the 2023 fiscal year of maximizing earnings and cash flow available to pay down debt. This priority focus influenced the design of our compensation programs for the 2024 fiscal year. Due to the Company’s strengthening financial condition, we were able to reverse some of the temporary design measures implemented last year and to return to our historical practices, as explained in this CD&A.

The Company made significant progress to maximize earnings and cash flow available to pay down debt during the 2024 fiscal year. Our non-GAAP adjusted earnings, as defined below, improved by over 12% versus the prior year, we exceeded our stated goal of delivering in excess of $1.0 billion in free cash flow between the 2023 and 2024 fiscal years, and we improved our leverage ratio under our credit facility to 4.86x at the end of the 2024 fiscal year versus 6.57x at the end of the 2023 fiscal year. The incentive payouts received by our NEOs for the 2024 fiscal year reflect these accomplishments.

The Company believes that the structure of its executive compensation program for the 2024 fiscal year helped the Company continue its momentum to improve our financial strength for the 2024 fiscal year and in the coming years. It is important for our shareholders and other key stakeholders to consider the financial covenant pressures the Company faced, the appropriateness of the Company’s response, and how the Company emerged from the 2024 fiscal year in a position of greater financial stability when evaluating our executive compensation program for the 2024 fiscal year. We believe our compensation approach was responsible, appropriate and in the best interests of our shareholders.

PROPOSAL NUMBER 2 — ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”),” on page 71 of this Proxy Statement, provides shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as set forth in this Proxy Statement, a so-called “Say-on-Pay” vote. At our 2024 Annual Meeting of Shareholders held on January 22, 2024, approximately 95% of the votes cast by our shareholders were in favor of our “Say-on-Pay” vote. Accordingly, the Compensation Committee believes that shareholders support our approach to executive compensation. None of the changes to our compensation structure in the 2024 fiscal year were attributable to the “Say-on-Pay” vote, but instead are part of our continuous efforts to evaluate and improve our compensation programs or were in response to our priority focus on maximizing earnings and cash flow to pay down debt as noted above, or both.

We are Returning to our Historical Compensation Practices while Continuing to Adapt our Compensation Program to Support the Stabilization of our Business

Certain elements of our executive compensation program for the 2024 fiscal year deviate from our historical practices. However, these are temporary adjustments that we believe were necessary, appropriate and instrumental in helping the Company to deliver on its priority focus of maximizing earnings and cash flow to pay down debt. In short, we believe these temporary measures were in the best interests of our shareholders. The primary adjustments that the Compensation Committee made to the elements of our executive compensation program for the 2024 fiscal year are identified below and explained in more detail in this CD&A. Shareholders should note that some of these adjustments are not part of the compensation program approved by the Compensation Committee for the 2025 fiscal year; we intend to return to our historical practices but preserve flexibility in our programs until we are assured that we have returned to a normal state of operations.

•We Returned to a Three-Year Performance Period for Long-Term Performance Unit Awards. The performance units granted to our NEOs during the 2024 fiscal year (the “2024 Performance Unit Awards”), reflect a deliberate return to our historical approach of using a three-year performance period for our performance-based long-term incentive awards. This is a change from the 2023 fiscal year, when our NEOs received a Long-Term Incentive grant that was subject to a one-year performance period and a three-year service-based vesting requirement. For additional details on the 2024 Performance Unit Awards, see the section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards (long-term compensation element).”

•We Continued to Convert Certain Cash Compensation to Equity. To maximize earnings and cash flow available to pay down debt, the Compensation Committee continued the measure implemented during the 2023 fiscal year to convert the annual cash-based target incentive opportunity for approximately 180 of our highest paid associates, including our NEOs, to equity in the form of a restricted stock unit award (the “FY24 Equity Incentive Grant”). However, to better correlate the reported pay for our NEOs to actual incentive payout achieved for the 2024 fiscal year, the restricted stock unit grant was made after the final incentive amount was determined for the 2024 fiscal year. For additional details on the FY24 Equity Incentive Grant, see the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation (short-term compensation element).”

•We Continued our Recent Practice of Pulling Forward the Timing of Annual Non-Qualified Stock Option Grants for the 2024 Fiscal Year to Help with Retention. For the 2024 fiscal year, to further promote retention and leadership continuity, the Compensation Committee continued a temporary measure from last year’s compensation program by pulling forward approximately 50% of the 2024 target long-term incentive value for the NEOs, as well as approximately 40 key management employees, that would normally be granted in February 2024 to November 2023 (the “Pull Forward LTI Value”). The Pull Forward LTI Value was granted in the form of non-qualified stock option grants (“NSOs”). For additional details on the Pull Forward LTI Value, see the section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards (long-term compensation element).”

•We Temporarily Increased the Target Annual LTI Values for our NEOs for the 2024 Fiscal Year. For the 2024 fiscal year, the Compensation Committee temporarily increased the target annual LTI opportunities for our NEOs to recognize executive contributions during an important and volatile business period, to improve retention and equity holdings, and motivate execution of critical business objectives and relative over-performance, subject to the Company’s future financial and share price performance over a three-year performance period. For additional details on the temporary adjustment to the 2024 target annual LTI value for our NEOs, see the section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards (long-term compensation element).”

We Believe in Linking Pay to Shareholder Value Creation

Linking executive pay to shareholder value creation and attracting and retaining top performers are central to the design of our executive compensation programs. The Compensation Committee strives to achieve these goals through our short-term and long-term compensation plans and exercises its discretion to make adjustments to the design of our programs to ensure that our executives are rewarded fairly, over time, relative to the shareholder value they help create. We believe shareholder value is ultimately created by sustained profitability growth, increased cash flow and demonstrated leadership by our NEOs. To that end, our compensation programs for the 2024 fiscal year include a mix of profitability and cash flow metrics, and share price performance, directly linking executive pay to key drivers of shareholder value creation over both a short-term and a long-term horizon. But more importantly, these metrics were aligned with the components of the Company’s leverage ratio calculation, which was at the center of the Company’s key financial goals for the year, as explained in more detail above. In fact, leverage ratio improvement was incorporated as a financial metric in the design of our long-term incentive plan in the 2024 fiscal year. Our NEOs are directly aligned with, and invested in, the success of our business because the majority of their compensation is impacted positively or negatively by our business results and share price. Specifically, an average of approximately 75% of the normal annual total direct compensation opportunity for our NEOs, including the CEO, is tied directly to both short-term and long-term financial performance or long-term share price performance, directly aligning the interests of the NEOs with our shareholders.

Executive Compensation Reflects Financial Performance and Fair Target Setting

The pre-defined performance goals for the 2024 fiscal year were established by the Compensation Committee to reflect the Company’s optimism coming into the year regarding the potential for meaningful unit growth, including in our most profitable fertilizer and grass seed categories. Based on these factors, the Compensation Committee set what it believed to be reasonable goals for the threshold and target levels of performance and, consistent with past practice, set aggressive goals for the maximum performance level by requiring a 44% growth in earnings over the prior year incentive plan result.

Consistent with our executive compensation program design and pay-for-performance philosophy, our compensation program results* for the 2024 fiscal year reflect the Company’s achievement within the range of its predefined financial goals. The Company achieved over 12% growth in Non-GAAP Adjusted EBITDA (defined below) and $582.4 million in Non-GAAP free cash flow (defined below) for the 2024 fiscal year (an increase of almost 33% over prior year). In hindsight, the Compensation Committee believes that the pre-defined performance goals for the 2024 fiscal year were too aggressive because the Company delivered strong year-over-year financial results by historical standards but the program did not deliver a level of payout commensurate with the Company’s achievements. Nonetheless, our NEOs received incentive payouts for the 2024 fiscal year approximating target, which were determined within the structure of the incentive plan. For additional details, see the section captioned, “Elements of Executive Compensation — Annual Cash Incentive Compensation (short-term compensation element).”
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*    Plan results are derived from financial measures that are not calculated in accordance with the U.S. generally accepted accounting principles (“GAAP”). A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures are presented herein. There may be differences between the Company’s reported financial results and the amounts used for purposes of calculating incentive payments under the annual incentive compensation program since the calculations reflect currency translation based on budgeted, rather than actual, exchange rates and other adjustments the Compensation Committee may make based on individual facts and circumstances.

Compensation Design Reflects Key Market Practices

We believe our compensation design and practices align our executive compensation with our shareholders’ interests and generally reflect current market practices, including:

•Performance-Based Pay: Performance should be the primary driver of compensation decisions. Consistent with this philosophy, an average of approximately 75% of the annual total direct compensation opportunity at target for our NEOs is delivered in the form of variable pay tied to financial and/or share price performance.

•No Employment Agreements: The Company does not maintain employment agreements with any of the NEOs. Severance benefits for our CEO are provided under a separate severance agreement, and severance benefits for all other NEOs are generally provided under an executive severance plan. The Company has entered into arbitration agreements with our NEOs and other associates as a means to address certain potential employment issues that may arise.

•Limited Executive Perquisites: The Company does not offer cash-based executive perquisites, such as car allowances and financial planning services.

•Double-Trigger Change in Control Provisions: Our plans include “double-trigger” change in control provisions for equity-based awards that are assumed or substituted in a change in control transaction or that continue in effect after the transaction if there is an involuntary termination of employment within 24 months after a change in control. We believe that a double-trigger provision is appropriate because it provides protection for our impacted executives while protecting the interests of shareholders.

•Clawback Provisions: The Company maintains a Dodd-Frank-compliant executive compensation clawback policy requiring the Company to recover any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure in the event of a required accounting restatement due to material non-compliance with any applicable financial reporting requirement. In addition, all of our equity-based awards and annual incentive awards include provisions that go beyond the statutory Dodd-Frank requirements that are designed to recoup such awards if the recipient of the award violates post-employment covenants or obligations to the Company, or otherwise engages in certain conduct that is detrimental to the Company.

•Stock Ownership Guidelines: We require our NEOs to meet stock ownership guidelines. Our stock ownership guidelines are designed to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The ownership guidelines, which are competitive with the guidelines maintained by our Compensation Peer Group, are: 10 times base salary for the CEO and 3 times base salary for all other NEOs.

•No Repricing or Backdating: We do not reprice underwater stock options or backdate options.

•No Excess Benefit Retirement Plan: Our excess benefit plan was frozen effective December 31, 1997 and the only NEO who was enrolled in this plan before it was frozen is our CEO.

•Independent Consultants: Our Compensation Committee engages independent consultants to advise with respect to executive compensation levels and practices. The consultants provide no services to management and had no prior relationship with any of our NEOs.

•Anti-Hedging Policy: Our Insider Trading Policy prohibits all Company employees, including our NEOs, and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

Our Compensation Philosophy and Objectives

Philosophy: Our executive compensation philosophy is based on the following principles:

•Our executives’ interests should align with the long-term interests of our shareholders;

•Performance should be the primary driver of compensation decisions;

•Place greater emphasis on variable pay versus fixed pay; and

•Each NEO is benchmarked within a reasonable range of the median of our Compensation Peer Group (the “Competitive Market Range”). While we view the Competitive Market Range as a guide for positioning total compensation levels for our NEOs, our NEOs’ current and historic job performance, unique knowledge of the Company and our business, organizational impact and expected contribution to future success ultimately drive our compensation decisions.

Objectives: The culture of our Company is based on a strong bias for action aimed at delivering sustainable results and driving value to our shareholders. Our compensation programs are structured to promote accountability and to promote our business objectives and shareholder alignment by:

•Attracting, retaining and motivating high-caliber leadership;

•Linking compensation to Company, functional and individual achievements;

•Emphasizing pay-for-performance to motivate both short-term and long-term performance for the benefit of shareholders; and

•Providing the opportunity for meaningful wealth accumulation over time, tied directly to shareholder value creation.

Setting Pay Levels and Pay Mix: The Compensation Committee exercises its discretion to position individual pay levels and pay mix (i.e., how much of the pay opportunity is allocated among base salary, target incentive opportunity and long-term value) relative to the Competitive Market Range based on a subjective assessment of individual facts and circumstances, including:

•The relative degree of organizational impact and strategic importance of the role (what we refer to as “role-based pay”);

•The executive’s capability, experience, skill level and overall contribution to the success of our business; and

•The overall level of personal performance, both historic and current, and the potential to make significant contributions to the Company in the future.

Elements of Executive Compensation

To best promote the objectives of our executive compensation program, the Compensation Committee has selected a mix consisting of the following five principal short-term and long-term compensation elements:

•Base salary;

•Annual cash incentive compensation (which was converted to equity for the 2024 fiscal year);

•Long-term equity-based incentive awards;

•Executive perquisites and other benefits; and

•Retirement plans and deferred compensation benefits.

The Compensation Committee has responsibility for determining all elements of compensation granted to our NEOs and other key management employees. On an annual basis, the Compensation Committee reviews the relative mix or weighting between short-term and long-term compensation elements to ensure that the structure of our executive compensation is consistent with our compensation philosophy and objectives.

Base Salary (short-term compensation element)

Base salary is the primary fixed element of total compensation and serves as the foundation of the total compensation structure, since most of the variable compensation elements are linked directly or indirectly to the base salary level. Base salaries of the NEOs are reviewed on an annual basis. The Compensation Committee exercises its discretion to position individual base salary levels for the NEOs relative to the Competitive Market Range based on a subjective assessment of organizational and individual qualities and characteristics, including the strategic importance of the individual’s job function to the Company, as well as an NEO’s capability, experience, skill level, overall contribution to the success of our business and the potential of the individual to make significant contributions to the Company in the future.

While Mr. J. Hagedorn elected to voluntarily forgo approximately 40% of his annual base salary and his Company-paid deferred compensation contributions during the 2023 fiscal year to help the Company maximize earnings and cash flow available to pay down debt, his full salary and deferred compensation was restored for the 2024 fiscal year.

Annual Cash Incentive Compensation (short-term compensation element)

 The Scotts Company LLC Executive Incentive Plan (“EIP”) for the 2024 fiscal year includes, among other things, the following key structural elements:

•Designed around earnings and cash flow, the key drivers of shareholder value creation and leverage ratio improvement;

•To maximize cash flow available to accelerate the paydown of debt, we converted cash incentive payout opportunity under the EIP to equity, similar to the 2023 fiscal year, and added a modest enhancement to the earned payout amount for converting the cash payout to equity;

•Based on the applicable reporting rules, the final earned annual incentive amount for the NEOs is reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2024 Fiscal Year; and

•Consistent with our pay-for-performance philosophy, our NEOs achieved incentive payouts for the 2024 fiscal year commensurate with our financial performance that were determined within the structure of the incentive plan.

The EIP provides annual cash incentive compensation opportunities for our NEOs and other key management employees. For the 2024 fiscal year, the Compensation Committee selected Non-GAAP Adjusted EBITDA and Non-GAAP Free Cash Flow as the financial measures for the enterprise plan (see below), because we believe these performance measures drive shareholder value. But more importantly, these metrics were aligned with the components of the Company’s leverage ratio calculation prescribed by our credit facility, which was at the center of the Company’s key financial goals for the year, as explained in more detail above. Beyond the components selected for determining the payout under the EIP, the Compensation Committee may adjust an NEO’s payout, in its discretion, based on individual facts and circumstances.

EIP Business Performance Factors (Enterprise Plan): Payouts based on the Business Performance Factors range from 0% to 250% of the incentive target set by the Compensation Committee. For the 2024 fiscal year, the incentive awards for all of the NEOs other than Mr. C. Hagedorn, whose incentive plan structure is explained below, were based on a combination of Non-GAAP Adjusted EBITDA (75% weighting) and Non-GAAP Free Cash Flow (25% weighting), calculated at the consolidated Company level, as follows:

•Non-GAAP Adjusted EBITDA as set forth in our credit facility — This measure is calculated as net income (loss) before interest, taxes, depreciation and amortization as well as certain other items, such as non-recurring or non-cash items affecting net income (loss). This calculation is intended to be consistent with the calculation of that measure as required by the Company's borrowing arrangements.

•Non-GAAP Free Cash Flow — This measure is calculated as net cash provided by operating activities minus investments in property, plant and equipment and further adjusted to exclude discontinued operations, certain impairment, restructuring and other one-time charges, subject to further plus or minus adjustments at the discretion of the Compensation Committee based on the facts and circumstances.

The Compensation Committee establishes challenging and demanding performance goals for the Business Performance Factors, while responsibly balancing the known risks associated with anticipated business conditions or customer changes. As reflected in the table below:

•A threshold payout of 50% of target could be achieved at a Non-GAAP Adjusted EBITDA level of $525.0 million that roughly correlates to the full-year earnings level required to ensure compliance with the leverage ratio requirements under the Company’s credit facility and reflects 8.2% growth in Non-GAAP Adjusted EBITDA (as defined above) over the prior year. The Non-GAAP Free Cash Flow performance goal of $565.0 million reflects the minimum cash flow generation required to achieve the Company’s stated goal of delivering in excess of $1.0 billion in Non-GAAP Free Cash Flow over the 2023 and 2024 fiscal years.

•A target payout of 100% of target could be achieved at a Non-GAAP Adjusted EBITDA level of $575.0 million, which reflects 18.5% growth in Non-GAAP Adjusted EBITDA (as defined above) over the prior year, and approximates the midpoint between the level of earnings necessary to maintain compliance with the Company’s credit facility and the Company’s internal operating plan for the 2024 fiscal year. The Non-GAAP Free Cash Flow goal of $600.0 million reflects an increase of $161.8 million versus the prior year.

•A maximum payout of 250% of target could be achieved at a Non-GAAP Adjusted EBITDA level of $700.0 million, which reflects 44% growth in Non-GAAP Adjusted EBITDA (as defined above) over the prior year. The Non-GAAP Free Cash Flow goal of $765.0 million reflects an increase of $326.8 million vs. the prior year. The Compensation Committee set the maximum performance goals at levels that it believed to be achievable under optimal business conditions with superior leadership and execution across all levels of the enterprise.

The consolidated Company-level performance goals for the EIP Business Performance Factors for the Enterprise Plan and actual performance results for the 2024 fiscal year (with dollars in millions) were:

	Metric Weighting	Payout Level (in millions)					Performance Results*	Weighted Payout %
Metric		50.0%	100.0%	150.0%	200.0%	250.0%
Non-GAAP Adjusted EBITDA	75%	$525.0	$575.0	$600.0	$650.0	$700.0	$544.1	69.1%
Non-GAAP Free Cash Flow	25%	$565.0	$600.0	$635.0	$700.0	$765.0	$582.4	74.9%
Total								70.5%
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*    The Compensation Committee believes that the performance metrics should not be influenced by currency fluctuations and, therefore, where applicable, the EIP metrics reflect currency translation based on budgeted exchange rates, which is in contrast to actual exchange rates employed for currency conversions used for GAAP reporting. In addition, the Compensation Committee exercises its discretion to adjust the amounts used for purposes of calculating incentive payouts under the EIP based on individual facts and circumstances. As a result, there could be a difference between the Company’s reported financial results and the amounts shown in this Proxy Statement. Reconciliations of Non-GAAP Adjusted EBITDA and Non-GAAP Free Cash Flow to the most directly comparable GAAP measures are presented in the following tables:

Year ended September 30, 2024 (in millions)
Net loss (GAAP)	$(34.9)
Income tax expense	11.3
Interest expense	158.8
Depreciation	64.9
Amortization	15.7
Impairment, restructuring and other charges	146.3
Equity in loss of unconsolidated affiliates	68.1
Interest income	(0.5)
Share-based compensation expense	80.4
Other	34.0
Adjusted EBITDA (Non-GAAP) (as defined above)	$544.1

Year ended September 30, 2024
Net cash provided by operating activities (GAAP)	$667.5
Investments in property, plant and equipment	(84.0)
Other	$(1.1)
Free Cash Flow (Non-GAAP)	$582.4

EIP Business Performance Factors (Hawthorne Plan): Payouts based on the Business Performance Factors range from 0% to 250% of the incentive target set by the Compensation Committee. For the 2024 fiscal year, the incentive award for Mr. C. Hagedorn was based on a combination of Hawthorne Non-GAAP Adjusted EBITDA (50% weighting), Enterprise Non-GAAP Adjusted EBITDA (37.5% weighting), and Enterprise Non-GAAP Free Cash Flow (12.5% weighting), calculated as follows:

•Hawthorne Non-GAAP Adjusted EBITDA — This measure is calculated as net income (loss) before interest, taxes, depreciation and amortization as well as certain other items, such as non-recurring or non-cash items affecting net income (loss).

•Enterprise Non-GAAP Adjusted EBITDA (as set forth in our credit facility) — same as the Non-GAAP Adjusted EBITDA measurement defined above for the Enterprise Plan.

•Enterprise Non-GAAP Free Cash Flow — same as the Non-GAAP Adjusted EBITDA measurement defined above for the Enterprise Plan.

The Compensation Committee establishes challenging and demanding performance goals for the Hawthorne Business Performance Factors, while responsibly balancing the known risks associated with anticipated business conditions or customer changes. As reflected in the table below:

•A threshold payout of 50% of target could be achieved at a Hawthorne Non-GAAP Adjusted EBITDA level of $5.0 million that roughly correlates to the level of Hawthorne earnings that were contemplated to maintain compliance with the leverage ratio requirements under the Company’s credit facility. This level of performance reflects a $46.0 million improvement over the prior year.

•A target payout of 100% of target could be achieved at a Hawthorne Non-GAAP Adjusted EBITDA level of $10.0 million, and reflects a $51.0 million improvement over the prior year.

•A maximum payout of 250% of target could be achieved at a Hawthorne Non-GAAP Adjusted EBITDA level of $32.5 million and reflects a $73.5 million improvement over the prior year. The Compensation Committee set the maximum performance goals at levels that it believed to be achievable under optimal business conditions with superior leadership and execution across the Hawthorne segment.

The performance goals for the EIP Business Performance Factors for the Hawthorne Plan and actual performance results for the 2024 fiscal year (with dollars in millions) were:

	Metric Weighting	Payout Level (in millions)					Performance Results*	Weighted Payout %
Metric		50.0%	100.0%	150.0%	200.0%	250.0%
Hawthorne Non-GAAP Adjusted EBITDA	50.0%	$5.0	$10.0	$17.5	$25.0	$32.5	$6.6	66.0%
Non-GAAP Adjusted EBITDA	37.5%	$525.0	$575.0	$600.0	$650.0	$700.0	$544.1	69.1%
Non-GAAP Free Cash Flow	12.5%	$565.0	$600.0	$635.0	$700.0	$765.0	$582.4	74.9%
Total								68.3%
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*    The Compensation Committee believes that the performance metrics should not be influenced by currency fluctuations and, therefore, where applicable, the EIP metrics reflect currency translation based on budgeted exchange rates, which is in contrast to actual exchange rates employed for currency conversions used for GAAP reporting. In addition, the Compensation Committee exercises its discretion to adjust the amounts used for purposes of calculating incentive payouts under the EIP based on individual facts and circumstances. As a result, there could be a difference between the Company’s reported financial results for the Hawthorne segment and the amounts shown in this Proxy Statement. A reconciliation of Hawthorne Non-GAAP Adjusted EBITDA to Hawthorne Segment Loss is presented in the following table (further details related to Hawthorne Segment Loss are included in Note 20 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2024 fiscal year):

Year ended September 30, 2024 (in millions)
Hawthorne Segment Loss	$(14.2)
Depreciation	5.5
Other	15.3
Hawthorne Adjusted EBITDA (Non-GAAP)	$6.6

Funding Trigger: Payouts under the EIP for all incentive participants, including the NEOs, are subject to the Company remaining in compliance with the quarterly financial covenant requirements under its credit facility. This requirement was met for the 2024 fiscal year.

Personal Performance Factor (“PPF”): To ensure we recognize and reward desired behaviors and not just financial results, the EIP includes a discretionary PPF. The PPF is a multiplier on each NEO’s calculated annual cash incentive payout amount and is intended to reward and motivate our top performers by facilitating a meaningful differentiation of payouts based on personal goal achievement and demonstrated leadership and cultural attributes. The Compensation Committee considers financial results along with a qualitative assessment of effective leadership attributes such as team development and embodiment of the Company’s culture, to determine the PPF multiplier for each NEO, which can range from 50% to 150%, in 5% increments. After applying the PPF, an individual participant could receive a total incentive payout that differs from the payout calculated based solely on achievement of the Business Performance Factors under the EIP.

Continued Temporary Measure — Converting Cash Incentive Payout Opportunity to Equity for the 2024 Fiscal Year: To maximize earnings and cash flow available to pay down debt, the Compensation Committee continued the measure implemented during the 2023 fiscal year to convert the annual cash-based target incentive opportunity for approximately 180 of our highest paid associates, including our NEOs, to equity in the form of a restricted stock unit award. However, to better correlate the reported pay for our NEOs to actual incentive payout achieved for the 2024 fiscal year, the restricted stock unit grant was made after the final incentive amount was determined for the 2024 fiscal year. This differs from the approach taken during the 2023 fiscal year, in which the grant was made at the beginning of the fiscal year and which distorted the reported compensation for our NEOs in the Summary Compensation Table for 2023 fiscal year since the fair value of the grant was reportable as compensation even though no payout was ultimately achieved and the grant was subsequently cancelled. For the 2024 fiscal year, the impacted associates were eligible to receive, provided that the pre-defined performance criteria were achieved, a fully vested restricted stock unit grant on November 14, 2024 (the “FY24 Equity Incentive Grant”). The FY24 Equity Incentive Grant had a grant date fair value equal to the actual amount of the incentive payout determined for each recipient for the 2024 fiscal year, plus a modest enhancement for converting the cash payout to equity. The FY24 Equity Incentive Grant resulted in the conversion of potential cash compensation expense to equity compensation expense and helped the Company deliver on its goal of freeing up cash to accelerate the paydown of debt and improve our net leverage ratio for purposes of compliance with our credit facility, because equity compensation expense does not impact the credit facility’s prescribed leverage ratio calculation. The conversion, however, required increased share utilization.

NEO Incentive Payouts for 2024 Fiscal Year: After considering the financial performance of the Company, which included growth in Non-GAAP Adjusted EBITDA (as defined above) of over 12% versus prior year, the Company exceeding its commitment to deliver in excess of $1.0 billion in free cash flow over the 2023 and 2024 fiscal years, and accelerating the repayment of debt to bring the Company’s leverage ratio down to 4.86x by the end of the 2024 fiscal year, as well as the exemplary leadership demonstrated by our NEOs, the Compensation Committee awarded the following EIP payouts, inclusive of the PPF adjustment, which generally approximates a target level of payout for the 2024 fiscal year:

NEO	EIP Payout
Mr. J. Hagedorn	$2,415,000
Mr. Garth	$1,365,625
Mr. Baxter	$1,365,625
Mr. C. Hagedorn	$672,750
Mr. Todorov	$570,544

These payouts were determined in accordance with the terms of the EIP for the 2024 fiscal year (the “2024 EIP Payouts”). The resulting 2024 EIP Payouts, which are included in the Summary Compensation Table for 2024 Fiscal Year in the Non-Equity Incentive Plan Compensation column, were converted to equity based on the Company’s closing share price of $74.48 on November 14, 2024 (the incentive payout date for the 2024 fiscal year).

Long-Term Equity-Based Incentive Awards (long-term compensation element)

Key points to understand about our long-term equity-based incentive awards for the 2024 fiscal year:

•We continue to have a strong performance-based long-term incentive grant mix by allocating approximately 50% of the 2024 target LTI value for our NEOs to three-year performance-based awards and the remaining 50% to non-qualified stock options, which are subject to share price appreciation;

•We continued our recent practice of granting non-qualified stock options in November to help with retention;

•We maintained our commitment to reverse the one-year performance period incorporated as a temporary measure during the 2023 fiscal year by returning to our historical practice of using a three-year performance period; and

•We temporarily increased the 2024 target LTI value for our NEOs, which is subject to the Company’s future financial and share price performance tied to improving our leverage ratio and relative Total Shareholder Return (“TSR”) performance over a three-year performance period, as well as the requirement for the NEOs to satisfy the future service-based vesting requirements.

Long-term incentive compensation is an integral part of total compensation for Company executives and directly ties rewards to performance that creates and enhances shareholder value. Consistent with the Company’s performance-based pay philosophy, the Compensation Committee exercises its discretion to establish individual grant values by positioning the target grant value of individual equity-based incentive awards relative to the Competitive Market Range based on a subjective assessment of organizational and individual qualities and characteristics, including the strategic importance of the individual’s job function to the Company, as well as an NEO’s capability, experience, skill level, overall contribution to the success of our business and the potential of the individual to make significant contributions to the Company in the future.

Temporary Measure: Temporary Increase to Target Annual LTI Value for the 2024 Fiscal Year: For the 2024 fiscal year, the Compensation Committee temporarily increased the target annual LTI opportunities for our NEOs to recognize executive contributions during an important and volatile business period, to improve retention and equity holdings, and motivate execution of critical business objectives and relative over-performance. Our NEOs will only achieve this greater incentive opportunity if the Company meets or exceeds certain future financial performance metrics over a three-year performance period (as further described below) and realizes a certain level of long-term share price appreciation. Considering the temporary adjustment, the Compensation Committee approved the following target annual LTI opportunities (the “2024 Target Annual LTI Value”) for each NEO reflected in the table below:

NEO	2024 Target Annual LTI Value(1)(2)
Mr. J. Hagedorn	$9,150,000
Mr. Garth	$3,133,000
Mr. Baxter	$2,760,000
Mr. C. Hagedorn	$1,877,500
Mr. Todorov	$1,150,000

Approximately 50% of the 2024 Target Annual LTI Value granted to the NEOs was performance-based and awarded in performance units, with the remainder granted in non-qualified stock options.
________________________

(1)    Reflects the intended grant value used for purposes of determining the number of options or shares attributed to the individual equity grants. Approximately 50% of the 2024 Target Annual LTI Value granted to the NEOs was performance based and awarded in performance units, with the remainder granted in non-qualified stock options. However, for purposes of reporting the resulting grant date fair value in the Summary Compensation Table for 2024 Fiscal Year, the grant date fair value of the underlying options or shares is determined in accordance with the equity compensation accounting provisions of FASB ASC Topic 718, which differs from the 2024 Target Annual LTI Value reported above primarily due to the fact that the grant date fair value of the portion of performance units that contain a market-based performance condition (“TSR” as discussed below) is estimated using a Monte Carlo simulation model for purposes of FASB ASC Topic 718.

(2)    The 2024 Target Annual LTI Value includes the following temporary adjustments for each of the NEOs: $3,150,000 for Mr. J. Hagedorn, $1,133,000 for Mr. Garth, $760,000 for Mr. Baxter, $877,500 for Mr. C. Hagedorn and $475,000 for Mr. Todorov.

2024 Performance Unit Awards: The 2024 Performance Unit Awards are structured to reward our NEOs for achieving the predefined performance criteria over the three-year period from October 1, 2023, through September 30, 2026 (the “FY24-FY26 Performance Period”). In addition, all performance units (“PUs”) granted to the NEOs in the 2024 fiscal year are subject to three-year, time-based cliff vesting, with a provision for accelerated vesting in the event of retirement, death or disability, provided the Company achieves the pre-defined performance criteria for the FY24-FY26 Performance Period. Each PU granted to the NEOs in the 2024 fiscal year also includes a dividend equivalent right entitling the NEO to receive an amount in cash equal to the dividends declared and paid by the Company during the period beginning on the grant date and ending on the settlement date.

The table below describes the initial payout opportunity prior to modifiers; if actual performance is below the minimum performance level for each metric, no PUs will be achieved even if the service-based vesting requirements are ultimately satisfied:

	Metric Weighting	Payout Level
Metric		50.0%	100.0%	200.0%
Leverage Ratio Improvement*	50%	4.5x	4.0x	3.5x
Relative TSR versus Pre-defined Peer Group**	50%	25th Percentile	50th Percentile	75th Percentile
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*    Leverage Ratio Improvement — The Company’s credit facility contains an affirmative covenant regarding the Company’s leverage ratio determined as of the end of each of its fiscal quarters calculated as average total indebtedness, divided by the Company’s Non-GAAP Adjusted EBITDA calculated as set forth in the credit facility. For purposes of this performance metric, the actual leverage ratio achievement as of September 30, 2026 will be compared to the performance goals and a result lower than the defined performance goals will result in a payout.

**    Relative TSR versus Pre-defined Peer Group — Measures share price appreciation and dividend yield over the FY24-FY26 Performance Period relative to the TSR Benchmark Group, calculated as the 20-day average closing price as of the day prior to the start of the FY24-FY26 Performance Period divided by the 20-day average closing price at the end of the FY24-FY26 Performance Period (with an adjustment to reflect the fair market value of cumulative dividend shares over the FY24-FY26 Performance Period), minus one.

The performance goals established by the Compensation Committee, as reflected in the table above, are intended to be challenging and demanding performance goals to achieve. The performance goals established for the Leverage Ratio Improvement metric require the Company to exceed the leverage ratio requirements under its credit facility (where a lower leverage ratio indicates a lower financial risk and vice-versa). The minimum payout equal to 50% of target requires a leverage ratio equal to the minimum goal of 4.5x, which is the minimum result to ensure covenant compliance. The 100% target payout and 200% maximum payout for the Leverage Ratio Improvement metric reflect the Company’s goal of returning its leverage ratio to its historical levels to create more operating flexibility. The performance goals for the Relative TSR metric reflect a range of relative performance (between the 25th and 75th percentile) that the Compensation Committee believes is reflective of prevalent market practice for evaluating TSR and provides a strong incentive for the Company to become a top performer relative to the TSR Benchmark Group below.

The 2024 Performance Unit Awards include additional payout modifiers based on certain pre-defined criteria regarding our leverage ratio and TSR that could raise the maximum weighted payout opportunity for the FY24-FY26 Performance Period to 325% of target if significant over-performance is achieved. However, any payouts above 250% of target will be paid in cash. NEOs will receive an additional 10% of target payout, up to a maximum of 50% of target, for each quarter (excluding the last quarter of the 2026 fiscal year) that our leverage ratio is 3.5x or lower. NEOs will receive an additional 4% of target payout, up to a maximum of 100% — which would equate to the 100th percentile performance — for each whole percentile that TSR exceeds the 75th percentile of a pre-defined peer group of companies (the “TSR Benchmark Group,” defined below).

Finally, NEOs will receive an additional 50% of target payout if Hawthorne is separated from the Company through a strategic transaction during the FY24-FY26 Performance Period, and the TSR of the separated entity is above the median for a pre-defined group of publicly traded cannabis companies at the end of the Company’s 2026 fiscal year. If the TSR of the separated entity is the top performer relative to this group at the end of the Company’s 2026 fiscal year, NEOs will receive an additional 100% of target payout.

TSR Benchmark Group: The TSR Benchmark Group consists of the following companies as of the date of grant:

Company Names (C = Compensation Peer Group; F = Financial Peer Group; B = Member of both groups)
Central Garden & Pet Company (B)	Church & Dwight Co., Inc. (B)	The Clorox Company (B)
Constellation Brands, Inc. (F)	Edgewell Personal Care Company (C)	Energizer Holdings, Inc. (B)
FMC Corporation (B)	Griffon Corporation (C)	Helen of Troy Limited (C)
Herbalife Nutrition Ltd. (B)	Masco Corporation (B)	Newell Brands, Inc. (C)
Nu Skin Enterprises, Inc. (B)	Prestige Consumer Healthcare Inc. (C)	Reynolds Consumer Products (C)
Rollins, Inc. (B)	RPM International, Inc. (B)	The J. M. Smucker Company (C)
Spectrum Brands Holdings, Inc. (B)	The Toro Company (B)	Tupperware Brands Corporation (F)
Universal Corporation (F)

2024 Non-Qualified Stock Option Grants: During the 2024 fiscal year, each NEO received a grant of NSOs structured to promote retention and continuity (with a grant date value that approximated 50% of the applicable 2024 Target Annual LTI Value determined for each NEO) and which was pulled forward as explained in the following paragraph. The NSOs align our NEOs interests with those of our shareholders since value realization is dependent on future sustained share price appreciation. The NSOs are subject to three-year time-based cliff vesting, with a provision for accelerated vesting in the event of retirement, death or disability.

Continued Temporary Measure: Pulling Forward Timing of Annual NSO Grants for the 2024 Fiscal Year: The Company typically approves equity-based awards at the Compensation Committee meeting in January and the grant date is the second or third trading day following the Company’s first quarter earnings release. However, during the 2024 fiscal year, as part of the Company’s temporary compensation measures discussed above and to further promote retention and leadership continuity, the Compensation Committee pulled forward approximately 50% of the 2024 target long-term incentive value for the NEOs, as well as approximately 40 key management employees, that would normally be granted in February 2024 to November 2023 (the “Pull Forward LTI Value”). The Pull Forward LTI Value was granted in the form of NSOs on November 16, 2023. The Compensation Committee believes that separating the annual LTI grant into two tranches — NSOs in November and PUs in February — further bolsters the Company’s retention objectives because it creates a “stair-step” vesting opportunity for our LTI recipients.

Information regarding our equity grant practices, including the determination of exercise price, can be found in the section captioned “Other Executive Compensation Policies, Practices and Guidelines — Practices Regarding Equity-Based Awards.”

Disposition of FY22-FY24 Performance Unit Awards: During the 2022 fiscal year, Mr. J. Hagedorn, Mr. C. Hagedorn and Mr. Todorov received performance unit grants representing approximately 50% of their respective target annual LTI value at the time (the “FY22-FY24 Performance Unit Awards”), that were subject to the Company achieving the pre-defined performance criteria for the three-year performance period from FY22-FY24 as indicated in the table below. However, since the Company failed to achieve the minimum level of performance required to trigger a payout, the Compensation Committee cancelled the underlying performance unit awards on October 31, 2024 after certifying the performance results.

Metric (with dollars in millions)	Metric Weighting	50%	100%	250%	Actual Performance	Payout %
Non-GAAP Cumulative Operating Free Cash Flow*	60%	$1,080.0	$1,275.0	$1,600.0	$1,066.0	0%
Cumulative Net Sales**	40%	$14,250.0	$15,000.0	$16,500.0	$11,028.0	0%
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*    Non-GAAP Cumulative Operating Cash Flow: Defined as cash provided by operating activities, adjusted to exclude discontinued operations and certain other one-time charges, subject to further adjustments by the Compensation Committee based on individual facts and circumstances. The calculation excludes capital expenditure investments but maintains a working capital management aspect over the performance period.

**    Cumulative Net Sales: Defined as Total Company Net Sales aligned with external reporting (defined by GAAP as gross sales minus returns, allowances, and discounts).

Executive Perquisites and Other Benefits (short-term compensation element)

The Company maintains traditional health and welfare benefit plans and The Scotts Company LLC Retirement Savings Plan (the “RSP”), a qualified 401(k) plan, which are generally offered to all employees (subject to basic plan eligibility requirements) and are consistent with the types of benefits offered by other similar corporations. With the exception of a Company-paid annual physical examination and limited personal use of Company aircraft as provided below, none of the NEOs other than the CEO receive executive perquisites or benefits beyond those generally offered to all employees. From time to time, family members of the NEOs are accommodated as passengers on business-related flights on Company aircraft. There is no incremental cost to the Company for this perquisite.

All of the NEOs are entitled to limited personal use of Company aircraft at their own expense. Specifically, Mr. J. Hagedorn has an option to purchase up to 150 flight hours per year for personal use at the Company’s incremental direct operating cost per flight hour. Mr. Garth and Mr. Baxter are entitled to purchase up to 50 flight hours per year, and all other NEOs are entitled to purchase up to 25 flight hours per year. There is no incremental cost to the Company for this perquisite other than the partial loss of a tax deduction of certain aircraft-related costs as a result of personal use of Company aircraft. Since Company aircraft are used primarily for business travel, the determination of the direct operating cost per flight hour excludes the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase cost of Company aircraft and the cost of maintenance not related to personal trips.

As part of his respective relocation benefits provided in connection with his hiring during the 2023 fiscal year, Mr. Baxter was entitled to limited Company-paid commuting flights on Company aircraft. During the 2024 fiscal year, the Company incurred $9,422 in direct operating costs associated with Mr. Baxter’s commuting flights. The amount has been reported as additional compensation to Mr. Baxter in the All Other Compensation column of the Summary Compensation Table for 2024 Fiscal Year. Mr. Baxter is responsible for the personal income tax consequences of the limited commuting benefit, which has now been discontinued.

As an additional perquisite, Mr. J. Hagedorn has access to the services of the Company’s aviation mechanics and pilots in circumstances involving commuting flights on his personal aircraft. Since the Company’s aviation mechanics and pilots are paid on a salary basis, there is no incremental cost to the Company for this perquisite. To the extent Mr. J. Hagedorn utilizes the Company’s aviation mechanics and pilots in connection with non-commuting flights on his personal aircraft, he reimburses the Company for a pro-rata portion of their salaries and fringe benefit costs. For further discussion, see section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Retirement Plans and Deferred Compensation Benefits (long-term compensation element)

Executive Retirement Plan

The Scotts Company LLC Executive Retirement Plan (the “ERP”) is a non-qualified deferred compensation plan that provides executives the opportunity to: (1) defer compensation with respect to salary and amounts received in lieu of salary; and (2) defer compensation with respect to any Performance Award (as defined in the ERP). The ERP consists of the following five parts:

•Compensation Deferral, which allows continued deferral of up to 75% of salary and amounts received in lieu of salary;

•Performance Award Deferral, which allows the deferral of up to 100% of any cash incentive compensation earned under the EIP;

•Retention Awards, which reflect the Company’s contribution to the ERP for retention awards;

•Supplemental Retirement Awards, which reflect Company directed contributions to the ERP, subject to the approval of the Compensation Committee; and

•Crediting of Company matching contributions on qualifying deferrals.

The Supplemental Retirement Awards (“SRA”) provide a tax deferred approach to award additional compensation to the NEOs and other key management employees of the Company. The SRA contributions, which are subject to the discretion of the Compensation Committee, are funded on a monthly basis. While the awards are fully vested at the time of contribution, the SRA account balance cannot be distributed to the recipient for a minimum of six months following the termination of employment. During the 2024 fiscal year, the Compensation Committee awarded the following SRAs:

•Mr. J. Hagedorn was entitled to receive an annualized SRA contribution of $1.0 million (payable in monthly installments of $83,333), awarded in January 2014 in connection with the negotiation of the severance agreement between The Scotts Company LLC (“Scotts LLC”) and Mr. J. Hagedorn (the “Hagedorn Severance Agreement”). Although Mr. J. Hagedorn had elected to voluntarily forgo a portion of his SRA contribution during the 2023 fiscal year to assist the Company in ensuring compliance with the financial covenants under our credit facility, he received his entire $1.0 million Company SRA contribution for the 2024 fiscal year.

None of the other NEOs received SRA contributions during the 2024 fiscal year.

The Company matching contributions to the ERP were based on the same contribution formulae as those used for the RSP. Specifically, the Company will match participant contributions at a rate of 200% for the first 3% of eligible earnings contributed to the ERP and 50% for the next 3% of eligible earnings contributed to the ERP. As a result, if a participant contributes at least 6% of their pay to the ERP, the Company matching contribution would be equal to 7.5%. Company matching contributions to the ERP are not funded until the first quarter of the subsequent calendar year, provided the individual is actively employed by the Company as of December 31.

All accounts under the ERP are bookkeeping accounts and do not represent claims against specific assets of the Company. Each participant may select one or more investment funds, including a Company stock fund, against which to benchmark such participant’s ERP accounts. The investment options under the ERP are substantially consistent with the investment options permitted under the RSP. Accordingly, there were no above-market or preferential earnings on investments associated with the ERP for any of the NEOs for the 2024 fiscal year.

Other Retirement and Deferred Compensation Plans

The Scotts Company LLC Excess Benefit Plan for Non Grandfathered Associates (the “Excess Pension Plan”) is an unfunded plan that provides benefits that cannot be provided under The Scotts Company LLC Associates’ Pension Plan (the “Associates’ Pension Plan”) due to specified statutory limits. The Associates’ Pension Plan and related Excess Pension Plan were frozen effective December 31, 1997 and, therefore, no additional benefits have accrued after that date under either plan. However, continued service taken into account for vesting purposes under the Associates’ Pension Plan is recognized with respect to the entitlement to, and the calculation of, subsidized early retirement benefits under the Excess Pension Plan. Based on his tenure, Mr. J. Hagedorn is the only NEO who participates in the Associates’ Pension Plan and the Excess Pension Plan. For further details regarding the Excess Pension Plan, see section captioned “EXECUTIVE COMPENSATION TABLES — Pension Benefits Table.”

Our Compensation Practices

Determining Executive Officer Compensation

The Compensation Committee is responsible for determining all elements of compensation for our NEOs and other key executives, and may consider a wide variety of factors in doing so. As explained more fully below, in determining our NEOs’ compensation, the Compensation Committee considers individual performance, Company performance against pre-determined performance goals, the level of their compensation when compared to the Competitive Market Range for their role, and other factors specific to the individual and role such as their unique knowledge of our Company and business. With respect to the annual incentive compensation plan, the Compensation Committee has responsibility for approving the overall plan design as well as the performance metrics, performance goals and payout levels.

The Compensation Committee is also responsible for administering or overseeing all equity-based incentive plans. Under the terms of these plans, the Compensation Committee has sole discretion and authority to determine the size and type of all equity-based awards, as well as the period of vesting and all other key terms and conditions of the awards.

Role of Outside Consultants

During the 2024 fiscal year, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant to advise the Compensation Committee with respect to best practices and competitive trends in the area of executive compensation, as well as ongoing regulatory considerations. FW Cook provided guidance to assist the Compensation Committee in determining the compensation structure for our NEOs and other key management employees but did not provide any consulting services directly to management. The Compensation Committee assessed the independence of FW Cook as required by NYSE Rules and SEC Rules and concluded that FW Cook’s work for the Compensation Committee did not raise any conflict of interest.

During the 2024 fiscal year, the Company engaged various compensation consultants, including Mercer Global, Willis Towers Watson and Aon Consulting, Inc. to work directly with management to advise the Company on best practices and competitive trends, as well as ongoing regulatory considerations with respect to executive compensation. None of the consulting firms engaged by management provided consulting services directly to the Compensation Committee or the Board.

Compensation Peer Group

For the purpose of enabling the Company to benchmark our compensation practices, as well as the total compensation packages of our NEOs, the Company uses a customized compensation peer group, established by the Compensation Committee with its independent compensation consultant. The Compensation Committee believes that the companies chosen for the compensation peer group (listed below) reflect the types of highly regarded consumer products-oriented companies with which the Company typically competes to attract and retain executive talent. The following compensation peer group was utilized to benchmark our compensation practices for the 2024 fiscal year:

Central Garden & Pet Company	Church & Dwight Co., Inc.	The Clorox Company
Edgewell Personal Care Company	Energizer Holdings, Inc.	FMC Corporation
Griffon Corporation	Helen of Troy Limited	Herbalife Nutrition Ltd.
Masco Corporation	Newell Brands, Inc.	Nu Skin Enterprises, Inc.
Prestige Consumer Healthcare Inc.	Reynolds Consumer Products	Rollins, Inc.
RPM International, Inc.	The J. M. Smucker Company	Spectrum Brands Holdings, Inc.
The Toro Company

The Compensation Committee believes this compensation peer group reflects the pay practices of the broader consumer products industry and is reflective of the size and complexity of the Company. The compensation peer group includes companies that ranged between $1.1 billion and $8.9 billion of annual revenues at the time they were selected, with a median annual revenue of approximately $3.8 billion.

Looking ahead to the 2025 fiscal year, the Compensation Committee made no changes to the Compensation Peer Group and believes that the current Compensation Peer Group continues to reflect the Company’s size and business profile.

Role of Management in Compensation Decisions

The Compensation Committee is responsible for establishing performance objectives for our CEO and completing an annual assessment of his performance. Our CEO is responsible for establishing performance objectives and conducting annual performance reviews for all of the other NEOs. The Compensation Committee believes that performance evaluation and goal setting is critical to the overall compensation-setting process because the personal performance level of each NEO is one of the most heavily weighted factors considered by the Compensation Committee when making compensation decisions.

In conjunction with the Company’s outside consultants from Willis Towers Watson and Aon Consulting, Inc., management conducts annual market surveys of the base salary levels, short-term incentives and long-term incentives for each of our NEOs, with the goal of helping to ensure that executive compensation levels remain competitive with the benchmark compensation data, which facilitates our ability to retain and motivate key executive talent. The benchmark compensation data provided by Willis Towers Watson and Aon Consulting, Inc. reflects several hundred general industry companies, representing a wide range of annual revenue, who voluntarily participate in the surveys and are not selected by the Company. To account for the wide range of companies included in the surveys, the data is statistically adjusted by the Company’s compensation consultants to more closely reflect the relative size of the Company based on revenue.

Setting Compensation Levels for CEO and Other NEOs

As previously stated, the compensation structure for our CEO and our other NEOs is designed to deliver approximately 75% of the target annual compensation opportunity (without respect to the impact of temporary measures described above) in the form of variable pay (i.e., annual incentive compensation and long-term equity-based compensation) and the remainder in the form of fixed pay (i.e., base salary and SRA contributions). The Compensation Committee believes that the pay mix and overall levels of pay are generally in line with the pay mix for similar positions within our Compensation Peer Group.

Once a year, the Compensation Committee completes an evaluation of our CEO’s performance with respect to the Company’s goals and objectives and makes a report of its evaluation to the Board. When evaluating potential changes to Mr. J. Hagedorn’s total level of compensation, the Compensation Committee considers his personal performance against pre-established goals and objectives, the Company’s performance and relative shareholder return, and the compensation of CEOs at comparable companies, as reflected in the benchmark compensation data.

Based on their assessment of the competitive market trends and the individual performance level of each NEO, our CEO and the Chief Human Resources Officer make specific recommendations to the Compensation Committee with respect to each element of compensation for each of the other NEOs other than Mr. C. Hagedorn, whose compensation is determined by the Compensation Committee. In evaluating these compensation recommendations, the Compensation Committee considers information such as the Company’s financial performance as well as the compensation of similarly situated executive officers as determined by the Competitive Market Range for each role. The Compensation Committee strives to deliver a competitive level of total compensation to each of them by evaluating and balancing the strategic importance of the position within our executive ranks, the overall performance level and expected contribution of the individual to the Company’s business results, industry compensation practices (including companies within our Compensation Peer Group), internal pay equity, and our executive compensation structure and philosophy.

Consistent with our role-based pay approach, which is intended to distinguish the overall level of and mix of pay for those roles that have a higher degree of organizational impact and influence, the Compensation Committee determines the overall pay levels for the CEO and each of the other NEOs relative to the Competitive Market Range to reflect the impact they believe that each of these individuals brings to our Company. In its determination of pay, the Compensation Committee also considers the personal performance of each of the NEOs as well as the extended time that certain NEOs have served in their respective roles.

After applying the above guidelines and considering the Company’s goal of preserving cash to accelerate the paydown of debt, the Compensation Committee set the on-going annualized total direct compensation structure for the NEOs as reflected in the table below (without respect to the impact of temporary increase in the target annual LTI value described above). Consistent with our pay-for-performance philosophy, the ability for our NEOs to realize the Annual Bonus and Target Annual LTI value is dependent on future business results and share price. The annualized amounts reported below for each NEO reflect the components of their ongoing annualized TDC structure and differ from the actual compensation paid in the 2024 fiscal year as reported in the Summary Compensation Table.

		Fixed Elements of Compensation			Variable Elements of Compensation				Total Direct Compensation (TDC)(4)
					Annual Bonus		Target Annual Long-Term Incentive Value(3)
		Base Salary	Other Comp(1)	Fixed % of TDC	Target %	Target $(2)		Variable % of TDC
Mr. J. Hagedorn	2024 TDC	$1,200,000	$1,000,000	21%	175%	$2,100,000	$6,000,000	79%	$10,300,000

Mr. Garth	2024 TDC	$950,000	$—	23%	125%	$1,187,500	$2,000,000	77%	$4,137,500

Mr. Baxter	2024 TDC	$950,000	$—	23%	125%	$1,187,500	$2,000,000	77%	$4,137,500

Mr. C. Hagedorn	2024 TDC	$650,000	$—	29%	90%	$585,000	$1,000,000	71%	$2,235,000

Mr. Todorov	2024 TDC	$550,000	$—	32%	90%	$495,000	$675,000	68%	$1,720,000
________________________

(1)    Other Compensation reflects the annualized values of the SRA contributions, applicable to Mr. J. Hagedorn, as noted in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element).”

(2)    The Target Annual Bonus amount reported reflects the annualized cash-based target incentive opportunity, which will be paid in equity as described in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation (short-term compensation element).”

(3)    Amount excludes the temporary increase to the 2024 Target Annual LTI Value for each NEO. For additional details on the 2024 Target Annual LTI Value and the temporary increase in target annual LTI value, see section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards (long-term compensation element).”

(4)    TDC reflects the on-going annualized total direct compensation opportunity at target approved by the Compensation Committee in January 2024.

The Compensation Committee believes that each element of total direct compensation reflected above, as well as the overall level of compensation for each of the NEOs, suitably recognizes their personal performance and unique skill sets and is appropriate relative to the Competitive Market Range for their respective roles.

Other Executive Compensation Policies, Practices and Guidelines

Practices Regarding Equity-Based Awards

In general, all employees are eligible to receive grants of equity-based awards; however, the Compensation Committee typically limits participation to the NEOs and other key management employees at the Director level and above (approximately 180 participants). The decision to grant equity-based awards to certain key management employees reflects competitive market practice and serves to reward those individuals for their past and anticipated future positive impact on our business results.

The Company typically approves equity-based awards at the Compensation Committee meeting in January and the grant date is the second or third trading day following the Company’s first quarter earnings release. However, as explained above in the section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards (long-term compensation element),” the Company granted NSOs in November 2023 as part of a strategy to pull forward a portion of the normal equity grants to our NEOs and approximately 40 key management employees.

The Company's practice to determine the number of Common Shares subject to an NSO grant is to utilize the grant date fair value of the option estimated using a Black-Scholes model, and to establish the exercise price for each NSO as the closing price of a Common Share on NYSE on the grant date. If the grant date is not a trading day on NYSE, the exercise price is equal to the closing price on the next trading day. For full-value awards such as performance units or restricted stock units, the Company’s practice to determine the number of Common Shares subject to the grant is to utilize the closing price on the grant date. If the grant date is not a trading day on NYSE, the number of Common Shares subject to the grant is determined by the closing price on the next trading day.

Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines that each NEO must meet. The purpose of these guidelines is to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The minimum target levels of stock ownership are as follows:

CEO	10 times base salary
Other NEOs	3 times base salary

The Compensation Committee believes that these stock ownership guidelines reflect the practices of our Compensation Peer Group and are even more stringent for our CEO. For purposes of determining compliance with the stock ownership guidelines, the value of beneficially-owned Common Shares is determined as follows:

•100% of the value of Common Shares directly registered to the NEO and/or held in a brokerage account;

•100% of the value of Common Shares or stock-settled units held in retirement plans such as the RSP, the Discounted Stock Purchase Plan or the ERP;

•60% of the “in-the-money” portion of an NSO, whether vested or unvested, which is intended to approximate the after tax value of the shares that could be received if the NSO were exercised immediately; and

•60% of the value of unsettled full-value awards (e.g., RSUs, performance units, etc.), which is intended to approximate the after tax value of the shares that could be received if the award were settled immediately.

The stock ownership guidelines require each NEO to retain 50% of the net Common Shares realized from equity-based awards (after covering any exercise cost and the required tax withholding obligations) until the applicable ownership guideline has been achieved. The Company’s Insider Trading Policy prohibits any person subject to the policy, which includes all NEOs, among others, from engaging in short sales of the Company’s securities.

Recoupment/Clawback Policies

To protect the interests of the Company and its shareholders, subject to applicable law, all equity-based awards and all amounts paid under the EIP contain recoupment provisions (known as clawback provisions) designed to enable the Company to recoup amounts earned or received under such awards or the EIP based on subsequent events, such as violation of non-compete covenants or engaging in conduct that is deemed to be detrimental to the Company (as outlined in the underlying plan and/or award agreement).

Consistent with the terms of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Compensation Committee approved an Executive Compensation Recovery Policy on September 22, 2010 and approved an updated and revised version effective October 2, 2023 (the “Compensation Recovery Policy”) to comply with the final rules promulgated by the SEC and NYSE in 2023. The Compensation Recovery Policy is intended to supplement the existing recoupment provisions contained within the equity award agreements and the EIP. The Compensation Recovery Policy requires the Company to recover any compensation made to covered executives that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure in the event of a required accounting restatement due to material non-compliance with any financial reporting requirement under U.S. securities laws. The Compensation Recovery Policy provides for the mandatory recovery of incentive amounts in excess of what would have been paid under the restated financial statements.

The Compensation Recovery Policy is applicable to all current and former executive officers, within a qualifying three-year look-back period.

Risk Assessment in Compensation Programs

The Company strives to ensure its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. To that end, management and the Compensation Committee evaluate the compensation plans and arrangements that represent material sources of variable pay.

•Annual cash incentive compensation plans — The Company’s annual incentive compensation program incorporates a funding trigger that conditions payout on meeting the leverage ratio covenants in the Company’s credit facility. This trigger is designed to mitigate the potential risks to the Company and its shareholders resulting from the short- and long-term impacts of noncompliance.

•Equity-based compensation plans — The Company generally utilizes a mix of performance-based and service-based equity awards, which helps ensure that management maintains a responsible level of sensitivity to the impact of decision-making on share price. Since the equity-based awards are generally subject to three-year performance criteria, the Company believes the risks of focusing on short-term financial performance or share price increases rather than long-term value creation are mitigated.

Based on the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company as a whole and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Anti-Hedging Policy

Our Insider Trading Policy prohibits all Company employees, including our NEOs and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase or sale of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

Subsequent Event Following Fiscal Year End — Garth Separation Agreement

On November 26, 2024, the Company, as part of a series of executive and senior leadership enhancements, announced that Mr. Garth will be departing the Company effective December 31, 2024 (the “Termination Date”).

In connection with Mr. Garth’s departure on the Termination Date, the Company entered into a Separation Agreement and Release of All Claims (the “Garth Separation Agreement”) with Mr. Garth on November 25, 2024. The Garth Separation Agreement addresses the payments and benefits to which Mr. Garth is entitled in connection with his departure.

The Company will pay or make the following benefits available to Mr. Garth in connection with his departure that are generally consistent with the “Severance Benefits” under his Tier 1 Participation Agreement (the “Participation Agreement”) under the Company’s Executive Severance Plan pursuant to a termination without Cause: (a) pay equal to 24 months of salary, at Mr. Garth’s regular monthly base pay, payable in accordance with Scotts LLC’s standard payroll procedures; (b) in lieu of outplacement services, a lump sum payment of $30,000; (c) for a period of 24 months, a benefits offset payment in an amount equal to the excess of the COBRA premium charged by the Company to terminated employees over the premium Mr. Garth paid as an active employee; and (d) an amount equal to two times Mr. Garth’s Target Bonus Opportunity for the fiscal year ending September 30, 2025, 50% of which is payable on the first scheduled pay date following the first anniversary of Mr. Garth’s Termination Date and 50% of which is payable on the first scheduled pay date following the second anniversary of Mr. Garth’s Termination Date, subject to Mr. Garth’s continued compliance as of the payment date with all of his post-employment obligations to the Company.

In addition to the benefits Mr. Garth is entitled to receive pursuant to the Company’s Executive Severance Plan and his Participation Agreement, pursuant to a termination without Cause, as summarized above, the Compensation Committee has elected to provide partial vesting for certain equity-based awards to the extent of Mr. Garth’s service, as follows:

•The 28,599 non-qualified stock options granted to Mr. Garth on February 3, 2023, the 79,982 non-qualified stock options granted to Mr. Garth on November 16, 2023 and the 14,935 non-qualified stock options granted to Mr. Garth on February 16, 2024, all of which are unvested, will vest on a prorated basis on the Termination Date based on the number of days of active service between the grant date and the Termination Date over 1,097 days and will expire on the second anniversary of the Termination Date;

•The unvested 10,940 performance units and related dividend equivalents granted to Mr. Garth on February 3, 2023 will vest on a prorated basis on February 3, 2026 based on the number of days of active service between the grant date and the Termination Date over 1,097 days with the Company confirming that the performance criteria for this award having been satisfied as of the Termination Date; and

•The unvested 27,098 performance units and related dividend equivalents granted to Mr. Garth on February 16, 2024 will vest on a prorated basis on February 16, 2027, to the extent that the underlying performance criteria have been satisfied as of that date, based on the number of days of active service between the grant date and the Termination Date over 1,097 days.

Pursuant to the terms of the applicable award agreements entered into between the Company and Mr. Garth at the time of grant, the following equity-based awards will either naturally vest and settle or forfeit based on the applicable terms and conditions, without modification:

•The 13,580 restricted stock units and related dividend equivalents granted to Mr. Garth on December 1, 2022 will fully vest and settle on December 1, 2024, to the extent not previously settled; and

•The 42,017 unvested non-qualified stock options granted to Mr. Garth on November 8, 2024, will be cancelled as of the Termination Date.

All amounts payable to Mr. Garth under the Garth Separation Agreement and the applicable award agreements will be subject to all withholdings and deductions required by federal, state and local taxing authorities.

The payments and benefits described above are the only amounts to which Mr. Garth is entitled under the Garth Separation Agreement (or any other agreement). He also remains entitled to any vested benefits he had as of his Termination Date under other benefit plans or programs maintained by the Company or its subsidiaries, including The Scotts Company LLC Retirement Savings Plan and The Scotts Company LLC Executive Retirement Plan.

The Garth Separation Agreement, together with the Employee Confidentiality, Noncompetition, Nonsolicitation Agreement previously executed by Mr. Garth on April 12, 2023 which will continue in effect following his departure, also contains various restrictive covenants, including covenants relating to noncompetition, confidentiality, cooperation and nonsolicitation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors (and the Board of Directors approved) that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors of the Company:

Brian E. Sandoval, Chair
Stephen L. Johnson
Thomas N. Kelly Jr.
Mark D. Kingdon
Peter E. Shumlin

EXECUTIVE COMPENSATION TABLES

The Company’s NEOs for the 2024 fiscal year are as follows:

•James Hagedorn, the Company’s Chairman & Chief Executive Officer (who served as Chairman, Chief Executive Officer & President in the 2024 fiscal year);

•Matthew E. Garth, the Company’s Executive Vice President, Chief Financial Officer & Chief Administrative Officer;

•Nathan E. Baxter, the Company’s President & Chief Operating Officer (who served as Executive Vice President & Chief Operating Officer in the 2024 fiscal year);

•Christopher J. Hagedorn, the Company’s Executive Vice President & Chief of Staff (who served as Division President in the 2024 fiscal year); and

•Dimiter Todorov, the Company’s Executive Vice President, Chief Legal Officer & Corporate Secretary (who served as Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer in the 2024 fiscal year).

The Executive Compensation Tables reflect each NEO’s current title.

Summary Compensation Table

The following table summarizes the total compensation paid to, awarded to or earned by each of the NEOs for the fiscal years shown. The amounts shown include all forms of compensation provided to the NEOs, including amounts that may have been deferred. Since the table includes equity-based compensation costs and changes in the actuarial present value of the NEOs’ accumulated pension benefits, the total compensation amounts may be greater than the compensation that was actually paid to the NEOs during each of the fiscal years reported.

Summary Compensation Table for 2024 Fiscal Year

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)		All Other Compensation ($)(8)	Total ($)

James Hagedorn Chairman & Chief Executive Officer	2024	1,200,000	—	6,050,968	4,483,285	2,415,000	13,061	(7)	1,070,875	15,233,189
	2023	720,000	—	7,881,576	2,740,931	—	—	(7)	652,059	11,994,566
	2022	1,104,000	—	6,000,143	—	—	—	(7)	1,065,718	8,169,861

Matthew E. Garth Executive Vice President, Chief Financial Officer & Chief Administrative Officer	2024	950,000	—	2,071,913	1,535,044	1,365,625	—		116,903	6,039,485
	2023	604,167	700,000	2,782,880	638,044	—	—		927,510	5,652,601

Nathan E. Baxter President & Chief Operating Officer	2024	950,000	—	1,825,253	1,352,291	1,365,625	—		96,159	5,589,328
	2023	395,833	700,000	3,911,473	638,041	—	—		288,670	5,934,017

Christopher J. Hagedorn Executive Vice President & Chief of Staff	2024	650,000	—	1,241,634	919,942	672,750	—		24,750	3,509,076
	2023	549,667	—	1,792,830	456,824	—	—		24,375	2,823,696
	2022	599,833	—	1,000,245	—	—	—		22,875	1,622,953

Dimiter Todorov Executive Vice President, Chief Legal Officer & Corporate Secretary	2024	525,000	—	760,548	563,478	570,544	—		38,344	2,457,914

________________________

(1)    Reflects the amount of base salary received by each NEO for the applicable fiscal years. Mr. J. Hagedorn elected to voluntarily forgo approximately 40% of his annual base salary for the 2023 fiscal year and he received his full base salary for the 2022 fiscal year and 2024 fiscal year. Due to the timing of pay changes, the amount reported for each NEO may be less than the base salary rate as of the end of each fiscal year.

(2)    For the 2023 fiscal year, reflects the cash value of the sign-on bonuses paid to Mr. Garth and Mr. Baxter in connection with their respective hiring events in the 2023 fiscal year. The sign-on bonuses were provided to mitigate value Mr. Garth and Mr. Baxter stood to lose by leaving their prior employers.

(3)    The grant date fair value of the PUs awarded to the NEOs during the 2024 fiscal year was determined using the value of the underlying Common Shares on the date of grant, assuming the underlying applicable performance criteria will be satisfied at target, and were calculated in accordance with the equity compensation accounting provisions of FASB ASC Topic 718, without respect to forfeiture assumptions. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 1 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2024 fiscal year.

Since the PUs granted contain a market-based performance condition (TSR), the fair value determined in accordance with the equity compensation accounting provisions of FASB ASC Topic 718 is estimated using a Monte Carlo simulation model, resulting in an accounting value which differs from the Adjusted 2024 Target Annual LTI Value reflected in the section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards (long-term compensation element)” within the CD&A.

(4)    Reflects the aggregate grant date fair value of NSOs granted to each NEO. The value of the NSOs is determined using a binomial option valuation on the date of the grant computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the amounts shown are included in Note 12 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2024 fiscal year.

(5)    Reflects the EIP payouts awarded to the NEOs by the Compensation Committee for the 2024 fiscal year, calculated pursuant to the terms of the EIP. The amounts shown reflect the calculated annual cash-based incentive payout that was subsequently converted to equity in the form of an immediately vested restricted stock unit award for purposes of delivering the payout to each NEO. Additional information regarding the EIP payouts for the 2024 fiscal year is reflected in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation (short-term compensation element) — Continued Temporary Measure — Converting Cash Incentive Payout Opportunity to Equity for the 2024 Fiscal Year” within the CD&A.

(6)    Participant account balances in the ERP are credited to one or more benchmark funds that are substantially consistent with the investment options available under the RSP. Accordingly, there are no above-market or preferential earnings on amounts deferred under the ERP. The Associates’ Pension Plan and the Excess Pension Plan were frozen as of December 31, 1997; therefore, no service credits have been earned since that date by Mr. J. Hagedorn, the only NEO eligible for either the Associates’ Pension Plan or the Excess Pension Plan. For additional information, see table below captioned “Pension Benefits at 2024 Fiscal Year-End.”

(7)    Reflects the actuarial present value of accumulated benefit for the respective fiscal year under both the Associates’ Pension Plan and the Excess Pension Plan for Mr. J. Hagedorn. With respect to the 2024 fiscal year, the accumulated benefit increased for Mr. J. Hagedorn as reflected in the table. However, for both the 2022 and 2023 fiscal years, the accumulated benefit decreased for Mr. J. Hagedorn and, based on applicable SEC guidance, amounts reported in this table cannot be negative.

(8)    Please see table below captioned “All Other Compensation” for information regarding the components of the “All Other Compensation” column.

All Other Compensation Table

The following table provides additional detail regarding the amounts included in the column captioned “All Other Compensation” of the Summary Compensation Table for 2024 Fiscal Year:

All Other Compensation

Name	Defined Contribution Plans ($)(1)	Deferred Compensation Plans ($)(2)	Relocation Expenses ($)(3)	Other ($)(4)	Total ($)
James Hagedorn	27,225	1,043,650	—	—	1,070,875
Matthew E. Garth	25,875	86,344	4,684	—	116,903
Nathan E. Baxter	25,875	—	54,087	16,197	96,159
Christopher J. Hagedorn	24,750	—	—	—	24,750
Dimiter Todorov	25,594	12,750	—	—	38,344
________________________

(1)    Reflects Company matching contributions made under the RSP at the applicable Company matching rate. Additional details about the Company matching formula can be found in the “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

The RSP provides eligible associates, including the NEOs, the opportunity to contribute up to 75% of eligible earnings on a tax deferred and/or Roth basis through payroll deductions up to the specified statutory limits under the Internal Revenue Code of 1986, as amended (the “IRC”). The matching contributions, and any earnings on them, are immediately 100% vested. During the 2024 fiscal year, the Company funded its match semiannually, in January and July. Effective October 1, 2024, the Company has resumed the prior practice of funding the match after each pay period. As a result, amounts reflected in this column do not include the following matching contributions with respect to NEO eligible compensation and contributions that were made to the RSP for pay dates between July 1, 2024 and September 30, 2024, that were funded in October 2024 as part of the transition: Mr. J. Hagedorn, $0; Mr. Garth, $0; Mr. Baxter, $0; Mr. C. Hagedorn, $8,156; and Mr. Todorov, $1,500.

(2)    Reflects Company matching contributions and discretionary SRA contributions made to the ERP with respect to each NEO during the 2024 fiscal year as follows:

	ERP Match	SRA Contribution	Total
James Hagedorn	$43,650	$1,000,000	$1,043,650
Matthew E. Garth	86,344	—	86,344
Nathan E. Baxter	—	—	—
Christopher J. Hagedorn	—	—	—
Dimiter Todorov	12,750	—	12,750

Company matching contributions to the ERP for a particular calendar year are not allocated until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated Company matching contributions with respect to NEO contributions that were made to the ERP between January 1, 2024 and September 30, 2024: Mr. J. Hagedorn, $41,625; Mr. Garth, $27,563; Mr. Baxter, $27,563; Mr. C. Hagedorn, $0; and Mr. Todorov, $4,125. Additional details with respect to non-qualified deferred compensation provided for under the ERP are shown in the table captioned “Non-Qualified Deferred Compensation for 2024 Fiscal Year” and the accompanying narrative.

Mr. J. Hagedorn received his full SRA contribution in the 2024 fiscal year so the amount shown is higher than the corresponding amount received for the 2023 fiscal year when he elected to voluntarily forgo approximately 40% of his SRA contribution. A description of the SRA contributions is set forth in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

(3)     Reflects relocation expenses incurred by the Company during the 2024 fiscal year for Mr. Garth and Mr. Baxter, including expenses for moving, storage and customary closing costs in connection with a home sale for Mr. Baxter and nominal final fees in connection with Mr. Garth’s relocation that was previously completed in the 2023 fiscal year. Amount also includes a tax-gross up in the amount of $1,700 for Mr. Garth and $18,755 for Mr. Baxter associated with their taxable relocation expenses paid during the 2024 fiscal year.

(4)    Amounts reflect the cost associated with Company-paid annual physical examination and the direct operating cost for the limited Company-paid commuting flights for Mr. Baxter. Limited commuting was provided as part of his relocation benefits in connection with his 2023 fiscal year hiring and is no longer being provided to Mr. Baxter since the completion of his relocation. The incremental cost for use of corporate aircraft for personal travel was calculated based on the total personal travel flight hours, including any deadheads, multiplied by the estimated hourly aircraft operating costs for the 2024 fiscal year (including fuel, maintenance, staff travel expenses and other variable costs, but excluding fixed capital costs for the aircraft, hangar facilities and salaries).

Grants of Plan-Based Awards Table

The following table sets forth information concerning equity-based awards made during the 2024 fiscal year as well as the range of potential payouts under the EIP, a non-equity incentive plan, with respect to performance goals for the 2024 fiscal year. Based on the design of our annual cash incentive plan for the 2024 fiscal year and the reporting requirements for the grants of plan-based awards, the following table reflects the range of potential incentive payouts, within the “Payouts Under Non-Equity Incentive Plan Awards” columns, however, for purposes of delivering the payout to each NEO, the final calculated annual cash-based incentive payout was subsequently converted to equity in the form of an immediately vested restricted stock unit award.

Grants of Plan-Based Awards for 2024 Fiscal Year

Name	Grant Date(1)		Payouts Under Non-Equity Incentive Plan Awards (2)			Payouts Under Equity Incentive Plan Awards (Common Shares)			Stock Awards: Number of Shares of Stock or Units (#)	Number of Shares Underlying Stock Options (#)	Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (#)(4)
		Approval Date	Min. ($)	Target ($)	Max. ($)	Min.	Target	Max.(3)

James Hagedorn
NSOs	11/16/2023	11/16/2024								277,947	56.87	4,483,285
PUs	2/16/2024	2/15/2024				39,570	79,139	257,202				6,050,968
EIP			1,207,500	2,415,000	5,722,500

Matthew E. Garth
NSOs	11/16/2023	11/16/2024								79,982	56.87	1,290,110
NSOs	2/16/2024	2/15/2024				—				14,935	57.81	244,934
PUs	2/16/2024	2/15/2024				13,549	27,098	88,069				2,071,913
EIP			682,813	1,365,625	3,235,938

Nathan E. Baxter
NSOs	11/16/2023	11/16/2024								68,652	56.87	1,107,357
NSOs	2/16/2024	2/15/2024				—				14,935	57.81	244,934
PUs	2/16/2024	2/15/2024				11,936	23,872	77,584				1,825,253
EIP			682,813	1,365,625	3,235,938

Christopher J. Hagedorn
NSOs	11/16/2023	11/16/2024								57,033	56.87	919,942
PUs	2/16/2024	2/15/2024				8,120	16,239	52,777				1,241,634
EIP			336,375	672,750	1,594,125

Dimiter Todorov
NSOs	11/16/2023	11/16/2024								29,618	56.87	477,738
NSOs	2/16/2024	2/15/2024				—				5,228	57.81	85,739
PUs	2/16/2024	2/15/2024				4,974	9,947	32,328				760,548
EIP			271,688	543,375	1,287,563
________________________

(1)    In general, grant dates are established in accordance with the Company’s grant date protocol, which generally establishes an effective date for all annual long-term incentives as the second or third trading day following the first quarter earnings release, however, the grant dates for NSO awards made during the 2024 fiscal year were established during an open trading window on the day of or the day after the applicable Compensation Committee approval.

(2)    The amounts reflect an enhancement for converting the cash payout to equity for payouts up to 150% of target that each NEO was eligible to receive based on performance goals set for the EIP Business Performance Factors pursuant to the EIP for the 2024 fiscal year. Incremental incentives above 150% of target would be payable in cash. EIP payouts were converted to equity in the form of an immediately vested restricted stock unit award on November 14, 2024. A detailed description of the performance goals for the EIP Business Performance Factors, and potential incentive award payouts under the EIP is provided in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation (short-term compensation element)” within the CD&A.

(3)    The amounts reflect the maximum payout in shares up to 325% for the 2024 Performance Unit Awards. However, for purposes of paying out the 2024 Performance Unit Awards, any payouts above 250% of target will be paid in cash. Therefore, the maximum share amounts included above that may be converted to the equivalent cash value for payouts greater than 250%, up to the maximum payout level of 325% are: Mr. Hagedorn, 59,354; Mr. Garth, 20,324; Mr. Baxter, 17,904; Mr. C. Hagedorn, 12,179; and Mr. Todorov, 7,460. A detailed description of the performance goals and potential award payouts for the 2024 Performance Unit Awards is provided in the section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards (long-term compensation element)” within the CD&A.

(4)    The grant date fair value of each PU award, and the binomial value for each NSO award, was determined using the value of the underlying Common Shares on the date of grant listed, and was calculated in accordance with the equity compensation accounting provisions of FASB ASC Topic 718, without respect to forfeiture assumptions. Awards are subject to the following vesting provisions:

Award	Vesting Provision
NSOs	Three-year cliff vesting requirement
PUs	Three-year cliff vesting requirement and achievement of the pre-defined performance goals for the applicable three-year performance period

Outstanding Equity Awards Table

The following table provides information regarding outstanding equity-based awards as of September 30, 2024.

Outstanding Equity Awards at 2024 Fiscal Year-End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(3)	Market Value of Shares or Units That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)(5)		Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares or Units That Have Not Vested ($)(7)
James Hagedorn	1/30/2015	142,733		59.62	1/30/2025
	1/29/2016	143,079		64.55	1/29/2026
	2/5/2021	39,263		236.53	2/5/2031
	2/4/2022					22,579	1,957,599	—	(6)	—
	11/4/2022	200,507	200,507	50.40	11/4/2032
	2/3/2023							43,759		3,793,905
	11/16/2023	277,947	277,947	56.87	11/16/2033
	2/16/2024							79,139		6,861,351

Matthew E. Garth	12/1/2022					6,790	588,693
	2/3/2023		28,599	82.27	2/3/2033			10,940		948,498
	11/16/2023		79,982	56.87	11/16/2033
	2/16/2024		14,935	57.81	2/16/2034			27,098		2,349,397

Nathan E. Baxter	4/28/2023		35,212	66.81	4/28/2033	5,613	486,647	13,472		1,168,022
	9/5/2023					27,448	2,379,742
	11/16/2023		68,652	56.87	11/16/2033
	2/16/2024		14,935	57.81	2/16/2034			23,872		2,069,702

Christopher J. Hagedorn	1/30/2015	3,568		59.62	1/30/2025
	1/29/2016	5,857		64.55	1/29/2026
	2/5/2021	7,853		236.53	2/5/2031
	2/4/2022					3,764	326,339	—	(6)	—
	11/4/2022		33,418	50.40	11/4/2032
	2/3/2023							7,294		632,390
	11/16/2023		57,033	56.87	11/16/2033
	2/16/2024							16,239		1,407,921

Dimiter Todorov	2/5/2021	1,571		236.53	2/5/2031
	2/4/2022					753	65,285	—	(6)	—
	11/4/2022		6,684	50.40	11/4/2032	3,020	261,834
	2/3/2023							5,106		442,690
	11/16/2023		29,618	56.87	11/16/2033
	2/16/2024		5,228	57.81	2/16/2034			9,947		862,405
________________________

(1)    All of the NSOs shown in these two columns have a normal vesting date that is the third anniversary of the grant date shown in the column captioned “Grant Date.”

(2)    Each NSO was granted with an exercise price equal to the closing price of one Common Share on NYSE on the date of grant.

(3)    This column shows the aggregate number of RSUs outstanding as of September 30, 2024. The normal vesting date for each award based on the listed grant date is as follows:

Award Type	Grant Date	Normal Vesting Date	Vesting Schedule Notes
RSUs	2/4/2022	2/4/2025	Vests on the third anniversary of the grant date
RSUs	11/4/2022	11/4/2024	Vests on the second anniversary of the grant date
RSUs	12/1/2022	12/1/2024	Vesting on the second anniversary of the grant date
RSUs	4/28/2023	4/28/2025	Vesting on the second anniversary of the grant date
RSUs	9/5/2023	9/5/2026	Vests on the third anniversary of the grant date
RSUs	9/5/2023	9/5/2026	Vests on the third anniversary of the grant date

(4)    Reflects the market value of unvested RSUs, computed by multiplying the closing price of our Common Shares on September 30, 2024 of $86.70 by the number of Common Shares underlying such unvested RSUs.

(5)    This column shows the aggregate number of Common Shares underlying the PUs outstanding as of September 30, 2024. In each case, the number of Common Shares reported reflects actual certified achievement or probable payout based on accounting assumptions as of September 30, 2024 as indicated below:

Award Type	Grant Date	Payout %	Notes
PUs	2/4/2022	0.0%	PUs were cancelled on October 31, 2024 since the Company failed to achieve the minimum performance required to trigger a payout for the FY22-FY24 performance period
PUs	2/3/2023	100.0%	Actual performance certified for the 2024 calendar year performance period
PUs	4/28/2023	100.0%	Actual performance certified for the 2024 calendar year performance period
PUs	2/16/2024	100.0%	Probable performance for the FY24-FY26 performance period based on year end results as of the 2024 fiscal year end

(6)    The following share amounts are not reportable based on the probable payout of 0% for PU awards granted February 4, 2022. The underlying PUs were subsequently cancelled on October 31, 2024 since the Company failed to achieve the minimum performance required to trigger a payout for the FY22-FY24 Performance Period as further detailed in the section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards (long-term compensation element)” within the CD&A.

NEO	PU Shares
Mr. J. Hagedorn	22,579
Mr. C. Hagedorn	3,764
Mr. Todorov	753

(7)    Reflects the market value of unvested shares as of September 30, 2024 based on the closing stock price of our Common Shares on September 30, 2024 of $86.70. Value reflects actual or probable payout based on accounting assumptions as of September 30, 2024 as indicated in footnote (5).

Option Exercises and Stock Vested Table

The following table provides information concerning the aggregate amounts realized or received in connection with the exercise or vesting of equity-based awards for each NEO during the 2024 fiscal year.

Option Exercises and Stock Vested for 2024 Fiscal Year

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(5)
James Hagedorn	—	—	10,570	(2)	565,812
Matthew E. Garth	—	—	6,790	(3)	394,839
Nathan E. Baxter	—	—	5,613	(4)	384,266
Christopher J. Hagedorn	—	—	2,114	(2)	113,162
Dimiter Todorov	—	—	423	(2)	22,643
________________________

(1)    There were no option exercises for the 2024 fiscal year.

(2)    Reflects the number of Common Shares received in connection with the RSUs granted on February 5, 2021 that vested and settled on February 5, 2024 for Mr. J. Hagedorn, Mr. C. Hagedorn and Mr. Todorov.

(3)    Reflects the number of Common Shares received in connection with the RSUs granted to Mr. Garth in connection with his new hire award granted on December 1, 2022, a pro-rata portion of which vested and settled on December 1, 2023.

(4)    Reflects the number of Common Shares received in connection with the RSUs granted to Mr. Baxter in connection with his new hire award granted on April 28, 2023, a pro-rata portion of which vested and settled on April 28, 2024.

(5)    The value realized on the settlement of RSUs described above is calculated by multiplying the number of Common Shares underlying the vested shares or units by the closing price of our Common Shares on the applicable settlement date.

Pension Benefits Table

Scotts LLC maintains the Associates’ Pension Plan, a tax-qualified, non-contributory defined benefit pension plan. Eligibility for and accruals under the Associates’ Pension Plan were frozen as of December 31, 1997. Monthly benefits under the Associates’ Pension Plan upon normal retirement (age 65) are determined under the following formula:

(a)(i) 1.5% of the individual’s highest average annual compensation for 60 consecutive months during the 10-year period ending December 31, 1997; times

(ii) Years of benefit service through December 31, 1997; reduced by

(b)(i) 1.25% of the individual’s primary Social Security benefit (as of December 31, 1997); times

(ii) Years of benefit service through December 31, 1997.

Compensation includes all gross earnings plus 401(k) contributions and salary reduction contributions for welfare benefits (such as medical, dental, vision and flexible spending accounts), but does not include earnings in connection with foreign service, the value of a Company car or separation or other special allowances. An individual’s primary Social Security benefit is based on the Social Security Act as in effect on December 31, 1997, and assumes constant compensation through age 65 and that the individual will not retire earlier than age 65. No more than 40 years of benefit service are taken into account.

For Mr. J. Hagedorn, benefits under the Associates’ Pension Plan are supplemented by benefits under the Excess Pension Plan. The Excess Pension Plan was established October 1, 1993 and was frozen as of December 31, 1997. The Excess Pension Plan provides additional benefits to participants in the Associates’ Pension Plan whose benefits are reduced by limitations imposed under IRC § 415 and § 401(a)(17). Executive officers and certain key employees participating in the Excess Pension Plan will receive, at the time and in the same form as benefits are paid under the Associates’ Pension Plan, additional monthly benefits in an amount which, when added to the benefits paid to each participant under the Associates’ Pension Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the IRC.

The following table shows information related to the Associates’ Pension Plan and the Excess Pension Plan for Mr. J. Hagedorn, the only NEO who participates in either plan. Since both the Associates’ Pension Plan and the Excess Pension Plan were frozen as of December 31, 1997, no further years of credited service have been or may be earned after that date.

Pension Benefits at 2024 Fiscal Year-End

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
James Hagedorn	The Scotts Company LLC Associates’ Pension Plan	9.917	238,365
	The Scotts Company LLC Excess Benefit Plan For Non Grandfathered Associates	2.000	45,790
	Total		284,155
________________________

(1)    The number of years of credited service shown is the applicable service earned under each respective plan as of December 31, 1997, the date each of the plans were frozen. As a result, no additional benefits will be attributed to years of service after such date.

(2)    Assumptions used in the calculation of these amounts are included in Note 9 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2024 fiscal year.

Non-Qualified Deferred Compensation Table

The ERP is a non-qualified deferred compensation plan that provides executives, including the NEOs, the opportunity to: (1) defer compensation with respect to salary and amounts received in lieu of salary; and (2) defer compensation with respect to any Performance Award (as defined in the ERP). The ERP also includes Company SRA contributions which may be awarded to the NEOs at the discretion of the Compensation Committee. The ERP is an unfunded plan and is subject to the claims of the Company’s general creditors. For additional discussion, see section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

Non-Qualified Deferred Compensation for 2024 Fiscal Year

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
James Hagedorn	56,000	1,043,650	7,534,146	(89,132)	19,181,103
Matthew E. Garth	55,090	86,344	44,529	—	258,010
Nathan E. Baxter	33,875	—	2,528	—	36,403
Christopher J. Hagedorn	—	—	—	—	—
Dimiter Todorov	50,542	12,750	200,498	—	925,049
________________________

(1)    These amounts reflect each NEOs’ contributions to the ERP during the 2024 fiscal year which are also included in base salary amounts reported in the Summary Compensation Table.

(2)    Reflects Company matching contributions and discretionary SRA contributions made to the ERP with respect to each NEO during the 2024 fiscal year as follows:

	ERP Match	SRA Contribution	Total
James Hagedorn	$43,650	$1,000,000	$1,043,650
Matthew E. Garth	86,344	—	86,344
Nathan E. Baxter	—	—	—
Christopher J. Hagedorn	—	—	—
Dimiter Todorov	12,750	—	$12,750

Company matching contributions to the ERP for a particular calendar year are not allocated until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated Company matching contributions with respect to NEO contributions that were made to the ERP between January 1, 2024 and September 30, 2024: Mr. J. Hagedorn, $41,625; Mr. Garth, $27,563; Mr. Baxter, $27,563; Mr. C. Hagedorn, $0; and Mr. Todorov, $4,125.

Mr. J. Hagedorn received his full SRA contribution in the 2024 fiscal year so the amount shown is higher than the corresponding amount received for the 2023 fiscal year when he elected to voluntarily forgo approximately 40% of his SRA contribution. A description of the SRA contributions is set forth in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

(3)    Represents aggregate earnings for the 2024 fiscal year allocated to each NEO’s account in accordance with the ERP. Under the terms of the ERP, each participant has the right to elect investment funds against which amounts allocated to such participant’s account under the ERP will be benchmarked. The investment funds include a Company stock fund and mutual funds that are substantially consistent with the investment options available under the RSP. Because there are no preferential earnings, these amounts are not reflected in the Summary Compensation Table.

(4)    Includes amounts previously reported as compensation to the NEOs in the Summary Compensation Table for the 2023 and 2022 fiscal years as follows: (a) Mr. J. Hagedorn, $1,671,502; (b) Mr. Garth, $0; (c) Mr. Baxter, $0; (d) Mr. C. Hagedorn, $0; and (e) Mr. Todorov, n/a. The aggregate balances shown for each of the NEOs is fully vested.

CEO PAY RATIO DISCLOSURE

We are providing the following information regarding the relationship of the annual total compensation of our CEO and that of our “median employee,” as required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K.

Pursuant to the SEC’s pay ratio rules, the median employee we identified for the 2023 fiscal year is no longer in the same position, therefore we used a similarly compensated “median employee” for the 2024 fiscal year. The decision to use a similarly compensated median employee for the 2024 fiscal year is based on our belief that there have not been changes in our employee population or compensation arrangements that would significantly impact the pay ratio disclosure.

For the 2024 fiscal year, our median employee is a heavy equipment operator located in the United States:

•The annual total compensation of our median employee, excluding the CEO, was $57,810;

•The annual total compensation of our CEO, as reported in the Summary Compensation Table on page 46 of this Proxy Statement, was $15,233,189; and

•The ratio of the annual total compensation of our CEO to the annual total compensation of our median employee, excluding the CEO, was 264 to 1.

The annual total compensation for our median employee during the 2024 fiscal year was calculated using the same methodology we use for our NEOs, as reported in the Summary Compensation Table on page 46 of this Proxy Statement. We identified our median employee based on our employee population as of September 30, 2023 that consisted of 5,437 employees. In accordance with the SEC’s de minimis exemption, which, depending on our circumstances, allows us to exclude up to 5% of our non-U.S. based employees. Therefore, we excluded 36 employees in China, 37 employees in Mexico and 37 employees in the Netherlands, as they represented less than 5% of our total employee population. Our median employee was identified utilizing calendar year-to-date gross wages (annualized for our non-seasonal associates) plus target cash incentive. For employees working outside of the United States, we converted wages to U.S. dollars using budgeted exchange rates.

Note that the SEC’s pay ratio disclosure rules provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee and the pay ratio. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry. This information is being provided for compliance purposes. Neither the Compensation Committee nor our management used the CEO pay ratio measure in making compensation decisions.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our CEO and all other NEO’s (“Other NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of Initial Fixed $100 Investment based on:(4)
Year	SCT Total for CEO(1) $	CAP to CEO (1)(2)(3) $	Avg. SCT Total for Other NEOs (1) $	Avg. CAP Paid to Other NEOs (1)(2)(3) $	TSR $	S&P 500 Household Products Index TSR $	Net Income (Loss) ($M)	Non-GAAP Adj. EBITDA as set forth in our credit facility (5) ($M)
2024	15,233,189	35,810,891	4,398,951	8,951,295	64.1	132.8	(34.9)	544.1
2023	11,994,566	6,794,634	3,983,355	2,698,654	36.6	106.1	(380.1)	485.5
2022	8,169,861	(3,411,145)	1,949,940	(949,567)	29.0	91.6	(437.5)	567.1
2021	10,713,912	8,226,342	2,761,516	2,446,250	97.0	99.9	513.4	916.5
________________________

(1)    James Hagedorn was our CEO for each year presented. The individuals comprising the Other NEOs for each year presented are listed below.

2024	2023	2022	2021
Matthew E. Garth	Matthew E. Garth	David C. Evans	Cory J. Miller
Nathan E. Baxter	Nathan E. Baxter	Michael C. Lukemire	Michael C. Lukemire
Christopher J. Hagedorn	Michael C. Lukemire	Christopher J. Hagedorn	Christopher J. Hagedorn
Dimiter Todorov	Denise S. Stump	Denise S. Stump	Denise S. Stump
	David C. Evans	Cory J. Miller	Thomas R. Coleman

(2)    The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote (3) below.

(3)    Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the CEO and the Other NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in row (A) below reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in row (B) below are based on the service cost for services rendered during the listed year. Amounts in row (C) below are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

	2024	2023	2022	2021
Summary Compensation Table Total for CEO	$15,233,189	$11,994,566	$8,169,861	$10,713,912
- Aggregate change in actuarial present value of pension benefits (A)	(13,061)	—	—	—
+ Service cost of pension benefits (B)	—	—	—	—
- SCT Stock Awards / SCT Option Awards (C)	(10,534,253)	(10,622,507)	(6,000,143)	(4,901,054)
+ Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	23,341,674	5,189,014	2,019,918	2,435,833
-/+ Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	7,738,202	(577,472)	(3,953,686)	(1,951,224)
-/+ Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year	—	—	—	—
+ Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year	45,140	811,033	(3,647,095)	1,928,875
- Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year	—	—	—	—
+ Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included	—	—	—	—
Compensation Actually Paid to CEO	$35,810,891	$6,794,634	$(3,411,145)	$8,226,342

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

	2024	2023	2022	2021
Average Summary Compensation Table Total for all Other NEOs	$4,398,951	$3,983,355	$1,949,940	$2,761,516
- Aggregate change in actuarial present value of pension benefits (A)	—	—	—	—
+ Service cost of pension benefits (B)	—	—	—	—
- SCT Stock Awards / SCT Option Awards (C)	(2,567,526)	(2,780,907)	(1,205,150)	(1,007,774)
+ Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	5,681,929	1,411,361	459,236	532,710
-/+ Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	1,397,996	(52,405)	(1,768,168)	(187,247)
-/+ Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year	—	—	20,990	—
+ Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year	39,945	137,250	(406,415)	347,045
- Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year	—	—	—	—
+ Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included	—	—	—	—
Average Compensation Actually Paid to all Other NEOs	$8,951,295	$2,698,654	$(949,567)	$2,446,250

(4)    The Peer Group TSR set forth in this table utilizes the S&P 500 Household Products Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in the Company’s Annual Report on Form 10-K for the 2024 fiscal year. The comparison assumes $100 was invested for the period starting September 30, 2020, through the end of the listed year in the Company and in the S&P 500 Household Products Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)    For the 2024 fiscal year, we have modified our company selected measure and determined Non-GAAP Adjusted EBITDA as set forth in our credit facility to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our CEO and Other NEOs. This performance measure may not have been the most important financial performance measure for years 2023, 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.
Non-GAAP Adjusted EBITDA as set forth in our credit facility is a non-GAAP financial performance measure, and is calculated as net income (loss) before interest, taxes, depreciation and amortization as well as certain other items, such as non-recurring or non-cash items affecting net income (loss). This calculation is intended to be consistent with the calculation of that measure as required by the Company's borrowing arrangements. See the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation (short-term compensation element) — EIP Business Performance Factors (Enterprise Plan)” within the CD&A, for additional information regarding Non-GAAP Adjusted EBITDA as set forth in our credit facility.

Relationship Between CEO and Other NEO Compensation Actually Paid, Company Total Shareholder Return (“TSR”), and Peer Group TSR

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Other NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years to that of the S&P 500 Household Products Index over the same period.

Relationship Between CEO and Other NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Other NEOs, and our Net Income during the four most recently completed fiscal years.

Relationship Between CEO and Other NEO Compensation Actually Paid and Company-Selected Measure

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Other NEOs, and our Company-Selected Measure (Non-GAAP Adjusted EBITDA as set forth in our credit facility) during the four most recently completed fiscal years.

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs.

The financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our CEO and other NEOs for 2024 to Company performance are Non-GAAP Adjusted EBITDA as set forth in our credit facility and Non-GAAP Free Cash Flow (these measures are not ranked). See the CD&A for a further description of the metrics used in the Company’s executive compensation program.

SEVERANCE AND CHANGE IN CONTROL (CIC) ARRANGEMENTS

Introduction

None of our NEOs has an employment agreement with the Company. Mr. J. Hagedorn, our CEO, has an executive severance agreement (“Hagedorn Severance Agreement”), which provides for certain compensation and benefits upon termination. Each of the NEOs currently employed by the Company other than Mr. J. Hagedorn is a participant in the Company’s Executive Severance Plan. The Hagedorn Severance Agreement and the Executive Severance Plan are described more fully below. Mr. Garth will be departing the Company on December 31, 2024 and will receive post-employment benefits as discussed in more detail in the section captioned “Other Executive Compensation Policies, Practices and Guidelines — Subsequent Event Following Fiscal Year End — Garth Separation Agreement” within the CD&A.

Hagedorn Severance Agreement

On December 11, 2013, Scotts LLC entered into the Hagedorn Severance Agreement with Mr. J. Hagedorn that superseded and terminated his then-effective employment agreement. Under the Hagedorn Severance Agreement, in the event of termination by the Company without Cause (as defined below) or by Mr. J. Hagedorn for Good Reason (as defined below), his severance payments (“Severance Payments”) will equal the sum of (i) a lump sum cash amount equal to three multiplied by the sum of (A) his base salary in effect immediately prior to the circumstances giving rise to the notice of termination, and (B) the highest annual bonus award paid to him in respect of the three completed plan years preceding the termination date, (ii) to the extent permitted under each applicable plan or arrangement, a lump sum cash payment equal to Mr. J. Hagedorn’s accrued benefits as of the termination date under the Company’s pension plans, and (iii) a lump sum cash payment equal to the monthly premiums for a period of three years following the termination date that he would incur if he continued coverage under applicable medical, disability and life insurance plans.

The Hagedorn Severance Agreement incorporates restrictive covenants in the form of an Employee Confidentiality, Noncompetition, Nonsolicitation Agreement (the “Hagedorn Noncompetition Agreement”), which is substantially similar to the agreements with the Company’s other executive officers and is broader in scope and applicability than the noncompetition covenant in his former employment agreement. As additional consideration to Mr. J. Hagedorn for expanding the conditions under which restrictive covenants will be enforceable, and subject to repayment upon certain defined circumstances, in the event of termination by the Company without Cause or by Mr. J. Hagedorn for Good Reason, the Hagedorn Severance Agreement provides that he shall be entitled to a payment of $100,000 per month over 36 months (the “Noncompetition Payments”). Mr. J. Hagedorn would also be entitled to the Noncompetition Payments if he terminates his employment other than for Good Reason, and the Board, in its sole discretion, notifies him that it intends to enforce the noncompetition restrictions set forth in the Hagedorn Noncompetition Agreement.

If Mr. J. Hagedorn is terminated for Cause, all restrictions in the Hagedorn Noncompetition Agreement apply and no Severance Payments or Noncompetition Payments will be made.

Mr. J. Hagedorn will be ineligible for any Severance Payments or Noncompetition Payments if he does not execute, or he revokes, a release substantially in the form attached to the Hagedorn Severance Agreement.

In the event of any termination of his employment, Mr. J. Hagedorn must immediately resign from any director or employee or officer positions that he holds with the Company Group (as defined below) other than his position as a member of the Board. In addition, if Mr. J. Hagedorn and his affiliates cease to own in the aggregate at least 5% of the voting power of the Company’s outstanding securities, he must also immediately resign from the Board, if requested by the Board, upon a termination of his employment by the Company for Cause.

The Hagedorn Severance Agreement includes a recovery right for incentive-based compensation. To the extent required by applicable law and whether or not then employed, any incentive-based compensation, whether cash or equity, received within the three-year period preceding the event giving rise to a repayment requirement will be repaid or returned by Mr. J. Hagedorn, or the after tax value (to the extent permissible under applicable law) repaid in the event that any equity has then been sold. This repayment/return obligation applies only to cash compensation received or equity awards granted after the effective date of the Hagedorn Severance Agreement, except as otherwise required by applicable law.

The term “Cause” is defined in the Hagedorn Severance Agreement to mean that Mr. J. Hagedorn has: (i) willfully and materially breached the terms of the Hagedorn Noncompetition Agreement; (ii) engaged in willful misconduct that has materially injured the business of the Company, Scotts LLC or any of their subsidiaries or any affiliates of those entities, on a consolidated basis, with the Company or Scotts LLC (collectively, the “Company Group”); (iii) willfully committed a material act of fraud or material breach of his duty of loyalty to the Company Group; (iv) willfully and continually failed to attempt in good faith to perform his duties under the Hagedorn Severance Agreement (other than any such failure resulting from his incapacity due to physical or mental illness); or (v) been convicted, or pled guilty or nolo contendere for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof.

The term “Good Reason” is defined in the Hagedorn Severance Agreement to mean, without Mr. J. Hagedorn’s consent, the existence of one or more of the following conditions: (i) the assignment to Mr. J. Hagedorn of any duties inconsistent with his status as CEO of the Company or a substantial adverse alteration in the nature or status of his responsibilities; (ii) a reduction by the Company of his total direct compensation at target for a fiscal year in the aggregate, which is equal to the sum of his base salary, target bonus opportunity, and the grant date value of any long-term awards for such year, based on the standard grant practices of the Compensation Committee for such year, to an amount less than $5,328,000; (iii) the requirement by the Company that Mr. J. Hagedorn relocate his primary personal residence; (iv) the failure by the Company, without his consent, to pay to him any portion of his current compensation, or to pay him any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due; (v) the failure by the Company to continue in effect any compensation or benefit plan in which Mr. J. Hagedorn is entitled to participate as of the effective date of the Hagedorn Severance Agreement or thereafter which is material to his total compensation, unless an equitable arrangement has been made with respect to such plan, or the failure by the Company to continue his participation therein (or in such substitute or alternative plan) on a basis not materially less favorable; (vi) the failure by the Company to continue to provide Mr. J. Hagedorn with benefits substantially similar to those enjoyed by him as of the effective date of the Hagedorn Severance Agreement or thereafter under any of the Company’s pension, life insurance, medical, health and accident, or disability plans in which he is entitled to participate, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit or perquisite that he enjoys, or the failure by the Company to provide him with the number of paid vacation days to which he is entitled on an annual basis as of the effective date of the Hagedorn Severance Agreement; or (vii) any purported termination of his employment without Cause that is not effected pursuant to a notice of termination. Mr. J. Hagedorn must provide written notice within 90 days of an event he believes to be Good Reason and the Company is entitled to 30 days to cure after receipt of the Notice.

Executive Severance Plan

The Executive Severance Plan was amended and restated effective April 25, 2017. Under the terms of the Executive Severance Plan, each participant will be eligible to receive severance benefits in the event his or her employment is terminated involuntarily by the Company without Cause (as defined below), or by the participant for Good Reason (as defined below), provided certain conditions are satisfied. Subject to the terms of the Executive Severance Plan, the Compensation Committee designated each of Mr. Garth, Mr. Baxter, Mr. C. Hagedorn and Mr. Todorov as eligible participants.

The term “Cause” is defined in the Executive Severance Plan as: (a) willful and material breach of the terms of any agreement with the Company; (b) willful misconduct that materially injures the business of the Company or any affiliate; (c) the willful commission of a material act of fraud or a material breach of the duty of loyalty to the Company and its affiliates; (d) the willful failure to substantially perform one’s duties as an employee (for reasons other than physical or mental illness) after reasonable notice of that failure; or (e) conviction or entering into a plea of guilty or nolo contendere for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof.

In order to receive benefits under the Executive Severance Plan as amended, each of Mr. Garth, Mr. Baxter, Mr. C. Hagedorn and Mr. Todorov (each a “Participant” and collectively the “Participants”) executed a Tier 1 participation agreement (the “Participation Agreement”) that reflects the terms of the amended plan, the form of which was approved by the Compensation Committee. Mr. C. Hagedorn executed his Participation Agreements in 2021. Mr. Garth, Mr. Baxter and Mr. Todorov executed their Participation Agreements in 2023. Upon termination, each Participant must also execute a release agreement in favor of the Company as a condition to receiving benefits under the Executive Severance Plan.

The Participation Agreement provides for the following severance benefits in the event a Participant’s employment is terminated involuntarily without Cause or the Participant resigns for Good Reason:

•a continuation of base salary, in accordance with the Company’s normal payroll practices, for a period of 24 months after the date of termination (the “Severance Period”);

•a bonus amount equal to two times the target bonus opportunity for the year in which the termination occurs that is payable in two equal installments on the first and second anniversary of termination, subject to the Participant’s continued compliance with any post-employment obligations to the Company; and

•for a period of 24 months, an amount equal to the excess of the then-COBRA premium charged by the Company to terminated employees, over the premium charged to participants for the benefits in which they were enrolled at the effective date of termination (the “Benefits Offset Payment”).

All other benefits to which the Participant has a vested right as of the effective date of termination will be paid or provided according to the provisions of the plans or programs governing such benefits. In addition to the foregoing, in the event termination occurs within two years following a Change in Control (as defined in the Executive Severance Plan), the Participant will also receive a payment equal to the prorated annual bonus for the year in which termination occurs.

The Participation Agreement defines “Good Reason” as the existence of one or more of the following conditions without the Participant’s consent: (a) a material diminution in total direct compensation at target (meaning the sum of base salary, target bonus opportunity and grant date value of any long-term awards for a fiscal year/performance period, based on the standard grant practices of the Compensation Committee), other than as a result of (i) an across-the-board reduction for executives at the Participant’s level or (ii) a reduction in total direct compensation at target as a result of the Participant being on a performance improvement or disciplinary plan or (iii) a reduction in total direct compensation at target by reason of unique, supplemental, additional, or other one-time incentive compensation grants made in a prior year; or (b) a material diminution in authority, duties or responsibilities which shall not include (i) a change in position to another position which is at the same, or higher, officer level, and for which the participant is reasonably qualified by education, skills or experience or (ii) a requirement to be based at a different office of the Company from that to which the Participant was assigned prior to that required move; except in the instance that the Participant terminates service within two years after a Change in Control because of a requirement to perform services at a location that is more than 50 miles away from the location in which services were performed before the Change in Control, such termination shall constitute termination for Good Reason. Under the terms of the Participation Agreement, Good Reason exists only if the Company fails to cure the event giving rise to Good Reason within 30 days after receiving notice thereof from the Participant.

PAYMENTS ON TERMINATION OF EMPLOYMENT AND/OR CHANGE IN CONTROL

The Company and its subsidiaries have entered into certain agreements and maintain certain plans that may provide compensation to the NEOs employed by the Company and its subsidiaries in the event of a termination of employment and/or a change in control of the Company and that would provide compensation to the NEOs no longer employed by the Company or its subsidiaries upon termination of employment.

Severance Arrangements: None of our NEOs has an employment agreement with the Company. Effective December 11, 2013, Mr. J. Hagedorn entered into the Hagedorn Severance Agreement, which superseded and terminated his then-effective employment agreement. Each of the NEOs currently employed by the Company other than Mr. J. Hagedorn is a participant in the Company’s Executive Severance Plan.

The Hagedorn Severance Agreement and the Executive Severance Plan provide for severance and continued compensation and benefit eligibility as summarized in the table below:

	Prior to CIC		Within 2 Years Following CIC
	Involuntary Without Cause or Voluntary With Good Reason	Due to Death or Disability	Involuntary Without Cause or Voluntary With Good Reason
Salary Continuation:
CEO	3x base salary (lump sum)	None	3x base salary (lump sum)
All Other NEOs	2x base salary	None	2x base salary (lump sum)
Annual Incentive:
CEO	3x highest bonus paid in prior 3 years (lump sum)	None	3x highest bonus paid in prior 3 years (lump sum)
All Other NEOs	2x target bonus	None	2x target bonus plus prorated annual bonus (lump sum)
Welfare Benefits:
CEO	Coverage ends and CEO receives lump sum payment equal to the equivalent monthly premiums to continue medical, disability and life insurance for a period of 3 years	None	Coverage ends and CEO receives lump sum payment equal to the equivalent monthly premiums to continue medical, disability and life insurance for a period of 3 years
All Other NEOs	Coverage ends and NEO receives Benefits Offset Payment for 24 months	None	Coverage ends and NEO receives lump sum payment equal to Benefits Offset Payment for 24 months
Non-Compete Payments:
CEO	$3.6 million, payable in $100,000 monthly installments	None	$3.6 million, payable in $100,000 monthly installments
All Other NEOs	No additional compensation provided	None	No additional compensation provided

Under the Executive Severance Plan, if an NEO terminates their employment voluntarily without Good Reason, other than for retirement, or such NEO’s employment is terminated for Cause, the NEO is not entitled to receive any additional base salary continuation or any other benefits under the Executive Severance Plan. The Company’s specific obligations to each of the NEOs are detailed in the separate tables that follow.

Equity-Based Compensation Plans: Grants of NSOs, RSUs and PUs are typically subject to three-year, time-based vesting. However, our equity-based compensation plans generally provide for accelerated vesting (either full or partial) or forfeiture in certain situations, as indicated in the following table. These acceleration and forfeiture provisions apply to all Participants in our equity-based compensation plans.

Termination Due to:	Treatment of Unvested NSOs, RSUs and PUs
Retirement	NSOs and RSUs vest on date of termination. PUs generally vest on the third anniversary of the grant date and remain subject to the achievement of performance criteria

Death or Disability	Vest on date of termination

For Cause	Forfeited on date of termination

Any Other Reason	Forfeited on date of termination

Subsequent to Change in Control	Generally vest on date of termination within 24-months following a CIC (“double-trigger”) if the unvested awards are assumed, substituted or continued, as described below
________________________

Retirement: A voluntary termination after a participant reaches age 55 with 10 years of service. As of September 30, 2024, Mr. J. Hagedorn is the only NEO that satisfies the requirements for retirement eligibility.

Disability: Impairment that qualifies a participant for benefits under the Company’s long-term disability plan or any other long-term disability plan sponsored by the Company.

Treatment of Equity Awards Following a Change in Control: Upon a change in control, our Long-Term Incentive Plan generally imposes a “double-trigger” vesting provision, which provides for vesting upon involuntary termination of employment within 24 months after a change in control if (1) equity-based awards are assumed, continued or substituted in the transaction or (2) equity-based awards otherwise continue in effect after the transaction. On the other hand, if the Compensation Committee, after evaluating the facts and circumstances of a change in control event, reasonably concludes that equity-based awards will not be assumed, substituted or continued by the resulting entity, our “responsive” single trigger will take effect and the awards will generally cancel or vest in exchange for a lump sum cash payment. These vesting and forfeiture provisions generally apply to all participants in our Long-Term Incentive Plan.

Based on the vesting and forfeiture provisions, the following treatment applies to each equity-based award type subsequent to a CIC:

•If awards are assumed, substituted or continued: Following an involuntary termination, without Cause, within 24 months after a change in control of the Company, any conditions on the employee’s rights under, or any restrictions on transfer or exercisability applicable to each replaced or continued award, will be waived or lapse as of the date of termination (i.e., “double-trigger”),

•If awards are not substituted or continued:

◦NSOs: Subsequent to a change in control, and only if the unvested NSOs are not substituted or continued, (a) outstanding NSOs will be cancelled and the applicable NEO will receive cash in the amount of, or Common Shares having a fair value equal to, the difference between the change in control price per Common Share and the exercise price per Common Share associated with the cancelled NSO, or (b) the NEO exercises, with the permission of the Compensation Committee, the NEO’s outstanding NSOs within 15 days of the date of the change in control.

◦RSUs: Subsequent to a change in control, and only if the unvested RSUs are not substituted or continued, RSUs will vest in full and all restrictions relating to such awards will lapse. The vested awards will be distributed in (i) a single lump sum cash payment within 30 days following such change in control based on the change in control price, or (ii) at the Compensation Committee’s discretion, in the form of whole Common Shares of the Company or shares of any successor company.

◦PUs: Subsequent to a change in control, and only if the unvested PUs are not substituted or continued, all service-based vesting criteria will be deemed to be satisfied and performance goals associated with outstanding awards will be deemed to have been met on the date of the change in control (as specified in the applicable award agreement), all performance periods will be accelerated to the date of the change in control and all outstanding awards will be distributed in a single lump sum cash payment within 30 days following such change in control based on the change in control price.

Termination of Employment and Change in Control — James Hagedorn

The following table describes the approximate payments that would be made to Mr. J. Hagedorn pursuant to the Hagedorn Severance Agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2024, the last day of the 2024 fiscal year. Amounts below exclude accrued benefits, which are fully vested as of September 30, 2024 (and are not further enhanced or accelerated as a result of the potential termination event) and further detailed in the “Pension Benefits at 2024 Fiscal Year-End” or the “Non-Qualified Deferred Compensation for 2024 Fiscal Year” compensation tables as applicable. For further information concerning the outstanding equity-based awards held by Mr. J. Hagedorn as of September 30, 2024, see table captioned “Outstanding Equity Awards at 2024 Fiscal Year-End.”

	Termination Prior to CIC		Following CIC(1)
Executive Benefits and Payments Upon Termination	Involuntary Without Cause or Voluntary With Good Reason	Termination Due to Death or Disability	Involuntary Without Cause or Voluntary With Good Reason	CIC Only
Compensation(2):
Base Salary (3x annual base salary)	$3,600,000	$—	$3,600,000	$—
Bonus Amount(3)	6,300,000	—	6,300,000	—
EIP — Pro Rata Payout(4)	2,100,000	2,100,000	2,100,000	—
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated(5)	15,569,563	15,569,563	15,569,563	—
Restricted Stock Units:
Unvested and Accelerated(6)	1,957,599	1,957,599	1,957,599	—
Performance Units:
Unvested and Accelerated(7)	10,655,257	10,655,257	10,655,257	—
Benefits and Perquisites:
Health & Welfare Benefits(8)	67,392	—	67,392	—
Other Payments:
Non-Compete Payments(9)	3,600,000	—	3,600,000	—
Total:	$43,849,811	$30,282,419	$43,849,811	$—
________________________

(1)    Assumes all unvested NSOs, RSUs and PUs will be assumed or substituted in connection with the change in control.

(2)    Equity valuations are based on the $86.70 closing price of our Common Shares on September 30, 2024.

(3)    Bonus amount reflects lump sum payment pursuant to the Hagedorn Severance Agreement of cash severance benefit in an amount equal to three times the EIP payout for the 2024 fiscal year (without respect to the enhancement for converting the payout to equity), the highest annual bonus paid in any of the three preceding years.

(4)    Since Mr. J. Hagedorn is retirement eligible, he is entitled to a lump sum pro-rata payout of the annual bonus under the EIP for the year of termination. This is in addition to any bonus amount payable under the Hagedorn Severance Agreement. The amount shown assumes that the EIP paid out at 100% of target, in cash.

(5)    Since Mr. J. Hagedorn is retirement eligible, all NSOs are subject to immediate vesting upon termination for any reason other than for Cause. Amount reported reflects the in-the-money value of the unvested NSOs as of September 30, 2024.

(6)    Since Mr. J. Hagedorn is retirement eligible, all RSUs and related deferred dividend equivalents associated with the unvested RSUs are subject to immediate vesting upon termination for any reason other than for Cause. The vested RSUs and related dividend equivalents are generally settled on the third anniversary of the grant date.

(7)    Since Mr. J. Hagedorn is retirement eligible, all PUs and related deferred dividend equivalents associated with the unvested PUs are deemed to vest in full on the third anniversary of the grant date upon termination for any reason other than for Cause (subject to the achievement of the underlying performance criteria which is assumed based on accounting assumptions as of September 30, 2024). The vested PUs and related dividend equivalents are generally settled on the third anniversary of the grant date.

(8)    Reflects lump sum payment equal to the equivalent monthly premiums to continue medical, disability and life insurance for a period of three years.

(9)    Per the Hagedorn Severance Agreement, Mr. J. Hagedorn will receive non-compete payments totaling $3.6 million, payable in $100,000 monthly installments over the three-year period following an involuntary termination by the Company without Cause, or a voluntary termination by Mr. J. Hagedorn for Good Reason (subject to Mr. J. Hagedorn executing a Release Agreement as prescribed by the Company).

Termination of Employment and Change in Control — Mr. Garth, Mr. Baxter, Mr. C. Hagedorn and Mr. Todorov

The following tables describe the approximate payments that would be made to each of the above-named NEOs pursuant to the Executive Severance Plan or individual award agreements in the event of termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2024, the last day of the 2024 fiscal year. Amounts reflected in the following tables exclude accrued benefits, which are fully vested as of September 30, 2024 (and are not further enhanced or accelerated as a result of the potential termination event) and further detailed in the “Pension Benefits at 2024 Fiscal Year-End” or the “Non-Qualified Deferred Compensation for 2024 Fiscal Year” compensation tables as applicable. For further information concerning the outstanding equity-based awards held by each of the above-named NEOs as of September 30, 2024, see table captioned “Outstanding Equity Awards at 2024 Fiscal Year-End.”

Involuntary Termination Without Cause, or Voluntary Termination by NEO With Good Reason:

Executive Benefits and Payments Upon Termination	Mr. Garth	Mr. Baxter	Mr. C. Hagedorn	Mr. Todorov
Compensation(1):
Base Salary (2x annual base salary)(2)	$1,900,000	$1,900,000	$1,300,000	$1,100,000
EIP — Pro Rata Actual Payout(3)	—	—	—	—
ESP Bonus Amount (4)	2,375,000	2,375,000	1,170,000	990,000
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated(5)	—	—	—	—
Restricted Stock Units:
Unvested and Accelerated(6)	588,693	486,647	—	250,043
Performance Units:
Unvested and Accelerated(7)	—	—	—	—
Benefits and Perquisites:
Benefits Offset Payment(8)	38,187	36,922	38,177	27,332
Total:	$4,901,880	$4,798,569	$2,508,177	$2,367,375
________________________

(1)    Equity valuations are based on the $86.70 closing price of our Common Shares on September 30, 2024.

(2)    Reflects two times the annual base salary rate in effect as of September 30, 2024 for each NEO.

(3)    Since none of the NEOs are retirement eligible, no payout of the annual bonus would be received under the EIP for the year of termination.

(4)    Pursuant to the Executive Severance Plan, reflects a lump sum payment in an amount equal to two times the cash-based target annual bonus opportunity as of September 30, 2024, which would be payable to the NEO in two equal installments, on the first and second anniversary of the termination effective date, subject to the NEO’s continued compliance with any post-employment obligations to the Company.

(5)    All unvested NSOs are forfeited as of the date of termination.

(6)    For Mr. Garth and Mr. Baxter, reflects immediate vesting of unvested sign-on RSU grant and related deferred dividend equivalents issued at the time of hire. For Mr. Todorov, reflects pro-rata vesting of unvested retention RSU grant and related deferred dividend equivalents. All other unvested RSUs for each NEO will forfeit as of the date of termination. The vested RSUs and related dividend equivalents are generally settled on the third anniversary of the grant date.

(7)    For each NEO, all unvested PUs and related deferred dividend equivalents are forfeited as of the date of termination.

(8)    Reflects an amount equal to the excess of the current COBRA premium charged by the Company to terminated employees over the premium charged to active employees as of September 30, 2024; calculated for a period of 24 months and payable on a monthly basis.

Subsequent Departure of Mr. Garth Following the 2024 Fiscal Year

While the above table reflects the potential benefits and payments the NEOs would be eligible to receive based on the assumption that their respective employment was involuntarily terminated without Cause on September 30, 2024, Mr. Garth will be departing the Company effective December 31, 2024. Pursuant to the Garth Separation Agreement, Mr. Garth will receive severance benefits that are consistent with the “Severance Benefits” under his Participation Agreement under the Executive Severance Plan pursuant to an involuntary termination without Cause, and which are substantially similar to the amounts reflected in the table above as of September 30, 2024. Pursuant to the Garth Separation Agreement, Mr. Garth will also receive partial vesting for certain equity-based awards to the extent of his service, which will differ from the value of the equity-based awards reflected in the table above as of September 30, 2024. Mr. Garth’s terms of separation are more fully discussed in the section captioned “Other Executive Compensation Policies, Practices and Guidelines — Subsequent Event Following Fiscal Year End — Garth Separation Agreement” within the CD&A.

Termination Due to Death or Disability:

Executive Benefits and Payments Upon Termination	Mr. Garth	Mr. Baxter	Mr. C. Hagedorn	Mr. Todorov
Compensation(1):
Base Salary	$—	$—	$—	$—
EIP — Pro Rata Actual Payout(2)	1,187,500	1,187,500	585,000	472,500
ESP Bonus Amount	—	—	—	—
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated(3)	2,944,029	3,179,728	2,914,368	1,277,171
Restricted Stock Units:
Unvested and Accelerated(4)	588,693	2,866,389	326,339	327,119
Performance Units:
Unvested and Accelerated(5)	3,297,895	3,237,725	2,040,311	1,305,095
Benefits and Perquisites:
Benefits Offset Payment(6)	—	—	—	—
Total:	$8,018,117	$10,471,342	$5,866,018	$3,381,885
________________________

(1)    Equity valuations are based on the $86.70 closing price of our Common Shares on September 30, 2024.

(2)    Reflects a lump sum payment in an amount equal to a prorated annual bonus award under the EIP for the year of termination, assuming the EIP paid out at 100% of target, in cash for all NEOs.

(3)    For each NEO, all unvested NSOs immediately vest in the event of termination due to death or disability. Amount reported reflects the in-the-money value of the unvested NSOs as of September 30, 2024.

(4)    Reflects immediate vesting and settlement of all unvested RSUs and related deferred dividend equivalents associated with unvested RSUs.

(5)    All unvested PUs and related deferred dividend equivalents associated with unvested PUs are deemed to vest in full on the third anniversary of the grant date upon termination due to death or disability (subject to the achievement of the underlying performance criteria, which is assumed based on accounting assumptions as of September 30, 2024). The vested PUs and related dividend equivalents are generally settled on the third anniversary of the grant date.

(6)    Reflects an amount equal to the excess of the current COBRA premium charged by the Company to terminated employees over the premium charged to active employees as of September 30, 2024; calculated for a period of 24 months and payable on a monthly basis.

Involuntary Termination Without Cause, or Voluntary Termination by NEO With Good Reason (within 2 years following CIC assuming awards are assumed, substituted or continued):

Executive Benefits and Payments Upon Termination	Mr. Garth	Mr. Baxter	Mr. C. Hagedorn	Mr. Todorov
Compensation(1):
Base Salary (2x annual base salary)(2)	$1,900,000	$1,900,000	$1,300,000	$1,100,000
EIP — Pro Rata Actual Payout(3)	1,187,500	1,187,500	585,000	472,500
ESP Bonus Amount (4)	2,375,000	2,375,000	1,170,000	990,000
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated(5)	2,944,029	3,179,728	2,914,368	1,277,171
Restricted Stock Units:
Unvested and Accelerated(6)	588,693	2,866,389	326,339	65,285
Performance Units:
Unvested and Accelerated(7)	3,297,895	3,237,725	2,040,311	1,305,095
Benefits and Perquisites:
Benefits Offset Payment(8)	38,187	36,922	38,177	27,332
Total:	$12,331,304	$14,783,264	$8,374,195	$5,237,383
________________________

(1)    Equity valuations are based on the $86.70 closing price of our Common Shares on September 30, 2024.

(2)    Reflects two times the annual base salary rate in effect as of September 30, 2024 for each NEO.

(3)    Reflects a lump-sum pro-rata payout of the annual bonus under the EIP, assuming the EIP paid out at 100% of target, in cash for all NEOs. The prorated bonus is in addition to any bonus amount payable under the Executive Severance Plan.

(4)    Pursuant to the Executive Severance Plan, reflects a lump sum payment in an amount equal to two times the target annual bonus opportunity as of September 30, 2024, which would be payable to the NEO in two equal installments on the first and second anniversary of the termination effective date, subject to the NEO’s continued compliance with any post-employment obligations to the Company.

(5)    Reflects immediate vesting of all outstanding and unvested NSOs upon termination for any reason other than for Cause. Amount reported reflects the in-the-money value of the unvested NSOs as of September 30, 2024.

(6)    All unvested RSUs and related deferred dividend equivalents are subject to immediate vesting upon termination for any reason other than for Cause. The vested RSUs and related dividend equivalents are generally settled on the third anniversary of the grant date.

(7)    All unvested PUs and related deferred dividend equivalents associated with unvested PUs are deemed to vest in full, at target level performance, upon termination for any reason other than for Cause. The vested PUs and related dividend equivalents are generally settled on the third anniversary of the grant date.

(8)    Reflects an amount equal to the excess of the current COBRA premium charged to terminated employees over the premium charged to active employees as of September 30, 2024; calculated for a period of 24 months and payable in a single lump sum.

Change in Control Only — No termination (assuming awards are assumed, substituted or continued):

Executive Benefits and Payments Upon Termination	Mr. Garth	Mr. Baxter	Mr. C. Hagedorn	Mr. Todorov
Compensation(1):
Base Salary (2x annual base salary)	$—	$—	$—	$—
EIP — Pro Rata Actual Payout	—	—	—	—
ESP Bonus Amount	—	—	—	—
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated(2)	—	—	—	—
Restricted Stock Units:
Unvested and Accelerated(2)	—	—	—	—
Performance Units:
Unvested and Accelerated(2)	—	—	—	—
Benefits and Perquisites:
Benefits Offset Payment	—	—	—	—
Total:	$—	$—	$—	$—
________________________

(1)    Equity valuations are based on the $86.70 closing price of our Common Shares on September 30, 2024.

(2)    Assumes unvested NSOs, as well as unvested PUs and RSUs and related dividend equivalents will be assumed or substituted in connection with the change in control.

Employee Confidentiality, Noncompetition, Nonsolicitation Agreements

In connection with executing the Hagedorn Severance Agreement on December 11, 2013, Mr. J. Hagedorn became a party to the Hagedorn Noncompetition Agreement, pursuant to which Mr. J. Hagedorn has agreed to maintain the confidentiality of any “confidential information” (as that term is defined in the Hagedorn Noncompetition Agreement) of Scotts LLC and its affiliates and not to directly or indirectly disclose or reveal confidential information to any person or use confidential information for Mr. J. Hagedorn’s own personal benefit or for the benefit of any person other than Scotts LLC and its affiliates. The Hagedorn Noncompetition Agreement also contains provisions that prevent Mr. J. Hagedorn from engaging in specified competitive and solicitation activities during his employment with Scotts LLC and its affiliates, and for an additional three years thereafter. As additional consideration for entering into the Hagedorn Severance Agreement, which incorporates the Hagedorn Noncompetition Agreement, Mr. J. Hagedorn is entitled to receive non-compete payments totaling $3.6 million, payable in $100,000 monthly installments over the three-year restrictive period. However, the non-compete payments are only payable in the following situations: (1) in the event Mr. J. Hagedorn’s employment is terminated involuntarily without Cause; (2) in the event Mr. J. Hagedorn voluntarily terminates his employment with Good Reason; or (3) in the event Mr. J. Hagedorn voluntarily terminates his employment without Good Reason, provided the Board notifies Mr. J. Hagedorn that it intends to enforce the restrictive covenants. Failure to abide by the terms of the Hagedorn Noncompetition Agreement will result in forfeiture of any remaining non-compete payments, if applicable, and the repayment of any prior non-compete payments received by Mr. J. Hagedorn pursuant to the terms of the Hagedorn Severance Agreement. Failure to abide by the terms of the Hagedorn Noncompetition Agreement will also result in forfeiture of any future payment under the EIP and will require Mr. J. Hagedorn to return to Scotts LLC any monies paid to him under the EIP within the three years prior to breach.

Mr. Garth, Mr. Baxter, Mr. C. Hagedorn and Mr. Todorov are each parties to an employee confidentiality, noncompetition, nonsolicitation agreement with Scotts LLC (the “Noncompetition Agreement”), pursuant to which each executive officer has agreed to maintain the confidentiality of any “confidential information” (as that term is defined in the Noncompetition Agreement) of Scotts LLC and its affiliates and not to directly or indirectly disclose or reveal confidential information to any person or use confidential information for the individual’s own personal benefit or for the benefit of any person other than Scotts LLC and its affiliates. The Noncompetition Agreement also contains provisions that, to the extent permitted by applicable law and/or rules of professional conduct for attorneys, prevent the individual party to it from engaging in specified competitive and solicitation activities during his or her employment with Scotts LLC and its affiliates, and for an additional two years thereafter. Failure to abide by the terms of the Noncompetition Agreement will result in forfeiture of any future payment under the EIP and will require the individual to return to Scotts LLC any monies paid to him or her under the EIP within the three years prior to breach.

PROPOSAL NUMBER 2

ADVISORY VOTE ON THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as set forth in this Proxy Statement. This proposal is commonly referred to as the “Say-on-Pay” vote.

Linking executive pay to shareholder value creation and attracting and retaining top performers are central to the design of our executive compensation programs. The Compensation Committee strives to achieve this linkage over both the short-term and long-term by establishing plan goals tied to shareholder value creation, that, when achieved or exceeded, reward our executives relative to the shareholder value they help create. Conversely, our NEOs receive lower compensation when financial targets and leadership objectives are not met. We believe shareholder value is ultimately created by sustained profitability growth, increased cash flow and demonstrated leadership by our NEOs. Our NEOs are directly aligned with, and invested in the success of our business because the majority of their compensation is impacted positively or negatively by our business results and share price. Our CD&A, which begins on page 25 of this Proxy Statement, provides a detailed description of our compensation philosophy and objectives, the elements of executive compensation we offer and our compensation practices. We encourage you to review the CD&A before voting on this proposal.

As explained in the CD&A, the Company continued its priority focus in the 2024 fiscal year to maximize earnings and cash flow available to pay down debt. This priority focus influenced the design of our compensation programs for the 2024 fiscal year and, due to the Company’s strengthening financial condition, we were also able to reverse some of the temporary design measures implemented last year and return to our historical practices. Design elements supporting the Company’s priority focus included converting annual cash incentive compensation to equity and a long-term incentive aligned to certain financial and share price performance goals. In addition, we returned to a three-year performance period for long-term Performance Unit awards. The Company delivered strong financial results for the 2024 fiscal year, and our NEOs received incentive payouts approximating target, which were determined within the structure of the incentive plan.

Highlights of our compensation philosophy and program for the 2024 fiscal year include the following:

•Performance-Based Pay: Performance should be the primary driver of compensation decisions. Consistent with this pay-for-performance philosophy, approximately 75%, on average, of the annual total direct compensation opportunity at target for our NEOs, including our CEO, was delivered in the form of variable pay tied to financial and/or share price performance.

•No Employment Agreements: The Company does not maintain employment agreements with any of the NEOs. Severance benefits for our CEO are provided under a separate severance agreement, and severance benefits for all other NEOs are generally provided under an executive severance plan. The Company has entered into arbitration agreements with our NEOs and other associates as a means to address certain potential employment issues that may arise.

•Limited Executive Perquisites: The Company does not offer cash-based executive perquisites, such as car allowances and financial planning services.

•Double-Trigger Change in Control Provisions: Our plans include “double-trigger” change in control provisions for equity-based awards that are assumed or substituted in a change in control transaction or that continue in effect after the transaction if there is an involuntary termination of employment within 24 months after a change in control. We believe that a double-trigger provision is appropriate because it provides protection for our impacted executives while protecting the interests of shareholders.

•Clawback Provisions: All of our equity-based awards and annual incentive awards include provisions designed to recoup such awards for violation of post-employment covenants or other post-employment obligations to the Company, or otherwise engaging in certain conduct that is detrimental to the Company. In addition, our Dodd-Frank-compliant executive compensation clawback policy requires the Company to recover any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure in the event of a required accounting restatement due to material non-compliance with any applicable financial reporting requirement.

•Significant Stock Ownership: Each of our NEOs is expected to maintain a significant amount of his or her accumulated wealth in the form of Common Shares. The ownership guidelines are 10 times base salary for our CEO and 3 times base salary for all other NEOs.

•No Repricing or Backdating: We do not reprice underwater stock options or backdate options.

•No Excess Benefit Retirement Plan: Our excess benefit plan was frozen effective December 31, 1997 and the only NEO who was enrolled in this plan before it was frozen is our CEO.

•Independent Consultants: Our Compensation Committee engages independent consultants to advise it with respect to executive compensation levels and practices. The consultants provide no services to management and had no prior relationship with any of our NEOs.

•Compensation Risk Assessment: Management and our Compensation Committee evaluate our compensation plans and arrangements that represent material sources of variable pay, and have concluded for the 2024 fiscal year that the compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

•Independent Compensation Committee: Each member of our Compensation Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10C-1 promulgated by the SEC under the Exchange Act. Each member of our Compensation Committee also qualifies as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

•Anti-Hedging Policy: Our Insider Trading Policy prohibits all Company employees, including our NEOs, and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

The Say-on-Pay vote is not intended to address any specific element of compensation, but rather provides shareholders an opportunity to express their views regarding the overall compensation of our NEOs and our executive compensation philosophy and objectives, guiding principles, policies and practices.

Recommendation and Vote

For the reasons set forth above, the Company is asking its shareholders to consider the financial covenant pressures the Company faced, the appropriateness of the Company’s response, and how the Company came out of the 2024 fiscal year with greater financial flexibility and better positioned to return to financial strength in the coming years, and support the compensation of the NEOs as set forth in this Proxy Statement by voting FOR the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnote and narrative disclosures accompanying the tables.”

To be approved, this proposal requires the affirmative vote of the holders of a majority of the Company’s Common Shares present in person or by proxy and entitled to vote on the proposal, which means the votes cast “For” the proposal must exceed the votes cast “Against” the proposal. Abstentions will be treated as votes cast “Against” the proposal. Broker non-votes will not be counted in determining the required vote on the proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

We highly value the opinions of our shareholders. Accordingly, although the vote is advisory only and not binding on the Company or the Board, the Compensation Committee will consider the outcome of the Say-on-Pay vote in connection with future executive compensation decisions.

PROPOSAL NUMBER 3

RATIFICATION OF THE SELECTION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”) has served as the Company’s independent registered public accounting firm since 2005 and audited the Company’s consolidated financial statements as of and for the fiscal year ended September 30, 2024, and the Company’s internal control over financial reporting as of September 30, 2024. The Audit Committee is directly responsible for the selection of the Company’s independent registered public accounting firm and has selected Deloitte to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2025. Although it is not required to do so, the Board has determined to submit the Audit Committee’s selection of the independent registered public accounting firm to the Company’s shareholders for ratification as a matter of good corporate governance. In the event that the Audit Committee’s selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025 is not ratified by the holders of a majority of the Common Shares represented at the Annual Meeting (with an abstention being treated the same as a vote “Against”), the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm for the fiscal year ending September 30, 2026. Even if the selection of Deloitte is ratified, the Audit Committee, in its discretion, could decide to terminate the engagement of Deloitte and to engage another independent registered public accounting firm if the Audit Committee determines such action is necessary or desirable.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

YOUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2025.

PROPOSAL NUMBER 4

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF
THE SCOTTS MIRACLE-GRO COMPANY DISCOUNTED STOCK PURCHASE PLAN

General

We are seeking shareholder approval of an amendment and restatement of The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (“Discounted Stock Purchase Plan”), which was adopted, subject to shareholder approval, by the Board of Directors (“Board”) of the Company. A copy of the Discounted Stock Purchase Plan, as amended, is attached to this Proxy Statement as Annex A. The amendments to the Discounted Stock Purchase Plan will become effective January 27, 2025 (the “Effective Date”) if it is approved by our shareholders.

The Board has approved, subject to approval by the shareholders, an amendment and restatement of the Discounted Stock Purchase Plan to provide an increase in the number of Common Shares authorized for purchase under the Discounted Stock Purchase Plan by 300,000 Common Shares.

The Discounted Stock Purchase Plan provides a means for employees of the Company and any subsidiary or affiliate of the Company designated for participation in the Discounted Stock Purchase Plan (“Designated Affiliate or Subsidiary” ) to authorize payroll deductions or make lump sum contributions on a voluntary basis to be used for the periodic purchase of Common Shares. All employees participating in the Discounted Stock Purchase Plan have equal rights and privileges. Under the Discounted Stock Purchase Plan, eligible employees are able to purchase Common Shares at a price (the “Purchase Price”) not less than 85% of the fair market value of the Common Shares at each Purchase Date, as defined in the Discounted Stock Purchase Plan. For purposes of the Discounted Stock Purchase Plan, at the discretion of the Compensation Committee, the fair market value of the Common Shares on any relevant date may be based on the opening, closing, actual, high, low, or average selling prices of a share of Stock reported on NYSE on the relevant date.

The purposes of the Discounted Stock Purchase Plan are to foster the long-term financial success of the Company, increase shareholder value by providing Participants in the Discounted Stock Purchase Plan with an opportunity to acquire or increase an ownership interest in the Company, and attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the success of the Company’s business largely depends.

The Board believes that the Discounted Stock Purchase Plan encourages broader ownership of Common Shares by employees of the Company and its Designated Affiliates or Subsidiaries and thereby provides an incentive for employees to contribute to the continued profitability and success of the Company. In particular, the Board believes that the Discounted Stock Purchase Plan offers a convenient means for employees who might not otherwise purchase and hold Common Shares to do so and that the discounted sale feature of the Discounted Stock Purchase Plan provides a meaningful inducement to participate. The Board also believes that employees’ continuing economic interest, as shareholders, in the performance and success of the Company enhances their entrepreneurial spirit, which can greatly contribute to long-term profitability.

Upon the Effective Date, the maximum number of Common Shares that may be purchased under the Discounted Stock Purchase Plan will be 300,000 Common Shares plus the number of Common Shares that the Company’s shareholders previously approved for purchase under the Discounted Stock Purchase Plan that, immediately before the Effective Date of the restatement, had not been purchased, subject to adjustment as described below in “Summary of Operation of the Discounted Stock Purchase Plan — Adjustments Upon Changes in Capitalization.” As of December 12, 2024, 66,872 Common Shares remained available for purchase under the Discounted Stock Purchase Plan. This number is expected to be less as of the date immediately prior to the Effective Date. Common Shares purchased under the Discounted Stock Purchase Plan may be either authorized but unissued (i.e., newly-issued) shares, treasury shares previously acquired by the Company, or shares purchased on any securities exchange upon which Common Shares are traded, otherwise in the over-the-counter market, or in negotiated transactions.

Common Shares acquired through the Discounted Stock Purchase Plan are held in a Participant’s Custodial Account (and may not be sold) until the earlier of (1) the Participant’s termination of employment with the Company and its subsidiaries, (2) 12 full calendar months beginning after the Purchase Date for which shares of Stock were purchased on behalf of the Participant, or (3) the date on which a change in control (as defined below in “Summary of Operation of the Discounted Stock Purchase Plan — Termination and Distribution of Custodial Accounts”) affecting the Company occurs. Upon any such event, all whole Common Shares and cash held in a Participant’s Custodial Account will be made available to the Participant under procedures developed by the custodian for the Discounted Stock Purchase Plan. Any fractional Common Shares that are to be withdrawn from a Custodial Account will be distributed in cash equal to the fair market value of the fractional Common Share on the termination date.

The following is a brief summary of the material features of the Discounted Stock Purchase Plan as proposed to be amended and restated. This summary is qualified in its entirety by reference to the full text of the Discounted Stock Purchase Plan, a copy of which is attached to this Proxy Statement as Annex A.

Summary of Operation of the Discounted Stock Purchase Plan

Administration of the Discounted Stock Purchase Plan

The Discounted Stock Purchase Plan is administered by the Compensation Committee, or a subcommittee thereof, or any other committee designated by the Board to administer the Discounted Stock Purchase Plan (the “Compensation Committee”). The Compensation Committee has the authority to interpret the Discounted Stock Purchase Plan and construe its terms, adopt rules and regulations relating to the Discounted Stock Purchase Plan and make all determinations under the Discounted Stock Purchase Plan. The Compensation Committee establishes the number of Common Shares that may be acquired during any Plan Year or on any Purchase Date, establishes and maintains an account for each Participant in the Discounted Stock Purchase Plan (each, a “Plan Account”) to which payroll deductions or lump sum contributions are credited and amounts applied to purchase Common Shares, and establishes an account for each Participant which is credited with Common Shares purchased until those Common Shares are distributed (each, a “Custodial Account”). The Compensation Committee also administers procedures through which eligible employees may enroll in the Discounted Stock Purchase Plan. The Discounted Stock Purchase Plan provides shares of Stock will be purchased in exchange for the Purchase Price, as soon as administratively practicable after the Company receives payment either from payroll deductions or a lump sum contribution directly from Participants for the purchase of such shares of Stock, unless otherwise determined by the Compensation Committee.

The Compensation Committee has the authority to make changes to the Discounted Stock Purchase Plan with respect to the participation of employees of any Designated Affiliate or Subsidiary organized under the laws of a country other than the United States of America when the Compensation Committee deems such changes to be necessary or appropriate to achieve a desired tax treatment in the foreign jurisdiction or to comply with applicable foreign laws. Any such changes to the Discounted Stock Purchase Plan will apply only to employees of that non-U.S. Designated Affiliate or Subsidiary, and will apply equally to all employees of that non-U.S. Designated Affiliate or Subsidiary.

The Compensation Committee may delegate ministerial duties associated with the Discounted Stock Purchase Plan to any person (including employees of the Company) as the Compensation Committee deems appropriate. Any reference to the Compensation Committee shall also include any such designee of the Compensation Committee.

Eligibility

Any U.S.-based full-time or permanent part-time employee of the Company or a Designated Affiliate or Subsidiary who has reached age 18, is not a seasonal employee (as determined by the Compensation Committee), has been an employee for at least 15 days before the applicable Purchase Date and agrees to comply with the terms of the Discounted Stock Purchase Plan is eligible to participate in the Discounted Stock Purchase Plan. Approximately 3,800 employees in the U.S. are currently eligible to participate in the Discounted Stock Purchase Plan. Any non-U.S.-based employee of the Company or a Designated Affiliate or Subsidiary who meets the eligibility criteria established by the Compensation Committee and agrees to comply with the terms of the Discounted Stock Purchase Plan will also be eligible to participate in the Discounted Stock Purchase Plan. As of the date of this Proxy Statement, the Compensation Committee has authorized employees in Canada and the Netherlands to participate in the Discounted Stock Purchase Plan and, approximately 600 employees based outside of the U.S. are currently eligible to participate in the Discounted Stock Purchase Plan.

Participation

An eligible employee may enroll (i.e., become a Participant) by filing an enrollment form with the Compensation Committee authorizing the Compensation Committee to withhold a portion of his or her cash compensation to purchase shares of Stock or by delivering a lump sum contribution to purchase shares of Stock. After initial enrollment in the Discounted Stock Purchase Plan, participation will continue unless he or she files a notice of withdrawal, terminates employment, contributes the maximum permitted amount of contributions to the Plan, or otherwise becomes ineligible to participate.

Upon enrollment in the Discounted Stock Purchase Plan, a Participant must elect the rate at which the Participant will make payroll contributions for the purchase of Common Shares. Payroll contributions may be in an amount of not less than the minimum amount specified by the Compensation Committee or more than US$36,000 per Plan Year (i.e., a calendar year), unless the Compensation Committee specifies different minimum and/or maximum amounts at the beginning of the Plan Year. All employee contributions are made by means of direct payroll deduction from taxable compensation or by means of a lump sum contribution. The contribution rate elected by a Participant will continue in effect until modified by the Participant, except that a Participant may change the Participant’s previously elected contribution rate effective beginning on the first payroll period that is as soon as administratively practicable after such election has been received by the Compensation Committee.

A Participant’s contributions are credited to the Plan Account maintained on the Participant’s behalf. As of the Purchase Date, the value of each Participant’s Plan Account is divided by the Purchase Price established for that Purchase Date. Each Participant is deemed to have purchased the number of whole and fractional Common Shares produced by this calculation.

As promptly as practicable after the applicable Purchase Date, the Company issues or transfers the Common Shares purchased by a Participant and/or cash necessary to purchase such shares to the custodian for the Discounted Stock Purchase Plan for transfer into that Participant’s Custodial Account. No interest is credited on payroll contributions pending investment in Common Shares of the Company. Unless otherwise determined by the Compensation Committee, cash dividends paid on Common Shares of the Company are automatically reinvested in additional whole and fractional Common Shares unless the Participant has affirmatively elected to receive the dividends in cash. The custodian either purchases such Common Shares in the market or receives Common Shares directly from the Company as directed by the Compensation Committee; however, no discounts apply to any dividend reinvestment purchases. Each Participant’s Custodial Account is credited with any Common Shares distributed as a dividend or distribution in respect of Common Shares previously credited to the Participant’s Custodial Account.

Subject to applicable securities laws, proxy statement rules, and other guidance regarding shareholder voting rights, Participants are entitled to vote the number of whole and fractional Common Shares credited to their respective Custodial Accounts. A Participant’s rights under the Discounted Stock Purchase Plan are nontransferable, except upon death of the Participant.

Termination and Distribution of Custodial Accounts

Common shares acquired through the Discounted Stock Purchase Plan are held in a Participant’s Custodial Account (and may not be sold) until the earlier of (1) as soon as practicable following the date the Participant terminates employment with the Company and its affiliates and subsidiaries, (2) one year beginning after the end of the Purchase Date for which the Common Shares were purchased, or (3) the date on which a change in control affecting the Company occurs. Upon any such event, all whole Common Shares and cash held in a Participant’s Custodial Account will be made available to the Participant under procedures developed by the custodian for the Discounted Stock Purchase Plan and the Compensation Committee. Any fractional Common Shares that are to be withdrawn from a Custodial Account will be distributed in cash equal to the fair market value of the fractional common share on the termination date. Notwithstanding the foregoing, the Compensation Committee, in its discretion may elect to return the cash in the Participant’s account under the Discounted Stock Purchase Plan as soon as practicable after his or her termination instead of purchasing shares.

Under the Discounted Stock Purchase Plan, a “change in control” of the Company will be deemed to occur if:

•the members of the Board on the effective date (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors also will be treated as an Incumbent Director;

•any person, entity, or group (other than the Company, any affiliate or subsidiary of the Company, any employee benefit plan of the Company or an affiliate or subsidiary of the Company, the Hagedorn Partnership, L.P., or any party related to Hagedorn Partnership, L.P., as determined by the Compensation Committee) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities;

•the shareholders of the Company consummate the merger or business combination of the Company with or into another entity, and the shareholders of the Company immediately before the merger or other business combination will own less than 50% of the voting power of the entity resulting from the merger or business combination or consummate the sale or other disposition of all or substantially all of the Company’s assets;

•the shareholders of the Company adopt a plan to liquidate or dissolve the Company;

•the Hagedorn Partnership, L.P. or any party related to the Hagedorn Partnership, L.P. (as determined by the Compensation Committee) becomes the beneficial owner of securities of the Company representing more than 49% of the combined voting power of the Company’s then outstanding securities; or

•any other event that is identified as a change in control in any other shareholder-approved plan of the Company that the Compensation Committee, in its discretion, deems appropriate to be considered a change in control under the Discounted Stock Purchase Plan.

Adjustments Upon Changes in Capitalization

The aggregate number of Common Shares available under the Discounted Stock Purchase Plan (as well as any share-based limits under the Discounted Stock Purchase Plan) and the respective Purchase Price, number of Common Shares and other share-based limitations, and kind of shares, will be appropriately adjusted by the Compensation Committee in order to prevent dilution or enlargement of Participant rights in the event of any corporate event or transaction (including, but not limited to, a change in the shares of stock of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split-up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of the Company.

No Promise of Future Awards

The Discounted Stock Purchase Plan provides and confirms that the right to purchase Common Shares under the Discounted Stock Purchase Plan is made available by the Company on a voluntary and discretionary basis, and the Company makes no commitment to make a right to purchase Common Shares available in the future.

Costs and Expenses

The Company pays the costs and expenses incurred in the administration of the Discounted Stock Purchase Plan and maintenance of Plan Accounts as well as brokerage fees and commissions for purchases including purchases upon reinvestment of dividends and distributions. The Company does not, however, pay any brokerage fees or commissions relating to sales of Common Shares acquired under the Discounted Stock Purchase Plan by Participants.

Amendment, Modification and Termination of the Discounted Stock Purchase Plan

The Board or the Compensation Committee (provided that the Compensation Committee is comprised solely of Board members) may terminate, suspend or amend the Discounted Stock Purchase Plan without further shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the Exchange Act, applicable requirements of the Internal Revenue Code or applicable rules of NYSE or any other securities exchange, market or other quotation system on or through which the Company’s securities are then listed or traded. The Discounted Stock Purchase Plan will continue until terminated by action of the Board or Compensation Committee although, as noted above, the number of Common Shares which may be delivered under the Discounted Stock Purchase Plan is limited. The Discounted Stock Purchase Plan will automatically terminate after the purchase date as of which the amount of available shares has been exhausted, unless the Board or Compensation Committee determines otherwise.

Income Tax Consequences

The following is a summary of certain income tax consequences of participation in the Discounted Stock Purchase Plan. With respect to the discussion of U.S. federal income tax consequences, the following summary is intended to reflect current provisions of the Internal Revenue Code and applicable Treasury Regulations. This summary is not a complete statement of applicable law, nor does it address U.S. state or local tax laws or regulations.

All amounts withheld from a Participant’s pay are after-tax amounts. To the extent a Participant is a U.S. citizen or resident, the Participant generally is subject to U.S. federal income tax and is taxed, at ordinary income tax rates, on the difference between the fair market value of the Common Shares the Participant purchases and the amount the Participant pays to purchase those Common Shares. Non-U.S. taxes also may apply. To the extent a Participant is not a U.S. citizen or resident, taxation of the Participant for U.S. and non-U.S. tax purposes depends upon a number of factors, including applicable non-U.S. tax laws and regulations.

To the extent a Participant is a U.S. citizen or resident, the Company or one of its Designated Affiliates or Subsidiaries generally is entitled to an income tax deduction for U.S. federal income tax purposes on the amount which such Participant elects to have the Company withhold to purchase Common Shares under the Discounted Stock Purchase Plan and on the difference between the fair market value of the Common Shares acquired when Common Shares are purchased on the Purchase Date and the amount paid to acquire the Common Shares. To the extent a Participant is not a U.S. citizen or resident, the determination of whether the Company or one of its subsidiaries is entitled to an income tax deduction for U.S. or non-U.S. tax purposes depends on a number of factors, including applicable non-U.S. tax laws and regulations.

ANY U.S. FEDERAL TAX ADVICE CONTAINED IN THE FOREGOING IS NOT INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED, AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY DEPARTMENT REGULATIONS.

Recommendation and Vote

To be approved, this proposal requires the affirmative vote of the holders of a majority of the Company’s Common Shares present in person or by proxy and entitled to vote on the proposal, which means the votes cast “For” the proposal must exceed the votes cast “Against” the proposal. Abstentions will be treated as votes cast “Against” the proposal. Broker non-votes will not be counted in determining the required vote on the proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE SCOTTS MIRACLE-GRO COMPANY DISCOUNTED STOCK PURCHASE PLAN.

AUDIT COMMITTEE MATTERS

In accordance with applicable SEC Rules, the Audit Committee issued the following report on December 2, 2024. The Audit Committee consisted of the following members as of such date: Edith Avilés; Roberto Candelino; David C. Evans, Chair; and Mark D. Kingdon.

Report of the Audit Committee for the 2024 Fiscal Year

Role of the Audit Committee, Independent Registered Public Accounting Firm and Management

The Audit Committee consists of four directors, each of whom satisfies the applicable independence requirements set forth in the NYSE Rules and under SEC Rule 10A-3, and operates under a written charter adopted by the Board. A copy of the Audit Committee charter is posted under the “Corporate Governance” heading on the Company’s Internet website at http://investor.scotts.com.

The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements. The Audit Committee also has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the U.S. Public Company Accounting Oversight Board or the PCAOB.

In addition, the Audit Committee has received from the Company’s independent registered public accounting firm the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the Company’s independent registered public accounting firm their independence from the Company and its management, and has considered whether the Company’s independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The internal auditors are responsible for preparing an annual audit plan and conducting internal audits under the control of the Company’s Chief Internal Auditor, who is accountable to the Audit Committee. The Audit Committee met with the internal auditors and the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Financial Officer and other executive officers of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting.

Audit Committee Recommendation

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Company’s 2024 Annual Report to Shareholders and Annual Report on Form 10-K for the 2024 fiscal year for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors of the Company:

David C. Evans, Chair
Edith Avilés
Roberto Candelino
Mark D. Kingdon

Fees of the Independent Registered Public Accounting Firm

Audit Fees

The aggregate audit fees billed by Deloitte, including expenses, for the 2024 fiscal year and the 2023 fiscal year were $2,448,351 and $2,556,930, respectively. These amounts included fees for professional services rendered by Deloitte in connection with (1) its audit of the Company’s consolidated financial statements, (2) its audit of the effectiveness of the Company’s internal control over financial reporting and (3) its review of the unaudited consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as fees for services performed in connection with consents related to SEC registration statements and reports related to statutory audits.

Audit-Related Fees

The aggregate fees for audit-related services rendered by Deloitte, including expenses, for the 2024 fiscal year and the 2023 fiscal year were $1,393,778 and $1,028,467, respectively. Audit-related fees include fees for services related to (i) acquisitions and divestitures, (ii) audit-related research and assistance and (iii) internal control reviews.

Tax Fees

The aggregate fees for tax services rendered by Deloitte, including expenses, for the 2024 fiscal year and the 2023 fiscal year were $206,929 and $31,675, respectively. Tax fees are related to tax compliance and advisory services and assistance with tax audits.

All Other Fees

The aggregate fees for non-audit services rendered by Deloitte for the 2024 fiscal year and the 2023 fiscal year were $3,790 and $4,055, respectively. The fees under this category are related to technical subscriptions.

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

None of the services described under the headings “Audit-Related Fees,” “Tax Fees” or “All Other Fees” above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 C.F.R. § 210.2-01(c)(7)(i).

The Audit Committee’s “Policies and Procedures Regarding Approval of Services Provided by the Independent Registered Public Accounting Firm” are set forth below.

THE SCOTTS MIRACLE-GRO COMPANY
THE AUDIT COMMITTEE
POLICIES AND PROCEDURES REGARDING APPROVAL OF SERVICES
PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee charter provides that the Audit Committee has the sole authority and responsibility to pre-approve all audit services, audit-related tax services and other permitted services to be performed for the Company by its independent auditors and the related fees. Pursuant to its charter and in compliance with rules of the SEC and PCAOB, the Audit Committee has established a pre-approval policy that requires the pre-approval of all services to be performed by the independent auditors. The independent auditors may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent auditor.

The Audit Committee may delegate to a Designated Member (as defined in the policy), who must satisfy the applicable independence requirements set forth in the NYSE Rules, the authority to grant pre-approvals of permitted services, or classes of permitted services, to be provided by the independent registered public accounting firm. Any decision by a Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at its next regularly scheduled meeting.

All fees (audit, audit-related, tax and other) paid to the independent registered public accounting firm are disclosed in accordance with applicable SEC Rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions described below, since the beginning of the 2024 fiscal year, the Company is not aware of any transactions in which it or any of its subsidiaries was or will be a participant and in which any persons deemed to be “related persons” for purposes of Item 404(a) of SEC Regulation S-K had or will have a direct or indirect material interest that required the review and approval or ratification of the Governance Committee pursuant to the Company’s Related Person Transaction Policy and disclosure pursuant to Item 404(a) of SEC Regulation S-K:

Scotts LLC maintains a “time sharing agreement,” as that term is defined in the provisions of 14 C.F.R. § 91.501(b)(6) and (c)(1), as amended, with the Company’s Chairman & Chief Executive Officer, Mr. J. Hagedorn. The agreement permits Mr. J. Hagedorn to purchase flight hours on Company aircraft for personal use at a cost that is calculated as the lesser of the Company’s incremental direct operating cost per flight hour or the maximum charge allowed for such flight as set forth in 14 C.F.R. § 91.501(d), as amended. During the 2024 fiscal year, Mr. J. Hagedorn purchased 200.1 flight hours under his time sharing agreement at a cost of $463,878, plus applicable federal excise taxes. Under the terms of the time sharing agreement, which is governed by the rules of the Federal Aviation Administration, the Company remains responsible for providing licensed and qualified pilots, maintaining the aircraft in airworthy operating condition, and carrying in full force and effect public liability, property damage, “all-risk” hull and any other necessary policies of insurance in respect of the aircraft, naming Mr. J. Hagedorn as an additional insured.

From time to time, Scotts LLC leases aircraft for business use from Hagedorn Aviation, Inc. (“Hagedorn Aviation”), an aircraft operating company of which Mr. J. Hagedorn is the majority shareholder. During the 2024 fiscal year, the Company leased Hagedorn Aviation aircraft at a cost of $120,987. Because fuel that has been purchased on a Company account is sometimes used in Hagedorn Aviation aircraft, Hagedorn Aviation is obligated to reimburse the Company for fuel used during the 2024 fiscal year in the amount of $812,752. The Company also has agreements with Hagedorn Aviation pursuant to which the Company, for a fee, provides Hagedorn Aviation with access to the services of the Company’s aviation mechanics and/or pilots in circumstances involving non-business, non-commuting flights on personal aircraft. The agreements were approved by the Governance Committee based on the Company’s interest in ensuring the safety and security of Mr. J. Hagedorn and provide that if Hagedorn Aviation uses the Company’s aviation mechanics and/or pilots from time to time, Hagedorn Aviation must reimburse the Company at annually established rates reflecting the costs to the Company of employing the aviation mechanics and/or pilots, as appropriate. During the 2024 fiscal year, Hagedorn Aviation accessed the services of pilots and mechanics in the amount of $23,728 and $31,918, respectively.

The Farms For City Kids Foundation, Inc. (“Farms”) is a 501(c)(3) nonprofit organization that, per its website, annually hosts more than 750 students each year in an all-expense paid one-week residential educational program at Spring Brook Farm in Reading, Vermont, a working farmstead that Farms owns and operates. Modeled on a similar program in the United Kingdom, Farms provides school-aged children from less-advantaged backgrounds in areas including metropolitan New York, Boston and Vermont with educational opportunities they would not otherwise have. By engaging in hands-on learning in outdoor classrooms, these young people connect with the natural world and explore new dimensions of learning as academics integrate with everyday farm activities and sustainable agricultural practices. Mr. J. Hagedorn and his wife, Karli Hagedorn, founded Farms in 1992, and they currently serve as board members as well as Vice President and President, respectively. During the 2024 fiscal year, Farms received $1,296,548 in support that the Company either directly provided or helped generate.

The Hagedorn Legacy Foundation (“HLF”) is a private charitable foundation with 501(c)(3) status. HLF’s directors and officers include Mr. J. Hagedorn, other members of the Hagedorn family and certain Company employees. The Scotts Miracle-Gro Foundation (“SMGF”) is a 501(c)(3) established in 2016 to promote the Company’s support of efforts to address environmental and social issues that impact the community. SMGF focuses its work in four areas: community enhancement; environmental improvement; youth empowerment; and social justice. HLF and SMGF have partnered over the years to fund an endowment at The Ohio State University that provides direct scholarship support for entrepreneurially minded students who have a financial need. SMGF also collaborates with HLF on its Legacy Project, a unique jointly funded coaching program that gives motivated students personal one-on-one coaching to help them successfully move through their high school years and into a post-secondary learning experience. Students get opportunities to interact with entrepreneurial thinkers, learn more about their own character strengths, develop and work toward their own goals, and develop inquiry, problem-solving, and other skills for success in the professional world. The students receive financial support for college or other post-secondary training. During the 2024 fiscal year, HLF received an aggregate of $227,074 comprised of direct financial support from SMGF and/or indirect administrative support from Scotts LLC.

Nicholas Hagedorn is the son of Mr. J. Hagedorn and brother of Mr. C. Hagedorn. Mr. N. Hagedorn is currently employed by The Hawthorne Gardening Company, a subsidiary of the Company as Chief Genetics Officer. During the 2024 fiscal year, Mr. N. Hagedorn received salary, bonus and other payments in the amount of $210,988. Mr. N. Hagedorn is also eligible to participate in the incentive plans, retirement plans, insurance programs, health benefits and other similar employee welfare benefit arrangements available to other employees of comparable level and on substantially similar terms and conditions.

Jordan Littlefield, Ms. Littlefield’s son, is currently employed by Scotts LLC as Brand Director. During the 2024 fiscal year, Mr. Littlefield received salary, bonus and other payments in the amount of $223,580. Mr. Littlefield is also eligible to participate in the incentive plans, retirement plans, insurance programs, health benefits and other similar employee welfare benefit arrangements available to other employees of comparable level and on substantially similar terms and conditions.

Amanda Rico is the daughter of Denise S. Stump. Ms. Stump was an executive officer of the Company until the first day of the 2024 fiscal year. Ms. Rico was employed by Scotts LLC in the role of VP, Human Resources Operations during the 2024 fiscal year and is currently Interim Chief Human Resources Officer of the Company. During the 2024 fiscal year, Ms. Rico received salary, bonus and other payments in the amount of $252,832. Ms. Rico is also eligible to participate in the incentive plans, retirement plans, insurance programs, health benefits and other similar employee welfare benefit arrangements available to other employees of comparable level and on substantially similar terms and conditions.

Policies and Procedures with Respect to Related Person Transactions

The Board has adopted a written Related Person Transaction Policy (the “Related Person Policy”) to assist it in reviewing and approving or ratifying transactions with persons who are deemed “related persons” for purposes of Item 404(a) of SEC Regulation S-K (collectively, “related persons”), and to assist the Company in the preparation of the related person transaction disclosures required by the SEC. The Related Person Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Corporate Governance Guidelines and the Code of Business Conduct and Ethics. Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) the Company or one of its subsidiaries is a participant; and (iii) any related person has or will have a direct or indirect interest, is within the scope of the Related Person Policy.

The Company’s directors and executive officers are required to provide prompt and detailed notice of any potential Related Person Transaction (as defined in the Related Person Policy) to the Chair of the Governance Committee. If a Related Person Transaction is related to the employment, compensation or benefits of any person, the Compensation Committee shall exercise the authority of the Governance Committee with respect to such transaction. For purposes of this discussion, the Governance Committee or the Compensation Committee, when exercising its authority pursuant to the Related Person Policy, shall be referred to as the RPT Approving Committee

The Chair of the RPT Approving Committee will analyze the particular transaction and determine whether the transaction constitutes a Related Person Transaction requiring compliance with the Related Person Policy. The RPT Approving Committee shall conduct a reasonable prior review of the material facts of all Related Person Transactions that require the RPT Approving Committee’s approval and either approve or prohibit the transaction if it determines it to be inconsistent with the interests of the Company and its shareholders.

In determining whether to approve or prohibit a Related Person Transaction, the RPT Approving Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable to the Company or the applicable subsidiary than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director may participate in the discussion or approval of any Related Person Transaction in which such director has a direct or indirect interest, other than to provide material information about the Related Person Transaction to the RPT Approving Committee.

If a Related Person Transaction is ongoing, the RPT Approving Committee may establish guidelines for the Company’s management to follow in the ongoing dealings of the Company or the applicable subsidiary with the related person. Further, on at least an annual basis, the RPT Approving Committee will review and assess each ongoing Related Person Transaction to ensure that such Related Person Transaction remains appropriate and any established guidelines for the Related Person Transaction are being complied with.

The following transactions have been deemed to be pre-approved for purposes of the Related Person Policy:

•ordinary course transactions not exceeding $120,000;

•executive officer compensation arrangements, provided that (a) the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC, or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC if the executive officer was an “NEO,” and the Compensation Committee approved the compensation;

•director compensation arrangements approved by the Board, provided that the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC;

•transactions with other companies where the related person’s interest is solely as an employee (other than an executive officer), a director or less than 10% owner of the other company, if the aggregate amount is less than $1.0 million or 2% of the other company’s total annual revenues;

•charitable contributions where the related person’s only relationship to the charitable organization, foundation or university is as an employee (other than an executive officer) or a director, if the aggregate amount is less than $1.0 million or 2% of the charitable organization’s total annual receipts;

•transactions where the related person’s interest arises solely from the ownership of Common Shares and all shareholders receive a proportional benefit (e.g., dividends);

•transactions involving competitive bids;

•regulated transactions; and

•certain banking-related services.

The RPT Approving Committee reviewed each of the Related Person Transactions discussed above and, after considering all of their relevant facts and circumstances, approved them for the 2024 fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

There are three equity compensation plans under which the Common Shares are authorized for issuance to eligible directors, officers, employees or third-party service providers:

•the Long-Term Incentive Plan;

•the Discounted Stock Purchase Plan; and

•the ERP.

The following table summarizes equity compensation plan information for the Long-Term Incentive Plan and the Discounted Stock Purchase Plan as a group, both of which are shareholder approved, and for the ERP, which is not subject to shareholder approval, in each case as of September 30, 2024. No disclosure is included in respect of the RSP as it is intended to meet the qualification requirements of IRC § 401(a).

The information included below reflects the equity compensation plan information as of September 30, 2024 and therefore does not correspond to the disclosure included in “PROPOSAL NUMBER 4 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE SCOTTS MIRACLE-GRO COMPANY DISCOUNTED STOCK PURCHASE PLAN” which reflects our Common Shares remaining available for issuance under the Discounted Stock Purchase Plan as of December 12, 2024.

Plan Category	(a) Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Common Shares Reflected In Column(a))
Equity compensation plans approved by shareholders	3,553,486	(1)	$65.03	(2)	3,638,423	(3)
Equity compensation plans not approved by shareholders	n/a	(4)	n/a		n/a	(5)
Total	3,553,486		$65.03	(2)	3,638,423
________________________

(1)    Includes 2,377,672 Common Shares issuable upon exercise of NSOs granted under the Long-Term Incentive Plan, of which 493,832 are fully vested as of September 30, 2024; 766,384 Common Shares issuable upon vesting of RSUs and DSUs granted under the Long-Term Incentive Plan (135,494 of which are fully vested as of September 30, 2024); and 409,430 Common Shares representing the target number of PUs granted under the Long-Term Incentive Plan (assuming the underlying performance criteria applicable to the PUs achieve a target level of performance for the applicable performance periods).

The number of Common Shares reported in column (a) includes 73,701 PUs granted in the 2022 fiscal year and outstanding as of the 2024 fiscal year-end. However, the underlying PUs were subsequently cancelled on October 31, 2024 since the Company failed to achieve the minimum performance required to trigger a payout for the FY22-FY24 Performance Period.

The number of Common Shares reported in column (a) does not reflect up to an additional 325,344 Common Shares that may pay out if the outstanding PUs granted in the 2024 fiscal year achieve the 250% payout level.

(2)    Represents the weighted-average exercise price of outstanding NSOs granted under the Long-Term Incentive Plan.

(3)    Includes 70,615 Common Shares remaining available for issuance under the Discounted Stock Purchase Plan and 3,567,808 Common Shares authorized and remaining available for issuance under the Long-Term Incentive Plan. This amount may be reduced proportionate to the maximum amount of Common Shares that may be paid out if the PUs achieve a payout above target level as discussed in note (1) above, and further reduced by the 2:1 full value adjustment factor pursuant to the terms of the Long-Term Incentive Plan.

(4)    As of September 30, 2024, the Company is holding 219,911 Common Shares which were credited to the respective bookkeeping accounts of participants in the ERP. This number has been rounded to the nearest whole Common Share. Such Common Shares were acquired by the Company at fair value in the open market, based on a participant directed election to designate a portion of its respective salary and bonus deferrals as Supplemental Retirement Account contributions to be invested in Common Shares and distributed to the participant at the applicable distribution date(s). The Common Shares, which are held in a trust account for the benefit of the participant, are already included as part of the Company’s issued and outstanding share balance as of September 30, 2024.

(5)    Since the Common Shares held in the ERP are acquired by the plan as market shares, the ERP does not provide for a specified limit on the number of Common Shares that may be credited to participants’ bookkeeping accounts. Please see the description of the ERP in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element)” within the CD&A. Participant account balances in the ERP may be credited to one or more benchmark investment funds, including a Company stock fund and mutual fund investments, which are substantially consistent with the investment options permitted under the RSP. The amount credited to the benchmark Company stock fund is recorded as Common Shares. The amount credited to one of the benchmark mutual fund investments is recorded as mutual fund shares.

Discounted Stock Purchase Plan

The Company currently maintains a Discounted Stock Purchase Plan, which provides a means for eligible associates to purchase Common Shares at a price equal to at least 85% of the fair value of the Common Shares on the applicable Purchase Date (as defined in the Discounted Stock Purchase Plan). Participants in the Discounted Stock Purchase Plan may elect to purchase Common Shares either via payroll deductions each pay period or via lump contributions to the plan; both methods are subject to an aggregate purchase limit of $36,000 per plan year.

Any U.S.-based full-time or permanent part-time employee of the Company (or a designated subsidiary of the Company) who has reached age 18 and has been an employee for at least 15 days before the applicable Purchase Date is eligible to participate in the Discounted Stock Purchase Plan. Any employee of the Company (or a designated subsidiary of the Company) based in Canada or the Netherlands who meets certain eligibility criteria is also eligible to participate in the Discounted Stock Purchase Plan.

Common Shares acquired through the Discounted Stock Purchase Plan are held in a custodial account maintained on the participant’s behalf, and may not be sold until the earliest of: (1) the date the participant terminates employment; (2) 12 months after a Purchase Date; or (3) the date on which a change in control affecting the Company occurs. Upon any such event, all whole Common Shares and cash held in a participant’s custodial account will be made available to the participant under procedures developed by the custodian for the Discounted Stock Purchase Plan and the committee appointed by the Board to administer the Discounted Stock Purchase Plan. Any fractional Common Shares that are to be withdrawn from a custodial account will be distributed in cash equal to the fair value of the fractional Common Share on the termination date.

Participants are entitled to vote the number of whole and fractional Common Shares credited to their respective custodial accounts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Common Shares are the only outstanding class of voting securities of the Company. The following table furnishes certain information regarding the beneficial ownership of the Common Shares as of December 2, 2024 by each of the current directors of the Company, each nominee for election as a director, each NEO listed in the Summary Compensation Table, all current directors and executive officers as a group, and all persons known to the Company to beneficially own more than 5% of the outstanding Common Shares. With respect to the 5% holders, the reported Common Shares are as of the date described in the applicable footnote. As of December 2, 2024, there were 57,453,525 Common Shares issued and outstanding.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Common Shares Presently Held	Common Share Equivalents Presently Held(2)	Options(3)	Total	Percent of Class
Edith Avilés	1,419	2,743(4)	—	4,162(5)	*
Nathan E. Baxter (6)	13,569,731(7)	—	—	13,569,731(8)	23.62%
Roberto Candelino	—	—	—	—(9)	*
David C. Evans	13,396	—	—	13,396(10)	*
Matthew E. Garth (6)	18,234(11)	—	52,596(12)	70,830(13)	*
Christopher J. Hagedorn(6)	44,909(14)	—	17,278(15)	62,187(16)	*
James Hagedorn (6)	13,622,174(17)	745(18)	929,580(19)	14,552,499(20)	24.93%
Adam Hanft	30,354	4,507(21)	—	34,861(22)	*
Stephen L. Johnson	13,466	3,753(23)	—	17,219(24)	*
Thomas N. Kelly Jr.	6,100	4,507(25)	—	10,607(26)	*
Mark D. Kingdon	—	1,578(27)	—	1,578(28)	*
Katherine Hagedorn Littlefield	13,558,435(29)	1,764(30)	—	13,560,199	23.60%
Brian E. Sandoval	—	3,489(31)	—	3,489(32)	*
Peter E. Shumlin	8,648	8,100(33)	—	16,748(34)	*
Dimiter Todorov(6)	10,149	—	1,571(35)	11,720 (36)	*
John R. Vines	13,036	5,452(37)	—	18,488(38)	*
All current directors and executive officers as a group (16 individuals)	13,803,503	36,638	1,001,025	14,841,166(39)	25.37%
Hagedorn Partnership, L.P.	13,553,274(40)	—	—	13,553,274	23.59%
44 South Bayles Ave., Suite 218, Port Washington, NY 11050
Kayne Anderson Rudnick Investment Management LLC (41)	4,882,781(42)	—	—	4,882,781	8.50%
2000 Avenue of the Stars, Suite 1110 Los Angeles, CA 90067
The Vanguard Group (43)	4,649,796(44)	—	—	4,649,796	8.09%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc. (45)	3,949,291(46)	—	—	3,949,291	6.87%
50 Hudson Yards New York, NY 10001
EARNEST Partners, LLC (47)	2,987,887(48)	—	—	2,987,887	5.20%
1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309
________________________
* Less than 1%

(1)Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all Common Shares reflected in the table. All fractional Common Shares have been rounded to the nearest whole Common Share. The mailing address of each of the current executive officers and directors of the Company is 14111 Scottslawn Road, Marysville, Ohio 43041.

(2)Common Share Equivalents Presently Held amounts include (in each case to the extent such Common Shares may be acquired within 60 days of December 2, 2024): (a) Common Shares represented by amounts credited to the benchmark Company stock fund within the executive officer’s bookkeeping account under the ERP; (b) Common Shares subject to RSUs or PUs granted to executive officers under the Long-Term Incentive Plan; and (c) Common Shares subject to DSUs and/or RSUs granted to non-employee directors (together with related dividend equivalents) under the Long-Term Incentive Plan. The individual has no voting or dispositive power with respect to the Common Shares attributable to the individual’s bookkeeping account under the ERP or the Common Shares subject to RSUs, PUs or DSUs.

Amounts credited to the benchmark Company stock fund under the ERP are to be distributed in Common Shares.

Each whole RSU or PU (to the extent the underlying performance criteria are achieved) granted to an executive officer represents a contingent right to receive one Common Share. In general, RSUs and PUs granted to an executive officer vest on the third anniversary of the grant date, and are subject to earlier vesting in the event of retirement, death or disability of the individual or a change in control of the Company in certain circumstances, but otherwise will be forfeited in the event of termination prior to the third anniversary of the grant date. Subject to the terms of the Long-Term Incentive Plan, whole vested RSUs or PUs granted to an executive officer will be settled in a lump sum as soon as administratively practicable, following the earliest to occur of: (i) termination due to death or disability; or (ii) the third anniversary of the grant date.

Each whole RSU granted to a non-employee director represents a contingent right to receive one Common Share. In general, RSUs granted to non-employee directors vest on the first anniversary of the grant date and the vested RSUs are settled on the third anniversary of the grant date. Each dividend equivalent represents the right to receive additional RSUs in respect of dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date with respect to the Common Share represented by the related RSU. Additional details about the vesting and settlement schedule associated with RSUs granted to non-employee directors is discussed in the section captioned “NON-EMPLOYEE DIRECTOR COMPENSATION.”

Each whole DSU granted to a non-employee director, which is fully vested at the date of grant, represents a contingent right to receive one Common Share on a pre-defined future date. Each dividend equivalent represents the right to receive additional DSUs in respect of dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date with respect to the Common Share represented by the related DSU. With respect to Mr. Johnson, Mr. Sandoval and Mr. Shumlin, amounts include fully vested DSUs granted in connection with their elections to defer a portion of the cash retainer received for services as a director in one or more prior years.

(3)     Amounts represent Common Shares that can be acquired upon the exercise of options that are currently exercisable or will first become exercisable within 60 days of December 2, 2024.

(4)    Represents Common Shares that are the subject of RSUs granted to Ms. Avilés, which remain subject to vesting and/or settlement provisions.

(5)    Does not include 3,876 Common Shares that are the subject of RSUs granted to Ms. Avilés, which remain subject to vesting and/or settlement provisions.

(6)    Individual named in the Summary Compensation Table.

(7)    Mr. Baxter is a general partner of Hagedorn Partnership, L.P. (the “Hagedorn Partnership”), and has shared voting power with respect to the Common Shares held by the Hagedorn Partnership and sole investment power with respect to 36,993 of such Common Shares. See note (40) below for additional information regarding the Hagedorn Partnership. Includes, in addition to those Common Shares described in note (40) below: (a) 15,317 Common Shares held by Mr. Baxter directly; and (b) 1,140 Common Shares held in his custodial account under the Discounted Stock Purchase Plan.

(8)    Does not include the aggregate of: (a) 160,816 Common Shares that are the subject of NSOs granted to Mr. Baxter; (b) 37,344 Common Shares that are the subject of PUs granted to Mr. Baxter; and (c) 33,061 Common Shares that are the subject of RSUs granted to Mr. Baxter, all of which remain subject to the underlying performance criteria, vesting and/or settlement provisions.

(9)    Does not include 383 Common Shares that are the subject of RSUs granted to Mr. Candelino, which remain subject to vesting and/or settlement provisions.

(10)    Does not include 8,383 Common Shares that are the subject of RSUs granted to Mr. Evans, which remain subject to vesting and/or settlement provisions.

(11)    Represents the aggregate of: (a) 17,617 Common Shares held by Mr. Garth directly; and (b) 617 Common Shares held in his custodial account under the Discounted Stock Purchase Plan.

(12)    Represents Common Shares that are the subject of NSOs granted to Mr. Garth, which remain subject to vesting provisions; and, upon Mr. Garth’s departure from the Company on December 31, 2024, will immediately vest.

(13)    Does not include the aggregate of: (a) 112,937 Common Shares that are the subject of NSOs granted to Mr. Garth; and (b) 38,038 Common Shares that are the subject of PUs granted to Mr. Garth, all of which remain subject to the underlying performance criteria, vesting and/or settlement provisions. Upon Mr. Garth’s departure from the Company on December 31, 2024, 112,937 Common Shares that are the subject of NSOs, and (b) 23,173 Common Shares that are the subject of PUs will be cancelled.

(14)    Represents the aggregate of: (a) 44,697 Common Shares held by Mr. C. Hagedorn directly; and (b) 212 Common Shares held in his custodial account under the Discounted Stock Purchase Plan.

(15)    Represents Common Shares that are the subject of fully vested NSOs granted to Mr. C. Hagedorn.

(16)    Does not include the aggregate of: (a) 111,460 Common Shares that are the subject of NSOs granted to Mr. C. Hagedorn; (b) 23,533 Common Shares that are the subject of PUs granted to Mr. C. Hagedorn; and (c) 3,764 Common Shares that are the subject of RSUs granted to Mr. C. Hagedorn, all of which remain subject to the underlying performance criteria, vesting and/or settlement provisions.

(17)    Mr. J. Hagedorn is a general partner of the Hagedorn Partnership and has shared voting power with respect to the Common Shares held by the Hagedorn Partnership and sole investment power with respect to 1,231,147 of such Common Shares. See note (40) below for additional information regarding the Hagedorn Partnership. Includes, in addition to those Common Shares described in note (40) below: (a) 27,161 Common Shares held by Mr. J. Hagedorn directly; (b) 29,413 Common Shares that are allocated to Mr. J. Hagedorn’s account and held by the trustee under the RSP; and (c) 12,326 Common Shares held in his custodial account under the Discounted Stock Purchase Plan.

(18)     Represents Common Shares credited to the benchmark Company stock fund within Mr. J. Hagedorn’s bookkeeping account under the ERP.

(19)    Represents Common Shares that are the subject of NSOs granted to Mr. J. Hagedorn that are either fully vested or subject to retirement provisions.

(20)    Does not include the aggregate of: (a) 203,557 Common Shares credited to the benchmark Company stock fund within Mr. J. Hagedorn’s bookkeeping account under the ERP; (b) 122,898 Common Shares that are the subject of PUs granted to Mr. J. Hagedorn; and (c) 22,579 Common Shares that are the subject of RSUs granted to Mr. J. Hagedorn, all of which remain subject to the underlying performance criteria, vesting and/or settlement provisions.

(21)    Represents Common Shares that are the subject of RSUs granted to Mr. Hanft, which remain subject to vesting and/or settlement provisions.

(22)    Does not include 3,876 Common Shares that are the subject of RSUs granted to Mr. Hanft, which remain subject to vesting and/or settlement provisions.

(23)    Represents the aggregate of: (a) 1,764 Common Shares that are the subject of RSUs granted to Mr. Johnson; and (b) 1,989 Common Shares that are the subject of DSUs granted to Mr. Johnson in connection with his election to defer 100% of his cash retainer for services as a director, all of which remain subject to vesting and/or settlement provisions.

(24)    Does not include 6,619 Common Shares that are the subject of RSUs granted to Mr. Johnson, which remain subject to vesting and/or settlement provisions.

(25)    Represents Common Shares that are the subject of RSUs granted to Mr. Kelly, which remain subject to vesting and/or settlement provisions.

(26)    Does not include 3,876 Common Shares that are the subject of RSUs granted to Mr. Kelly, which remain subject to vesting and/or settlement provisions.

(27)    Represents Common Shares that are the subject of RSUs granted to Mr. Kingdon, which remain subject to vesting and/or settlement provisions.

(28)    Does not include 3,876 Common Shares that are the subject of RSUs granted to Mr. Kingdon, which remain subject to vesting and/or settlement provisions.

(29)    Ms. Littlefield is a general partner of the Hagedorn Partnership and has shared voting power with respect to the Common Shares held by the Hagedorn Partnership and sole investment power with respect to 2,721,349 of such Common Shares. See note (40) below for additional information regarding the Hagedorn Partnership. Includes, in addition to those Common Shares described in note (40) below, 5,161 Common Shares held by Ms. Littlefield directly.

(30)    Represents Common Shares that are the subject of RSUs granted to Ms. Littlefield, which remain subject to vesting and/or settlement provisions.

(31)    Represents the aggregate of: (a) 1,500 Common Shares that are the subject of RSUs granted to Mr. Sandoval; and (b) 1,989 Common Shares that are the subject of DSUs granted to Mr. Sandoval in connection with his election to defer 100% of his cash retainer for services as a director, all of which remain subject to vesting and/or settlement provisions.

(32)    Does not include 8,120 Common Shares that are the subject of RSUs granted to Mr. Sandoval, which remain subject to vesting and/or settlement provisions.

(33)    Represents the aggregate of: (a) 4,507 Common Shares that are the subject of RSUs granted to Mr. Shumlin; and (b) 3,593 Common Shares that are the subject of DSUs granted to Mr. Shumlin in connection with his election to defer 100% of his cash retainer for services as a director, all of which remain subject to vesting and/or settlement provisions.

(34)    Does not include 6,300 Common Shares that are the subject of RSUs granted to Mr. Shumlin, which remain subject to vesting and/or settlement provisions.

(35)    Represents Common Shares that are the subject of fully vested NSOs granted to Mr. Todorov.

(36)    Does not include the aggregate of: (a) 55,711 Common Shares that are the subject of NSOs granted to Mr. Todorov; (b) 15,053 Common Shares that are the subject of PUs granted to Mr. Todorov; and (c) 753 Common Shares that are the subject of RSUs granted to Mr. Todorov, all of which remain subject to the underlying performance criteria, vesting and/or settlement provisions.

(37)    Represents Common Shares that are the subject of RSUs granted to General Vines, which remain subject to vesting and/or settlement provisions.

(38)    Does not include 3,876 Common Shares that are the subject of RSUs granted to General Vines, which remain subject to vesting and/or settlement provisions.

(39)    Does not include 990,689 Common Shares which remain subject to the underlying performance criteria, vesting and/or settlement provisions.

(40)    The Hagedorn Partnership is the record owner of 13,553,274 Common Shares. Of those Common Shares, 1,100,000 are pledged as security for a line of credit with a bank. James Hagedorn, Katherine Hagedorn Littlefield, Robert Hagedorn, Susan Hagedorn and Nathan E. Baxter are general partners of the Hagedorn Partnership and, with the exception of Mr. Baxter, the former shareholders of Stern’s Miracle-Gro Products, Inc. (“Miracle-Gro Products”). All but Mr. Baxter are siblings. The general partners (a) share voting power with respect to the Common Shares held by the Hagedorn Partnership and (b) sole investment power with respect to the Common Shares held in the applicable general partner’s account at the Hagedorn Partnership. James Hagedorn and Katherine Hagedorn Littlefield are directors of the Company. James Hagedorn and Nathan E. Baxter are executive officers of the Company.

The Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1995 (the “Miracle-Gro Merger Agreement”), among The Scotts Company, ZYX Corporation, Miracle-Gro Products, Stern’s Nurseries, Inc., Miracle-Gro Lawn Products Inc., Miracle-Gro Products Limited, the Hagedorn Partnership, the general partners of the Hagedorn Partnership at that time, Horace Hagedorn, Community Funds and John Kenlon, as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger, made and entered into as of October 1, 1999 (the “First Amendment”), limits the ability of the Hagedorn Partnership and the other shareholders of Miracle-Gro Products (the “Miracle-Gro Shareholders”) to acquire additional voting securities of the Company. Under the terms of the Merger Agreement, as amended by the First Amendment, the Miracle-Gro Shareholders may not collectively acquire, directly or indirectly, beneficial ownership of Voting Stock (defined in the Miracle-Gro Merger Agreement, as amended by the First Amendment, to mean the Common Shares and any other securities issued by the Company that are entitled to vote generally for the election of directors of the Company) representing more than 49% of the total voting power of the outstanding Voting Stock, except pursuant to a tender offer for 100% of that total voting power, which tender offer is made at a price per share that is not less than the market price per share on the last trading day before the announcement of the tender offer and is conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by shareholders of the Company other than the Miracle-Gro Shareholders and their affiliates and associates.

(41)    All information presented in this table regarding Kayne Anderson Rudnick Investment Management, LLC (“Kayne”) was derived from the Schedule 13G/A (the “Kayne Schedule 13G”), filed by Kayne with the SEC on February 13, 2024 to report beneficial ownership of the Company’s Common Shares as of December 31, 2023.

(42)    In the Kayne Schedule 13G, Kayne reported sole voting power with respect to 3,850,363 Common Shares, shared voting power with respect to 776,185 Common Shares, sole dispositive power with respect to 4,106,596 Common Shares and shared dispositive power with respect to 776,185 Common Shares.

(43)    All information presented in this table regarding The Vanguard Group (“Vanguard”) was derived from the Schedule 13G/A (the “Vanguard Schedule 13G”), filed by Vanguard with the SEC on February 13, 2024 to report beneficial ownership of the Company’s Common Shares as of December 29, 2023.

(44)    In the Vanguard Schedule 13G, Vanguard reported sole voting power with respect to 0 Common Shares, shared voting power with respect to 17,877 Common Shares, sole dispositive power with respect to 4,587,818 Common Shares and shared dispositive power with respect to 61,978 Common Shares.

(45)    All information presented in this table regarding BlackRock, Inc. (“BlackRock”) was derived from the Schedule 13G/A (the “BlackRock Schedule 13G”), filed by BlackRock with the SEC on January 26, 2024 to report beneficial ownership of the Company’s Common Shares as of December 31, 2023.

(46)    In the BlackRock Schedule 13G, BlackRock reported sole voting power with respect to 3,830,901 Common Shares, shared voting power with respect to 0 Common Shares, sole dispositive power with respect to 3,949,291 Common Shares and shared dispositive power with respect to 0 Common Shares.

(47)    All information presented in this table regarding EARNEST Partners, LLC (“EARNEST”) was derived from the Schedule 13G/A (the “EARNEST Schedule 13G”), filed by EARNEST with the SEC on March 11, 2024 to report beneficial ownership of the Company’s Common Shares as of February 29, 2024.

(48)    In the EARNEST Schedule 13G, EARNEST reported sole voting power with respect to 1,801,295 Common Shares, shared voting power with respect to 431,495 Common Shares, sole dispositive power with respect to 2,987,887 Common Shares and shared dispositive power with respect to 0 Common Shares.

DELINQUENT 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons beneficially holding more than 10% of the Company’s outstanding Common Shares to file statements reporting their initial beneficial ownership of Common Shares, and any subsequent changes in beneficial ownership, with the SEC by specified due dates that have been established by the SEC. Based solely upon the Company’s review of (a) Section 16(a) statements filed on behalf of these persons for their respective transactions during the Company’s 2024 fiscal year and (b) representations received from these persons that no other Section 16(a) statements were required to be filed by them for their respective transactions during the Company’s 2024 fiscal year, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers and persons beneficially holding more than 10% of the Company’s outstanding Common Shares were complied with during the Company’s 2024 fiscal year, except each of Nathan E. Baxter, Julie A. DeMuesy, David C. Evans, Adam Hanft, Stephen L. Johnson, Thomas N. Kelly Jr., Katherine Hagedorn Littlefield, Nancy G. Mistretta, Peter E. Shumlin, and John R. Vines filed one report late.

SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals must be received by the Corporate Secretary of the Company no later than August 20, 2025 to be eligible for inclusion in the Company’s form of proxy, notice of meeting and proxy statement relating to the 2026 Annual Meeting of Shareholders. The Company will not be required to include in its proxy materials a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC Rules. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies for the 2026 Annual Meeting of Shareholders in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 of the Exchange Act no later than November 28, 2025.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. If a shareholder intends to present a proposal at the 2026 Annual Meeting of Shareholders without including that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Corporate Secretary of the Company by November 3, 2025, or if the Company meets other requirements of the applicable SEC Rules, then the proxies solicited by the Board for use at the 2026 Annual Meeting of Shareholders will confer discretionary authority to the individuals acting under the proxies to vote on the proposal at the 2026 Annual Meeting of Shareholders.

In each case, written notice must be given to the Company’s Corporate Secretary at the following address: The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attn: Corporate Secretary.

The Company’s 2026 Annual Meeting of Shareholders is currently scheduled to be held on January 26, 2026.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no matter that will be properly presented for action at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

ANNUAL REPORT ON FORM 10-K

Audited consolidated financial statements for the Company and its subsidiaries for the 2024 fiscal year are included in the Company’s 2024 Annual Report. Copies of the Company’s 2024 Annual Report and the Company’s Annual Report on Form 10-K for the 2024 fiscal year (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained, without charge, from the Company’s Investor Relations Department at 14111 Scottslawn Road, Marysville, Ohio 43041. The Company’s Annual Report on Form 10-K for the 2024 fiscal year is also available on the Company’s website located at http://investor.scotts.com and on the SEC’s website located at www.sec.gov.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

Registered shareholders can further save the Company expense by consenting to receive all future proxy statements, forms of proxy and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please access the website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Your choice will remain in effect unless and until you revoke it.

To revoke your decision to receive or access shareholder communications electronically, access the website www.proxyvote.com, enter your current PIN, select “Cancel my Enrollment” and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as “Inactive.” You may at any time reactivate your enrollment. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to shareholders, proxy statements and Notices of Internet Availability of Proxy Materials) to two or more registered shareholders sharing the same household. This method of delivery, often referred to as “householding,” permits the Company to send: (a) a single annual report and/or a single proxy statement; or (b) a single Notice of Internet Availability of Proxy Materials to multiple registered shareholders who share an address. In each case, each registered shareholder at the shared address must consent to the householding process in accordance with applicable SEC Rules. Each registered shareholder would continue to receive a separate form of proxy with proxy materials delivered by mail or e-mail.

Only one copy of this Proxy Statement and the Company’s 2024 Annual Report or one copy of the Notice of Internet Availability of Proxy Materials is being delivered to multiple registered shareholders at a shared address who have affirmatively consented, in writing, to the householding process, unless the Company has subsequently received contrary instructions from one or more of such registered shareholders. A separate form of proxy is being included for each account at the shared address to which paper copies of this Proxy Statement and the Company’s 2024 Annual Report have been delivered. The Company will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and the Company’s 2024 Annual Report or a separate copy of the Notice of Internet Availability of Proxy Materials to a registered shareholder at a shared address to which a single copy of these documents was delivered. A registered shareholder at a shared address may contact the Company by mail addressed to The Scotts Miracle-Gro Company, Investor Relations Department, 14111 Scottslawn Road, Marysville, Ohio 43041, or by phone at (937) 644-0011, to: (a) request additional copies of this Proxy Statement and the Company’s 2024 Annual Report or the Notice of Internet Availability of Proxy Materials; or (b) notify the Company that such registered shareholder wishes to receive a separate annual report to shareholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future.

Registered shareholders who share an address may request delivery of a single copy of annual reports to shareholders, proxy statements or Notices of Internet Availability of Proxy Materials, as applicable, in the future, if they are currently receiving multiple copies, by contacting the Company as described in the preceding paragraph.

Many brokerage firms and other holders of record have also instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own Common Shares, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement and the Company’s 2024 Annual Report or the Notice of Internet Availability of Proxy Materials or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

By Order of the Board of Directors,

JAMES HAGEDORN
Chairman & Chief Executive Officer

Annex A
THE SCOTTS MIRACLE-GRO COMPANY
DISCOUNTED STOCK PURCHASE PLAN

(Amended and Restated Effective January 27, 2025)

1.00 PURPOSE

This Plan is intended to foster and promote the Company’s long-term financial success and to increase shareholder value by [1] providing Participants an opportunity to acquire an ownership interest in the Company and [2] enabling the Company to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company’s business is largely dependent.

2.00 DEFINITIONS

When used in this Plan, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions, the form of any term or word will include any of its other forms.

Act. The Securities Exchange Act of 1934, as amended.

Affiliate. Any corporation or other entity (including, but not limited to, a partnership or a limited liability company), whether domestic or foreign, that is affiliated with the Company through stock or equity ownership or otherwise.

Beneficiary. The person who has the right to receive (or exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when the Participant dies.

Board. The Company’s Board of Directors.

Change in Control. The occurrence of any of the following events:

[1] The members of the Board on the Effective Date (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors also will be treated as an Incumbent Director; or

[2] Any “person,” including a “group” as such terms are used in Act §§13(d) and 14(d)(2), but excluding the Company, any of its Affiliates or Subsidiaries, any employee benefit plan of the Company or any of its Affiliates or Subsidiaries or Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P. as determined by the Compensation Committee is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 30 percent of the combined voting power of the Company’s then outstanding securities; or

[3] Consummation of: (i) the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of such merger or other business combination own less than fifty percent (50%) of the voting power in such entity; or (ii) the sale or other disposition of all or substantially all of the assets of the Company; or

[4] The adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company;

[5] For any reason, Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P. as determined by the Compensation Committee becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 49 percent of the combined voting power of the Company’s then outstanding securities or

[6] Any other event that is identified as a Change in Control in any other shareholder-approved plan of the Company that the Compensation Committee, in its discretion, deems appropriate to be considered a Change in Control under this Plan.

Code. The Internal Revenue Code of 1986, as in effect on the Effective Date or as amended or superseded after the Effective Date, and any regulations and applicable rulings issued under the Code.

Compensation Committee. The Compensation and Organization Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Compensation Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Compensation Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Compensation Committee.

Company. The Scotts Miracle-Gro Company, an Ohio corporation, and any successor to it.

Custodial Account. The account established for each Participant to which the Company transfers shares of Stock acquired under the Plan.

Designated Affiliate or Subsidiary. Any Affiliate or Subsidiary that has been designated by the Compensation Committee as an Affiliate or a Subsidiary whose Employees shall be eligible to participate in the Plan.

Effective Date. January 27, 2025, the date that this Plan, as amended and restated, has been approved by the Company’s shareholders.

Eligible Employee. As of any Purchase Date, [1] any U.S.-based regular full-time or permanent part-time Employee who [a] has reached age 18, [b] is not a seasonal employee (i.e., as determined by the Compensation Committee), [c] has been an Employee for at least 15 days before the applicable Purchase Date, and [d] complies with Section 3.00 and other Plan provisions; and [2] any non-U.S.-based Employee of an Employer who [a] meets the eligibility criteria established by the Compensation Committee from time to time for non-U.S.-based Employees of such Employer and [b] complies with Section 3.00 and other Plan provisions.

Employee. Any person who, on an applicable Purchase Date, is a common law employee of any Employer. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of an Employer for any reason and on any basis will be treated as a common law employee from the first administratively practicable Purchase Date after the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.

Employer. The Company and each Designated Affiliate or Subsidiary employing an Eligible Employee.

Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules:

[1] If the Stock is traded on an exchange, the Compensation Committee in its discretion may determine a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Stock reported on the New York Stock Exchange (“NYSE”), or other established stock exchange (or exchanges) on (i) the Purchase Date, (ii) the preceding trading day, (iii) the next succeeding trading day, or (iv) an average of trading days;

[2] If the Stock is acquired on the open market, the price at which the Stock is purchased on the NYSE (or other market in which the Stock is traded) with respect to such Purchase Date;

[3] If the Stock is traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or

[4] If neither of the preceding apply, the fair market value as determined by the Compensation Committee in good faith.

[5] Additionally, the Compensation Committee may use its discretion to apply different methods of determining Fair Market Value consistent with the previously described rules above for different purchases of Stock.

Participant. Any Eligible Employee who complies with the conditions described in Section 3.00 for the applicable Purchase Date.

Plan. The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (as Amended and Restated as of January 27, 2025). This Plan is not intended to comply with Code §§422 or 423.

Plan Account. The individual account established by the Compensation Committee for each Participant and to which all amounts described in Section 3.01[1][a] are credited until applied as described in Section 6.00.

Plan Year. A calendar year.

Purchase Date. The effective date on which shares of Stock are purchased in exchange for the Purchase Price, which generally shall be as soon as administratively practicable after the Company receives payment either from payroll deductions or a lump sum contribution directly from Participants for the purchase of such shares of Stock, unless otherwise determined by the Compensation Committee.

Purchase Price. The price that each Participant must pay to purchase shares of Stock under this Plan but which may never be less than 85 percent of the Fair Market Value of a share of Stock on each Purchase Date.

Purchase Right. The right to purchase shares of Stock subject to the terms of the Plan.

Stock. A common share, without par value, issued by the Company.

Subsidiary. Any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, either directly or indirectly, a proprietary interest of more than 50 percent by reason of stock ownership or otherwise.

Termination. Cessation of the employee-employer relationship between a Participant and the Employer for any reason. Also, a Participant will be treated as having Terminated on the date his or her employer is no longer an Employer, unless such Participant is reassigned to perform services as an Eligible Employee of a different Employer within a reasonable amount of time after the original employer ceased being an Employer under this Plan.

3.00 PARTICIPATION

3.01 Enrollment.

An Eligible Employee may become a Participant in the Plan by one or both of the following methods:

[1] An Eligible Employee may become a Participant by authorizing the Employer to withhold a portion of his or her cash compensation to purchase shares of Stock for his or her Custodial Account, in a manner prescribed by the Compensation Committee or Company;

[2] An Eligible Employee may become a Participant by delivering to the Company a lump sum contribution to purchase shares of Stock for his or her Custodial Account, in a manner prescribed by the Compensation Committee or Company;

[3] All enrollment authorizations:

[a] must be in the form of United States dollars or such other currency that the Compensation Committee deems appropriate for a particular Employer, and which the Compensation Committee may then convert to United States dollars;

[b] may not authorize or result in a purchase for [i] less than the minimum amount specified by the Compensation Committee or [ii] more than the amount specified by the Compensation Committee (which may never be more than, in the aggregate, US$36,000 for each Plan Year);

[c] must be signed or appropriately authorized by the enrolling Eligible Employee;

[d] must be delivered to the Company or its designee within the period specified by the Company or such designee; and

[e] must comply with any other rules established by the Compensation Committee.

[4] By enrolling in the Plan, each Participant will be deemed to have [a] agreed to the terms of the Plan and [b] authorized the Employer to withhold from his or her compensation [i] the amounts authorized under Section 3.01[1] (if any) and [ii] any taxes and other amounts due in connection with any transaction contemplated by the Plan.

3.02 Duration of Election to Participate.

Subject to the terms of the Plan:

[1] Participants’ withholding elections will be implemented beginning on the first payroll period that is as soon as administratively practicable after receipt of such election and shall remain in effect until [a] revoked or changed under the rules described in Section 3.02[2], [b] the Participant ceases to be an Eligible Employee, [c] the Participant has contributed the maximum amount that is permitted under the Plan for a Plan Year, or [d] such other time determined by the Compensation Committee.

[2] A Participant who elects to participate in the Plan by electing payroll deductions in the manner prescribed under this Plan may change or revoke that election only by complying with the rules described in Section 3.01 as if the changed or revoked election were a new election. Any change to or revocation of an earlier election will be effective beginning on the first payroll period that is as soon as administratively practicable after receipt of such election and will remain in effect until revoked or changed under the rules described in this section.

[3] Unless Section 3.02[1] applies, a Participant who has made a lump sum contribution to the Company to purchase shares of Stock will be considered to have made a one-time purchase of Stock. Such lump sum contribution will be effective only for that single purchase of shares of Stock.

3.03 No Interest Paid. No interest will be paid with respect to any amount credited to or held in any Plan Account.

4.00 ADMINISTRATION

4.01 Compensation Committee Duties.

[1] The Compensation Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Compensation Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s interests and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. The authority of the Compensation Committee specifically includes, without limitation, the power to make any changes to the Plan with respect to the participation of employees of any Designated Affiliate or Subsidiary that is organized under the laws of a country other than the United States of America when the Compensation Committee deems such changes to be necessary or appropriate to achieve a desired tax treatment in such non-U.S. jurisdiction or to comply with the laws applicable to such non-U.S. Subsidiaries. Such changes may include, without limitation, establishment of or modifications to eligibility criteria, maximum number or value of shares that may be purchased in a given period, or other requirements set forth herein; and procedural or administrative modifications. Any modification relating to offerings to a particular Designated Affiliate or Subsidiary will apply only to such Designated Affiliate or Subsidiary, and will apply equally to all similarly situated employees of such Designated Affiliate or Subsidiary. Any action by the Compensation Committee will be final, binding and conclusive for all purposes and upon all persons. The Compensation Committee is granted all powers appropriate and necessary to administer the Plan.

[2] Consistent with the terms of the Plan, the Compensation Committee:

[a] May exercise all discretion retained to it under the Plan;

[b] May establish the number of shares of Stock that may be acquired during any Plan Year or on any Purchase Date if the number available during any Plan Year or on such Purchase Date is less than all remaining available shares determined under Section 5.01;

[c] May develop and impose other terms and conditions it believes are appropriate and necessary to implement the purposes of this Plan;

[d] Will establish (or cause to be established) and maintain a Plan Account for each Participant to which will be [i] credited with amounts described in 3.01[1] and Section 3.01[2] and [ii] debited with all amounts applied to purchase shares of Stock;

[e] Will establish (or cause to be established) a Custodial Account for each Participant which will be credited with shares of Stock until distributed as provided in Section 7.00;

[f] Will administer (or cause to be administered) procedures through which Eligible Employees may enroll or participate in the Plan;

[g] Will disseminate (or cause to be disseminated) information about the Plan to Eligible Employees; and

[h] Will apply all Plan rules and procedures.

4.02 Delegation of Ministerial Duties. In its sole discretion, the Compensation Committee may delegate any ministerial duties associated with the Plan to any person (including employees of the Company) that it deems appropriate other than those duties described in Section 4.01[2][a], [b] and [c].

4.03 General Limit on Compensation Committee. Consistent with applicable law and Plan terms, the Plan will be administered in a manner that extends equal rights and privileges to all Participants.

5.00 STOCK AVAILABLE FOR PURCHASE

5.01 Number of Shares of Stock. Subject to Section 5.02, the aggregate number of shares of Stock that may be purchased under the Plan is 300,000 plus the number of shares of Stock that the Company’s shareholders previously approved for purchase under the Plan that, immediately before January 27, 2025, had not been purchased.

5.02 Adjustment in Capitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the shares of Stock of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, Stock dividend, Stock split, reverse Stock split, split-up, spin-off, or other distribution of Stock or property of the Company, combination of shares of Stock, exchange of shares of Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Stock or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Compensation Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, will appropriately adjust [1] the number of Purchase Rights that may or will be issued, [2] the aggregate number and kind of shares of Stock available under Section 5.02 or subject to outstanding Purchase Rights (as well as any share-based limits imposed under this Plan), [3] the respective Purchase Price, number of shares and other limitations applicable to outstanding or subsequently issued Purchase Rights and [4] any other factors, limits or terms affecting any outstanding or subsequently issued Purchase Rights.

5.03 Source of Stock. Shares of Stock to be purchased under the Plan may, in the Compensation Committee’s discretion, be newly issued shares, treasury shares previously acquired by the Company, or shares purchased on any securities exchange upon which shares of Stock are traded, otherwise in the over-the-counter market, or in negotiated transactions. Shares of authorized but unissued shares of Stock may not be delivered under the Plan if the Purchase Price is less than the par value of the Stock.

6.00 PURCHASE OF SHARES

6.01 Purchase.

[1] Payroll deductions and any separate lump sum contribution from a Participant will be held in the Participant’s Plan Account until the Purchase Date. As of each Purchase Date and subject to the Plan’s terms and limits, the sum of a Participant’s payroll deductions that he or she elected and any lump sum contributions the Participant made to the Company will be divided by the Purchase Price established for that Purchase Date and each Participant will be deemed to have purchased the number of whole and fractional shares of Stock produced by dividing the value of the Participant’s Plan Account as of the Purchase Date by the Purchase Price. Simultaneously, the Participant’s Plan Account will be charged for the amount of the purchase.

[2] Notwithstanding anything in the Plan to the contrary, the Compensation Committee and Company may take any actions that are necessary to ensure that the appropriate number of shares of Stock have been acquired on behalf of a Participant and that administration of the Plan complies with the applicable limits and laws that apply to the Plan.

6.02 Issuance and Transference of Shares; Participants’ Custodial Accounts.

[1] At or as promptly as practicable after the applicable Purchase Date, the Company may issue or transfer the shares of Stock purchased by a Participant on that Purchase Date and/or transfer cash necessary to purchase such shares of Stock to the custodian for transfer into that Participant’s Custodial Account.

[2] Unless the Compensation Committee decides otherwise, cash dividends on any shares of Stock credited to a Participant’s Custodial Account will be automatically reinvested in additional whole and fractional shares of Stock unless the Participant has affirmatively elected to receive the dividend in cash. All cash dividends credited to Participants’ Custodial Accounts will be paid over by the Company to the custodian at the dividend payment date and all cash dividends to be paid to a Participant in cash will be distributed at the dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The custodian will make these purchases, as directed by the Compensation Committee, either [a] in transactions on any securities exchange upon which shares of Stock are traded, otherwise in the over-the-counter market, or in negotiated transactions, or [b] directly from the Company at 100 percent of the Fair Market Value of a share of Stock on the dividend payment date. These shares will be distributed as provided in Section 7.00.

[3] Each Participant’s Custodial Account will be credited with any shares of Stock distributed as a dividend or distribution in respect of shares of Stock credited to that Participant’s Custodial Account or in connection with a split of Stock credited to that Participant’s Custodial Account.

[4] As soon as reasonably practicable after receipt, the custodian will sell any noncash dividends (other than Stock) received with respect to any Stock held in a Participant’s Custodial Account and apply the proceeds of that sale to purchase additional shares of Stock in the manner described in Section 6.03[2]. After this transaction is completed, the custodian will credit the purchased shares of Stock to the Custodial Account to which was credited the Stock with respect to which the noncash dividend was distributed.

[5] Subject to applicable securities laws, proxy statement rules, and other guidance regarding shareholder voting rights, each Participant will be entitled to vote the number of shares of Stock credited to his or her Custodial Account (including any fractional shares) on any matter as to which the approval of the Company’s shareholders is sought. If a Participant does not vote or grant a valid proxy with respect to shares credited to his or her Custodial Account, those shares will be voted by the custodian in accordance with any stock exchange or other rules governing the custodian in the voting of shares held for customer accounts. Similar procedures will apply in the case of any consent solicitation of Company shareholders.

7.00 TERMINATION/DISTRIBUTION OF CUSTODIAL ACCOUNTS

7.01 Effect of Termination on Election to Participate.

A Participant who Terminates will be deemed to have withdrawn from the Plan. Any cash amounts credited to his or her Plan Account as of the date of the Participant’s Termination may, in the Compensation Committee’s discretion, either be returned to the Participant or be used to purchase shares of Stock to be credited to his or her Custodial Account as soon as practicable after Termination.

7.02 Distribution of Custodial Accounts.

[1] Except as otherwise provided in the Plan,

[a] No earlier than one year after the Purchase Date for which shares of Stock were purchased on behalf of a Participant, all whole shares of Stock and cash held in his or her Custodial Account will be available for distribution to the Participant or transfer as the Participant elects and any fractional shares of Stock held in a Custodial Account will be available for conversion to cash equal to the Fair Market Value of the fractional shares on or after such one-year anniversary date, as the Participant elects.

[b] Notwithstanding paragraph [a] above, if the Participant Terminates for any reason before such one-year anniversary date, as soon as practicable after the date the Participant Terminates, all whole shares of Stock and cash held in his or her Custodial Account will be distributed to the Participant or transferred as the Participant elects and any fractional shares of Stock held in a Custodial Account will be converted to cash equal to the Fair Market Value of the fractional share on the Termination date.

[2] Shares of Stock held in Custodial Accounts that are to be distributed to a former Participant will be distributed [a] in one or more certificates for whole shares issued in the name of and delivered to the Participant or [b] pursuant to such other method(s) permitted by applicable laws, rules and regulations, as determined by the Compensation Committee in its sole discretion.

[3] Custodial Accounts that are to be transferred to a broker-dealer or financial institution that maintains an account for the Participant will be transferred in one or more certificates for whole shares or by such other method(s) permitted by applicable laws, rules and regulations, as determined by the Compensation Committee in its sole discretion, and cash in lieu of fractional shares will be paid directly to the former Participant as determined under Section 7.02[1].

[4] Any Participant that wants to withdraw or transfer shares of Stock must give instructions to the custodian in a form and manner that complies with rules prescribed by the Compensation Committee and the custodian.

8.00 MERGER, CONSOLIDATION OR SIMILAR EVENT

If the Company undergoes a Change in Control, all shares of Stock and cash held in each Participant’s Custodial Account will be made available under procedures developed by the Custodian and the Committee.

9.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

9.01 Amendment, Modification, Termination of Plan. The Plan will automatically terminate after the Purchase Date as of which the amount of available shares of Stock has been exhausted, unless the Board or Compensation Committee determines otherwise. Also, the Board or the Compensation Committee (provided that the Compensation Committee is comprised solely of members of the Board) may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Compensation Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 under the Act or [6] without the consent of the affected Participant, adversely affect any Purchase Right issued before the amendment. However, nothing in this Section 9.01 will restrict the Compensation Committee’s right to exercise the discretion retained in Section 4.00.

9.02 Effect of Plan Termination. Upon termination of the Plan any cash balances held in Plan Accounts and Custodial Accounts when the Plan is terminated will be returned to the Participant for whom the Plan Account was established, and no additional shares of Stock will be sold through this Plan after the date of termination. All shares of Stock held in Custodial Accounts will be distributed following the procedures described in Section 7.02.

10.00 MISCELLANEOUS

10.01 Restriction on Transfers. No right or benefit under the Plan may be transferred, assigned, alienated, pledged or otherwise disposed of in any way by a Participant. All rights and benefits under the Plan may be exercised during the Participant’s lifetime only by the Participant.

10.02 Beneficiary. The Company may implement procedures to allow Participants to designate Beneficiaries. If the Company has not implemented such procedures, or if a Participant has not made such a Beneficiary designation, then in the event that a Participant dies, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if there is no surviving spouse, the deceased Participant’s estate.

10.03 No Guarantee of Employment. Nothing in the Plan may be construed as:

[1] Interfering with or limiting the right of any Employer to terminate any Participant’s employment at any time; or

[2] Conferring on any Participant or Employee any right to continue as an Employee.

Further, the Participant will not be entitled by reason of participation in the Plan to any compensation, in connection with termination of employment, for loss of any right or benefit or prospective right or benefit which the employee might otherwise have enjoyed by way of damages for breach of contract.

10.04 No Promise of Future Awards. The right to purchase shares of Stock under this Plan is being made available on a voluntary and discretionary basis and the Purchase Right with respect to each individual Purchase Date is being offered on a one-time basis and does not constitute a commitment to make any Purchase Right available in the future. The right to purchase shares of Stock hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law.

10.05 Tax Requirements and Notification. Each Participant is solely responsible for satisfying any applicable local, state, federal and foreign tax requirements associated with any taxable amount received from or associated with his or her participation in the Plan. The Employer will withhold required taxes in the same manner and for the same taxing jurisdiction as it withholds taxes from Participants’ other compensation or as otherwise required by applicable law.

10.06 Indemnification. Each individual who is or was a member of the Compensation Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Compensation Committee member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Compensation Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Compensation Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise. The foregoing right of indemnification is not exclusive and is independent of any other rights of indemnification to which the person may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.

10.07 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.

10.08 Requirements of Law. The availability of Purchase Rights and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be sold under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws and any applicable securities laws of non-U.S. jurisdictions. Certificates for shares of Stock delivered under the Plan, if any, may be subject to any stock transfer orders and other restrictions that the Compensation Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law or any applicable securities laws of non-U.S. jurisdictions. The Compensation Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

10.09 Use of Funds. All amounts credited to and held in Plan Accounts may be used by the Company for any corporate purpose and the Company is not required to segregate Plan Accounts from its general assets.

10.10 Expenses. Except as otherwise provided in this section and the Plan, costs and expenses incurred in the administration of the Plan and maintenance of Plan Accounts will be paid by the Company, including the custodian’s annual fees and any brokerage fees and commissions arising in connection with the purchase of shares of Stock upon reinvestment of dividends and distributions. In no circumstance will the Company pay any brokerage fees and commissions arising in connection with the sale of shares of Stock acquired under the Plan by any Participant.

10.11 Governing Law. The Plan and all related agreements will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio.

10.12 No Impact on Benefits. The right to purchase shares of Stock under this Plan is an incentive designed to promote the objectives described in Section 1.00 and are not to be treated as compensation for purposes of calculating a Participant’s rights under any employee benefit plan.

10.13 Data Privacy. Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan, which will be done in compliance with all applicable data privacy laws and regulations. The Participant understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. The Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.

10.14 Effective Date. The Plan originally was effective upon the approval thereof by the shareholders of the Company at the Annual Meeting of Shareholders held on January 27, 2005. The Plan was amended and restated from time to time, and the most recent restatement was effective upon the approval thereof by the shareholders at the Annual Meeting of Shareholders held on January 26, 2018, and was subsequently amended and restated effective on February 5, 2018. The changes in such amendment and restatement apply as of the first administratively feasible Purchase Date after the Effective Date.

THE SCOTTS MIRACLE-GRO CO. ATTN: KATHY UTTLEY — PARALEGAL 14111 SCOTTSLAWN ROAD MARYSVILLE, OH 43041
VOTE BY INTERNET
Before The Meeting — Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on January 26, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting — Go to www.virtualshareholdermeeting.com/SMG2025

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by The Scotts Miracle-Gro Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on January 26, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Scotts Miracle-Gro Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E53514-P15388-Z73574	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE SCOTTS MIRACLE-GRO COMPANY
Your Board of Directors recommends you vote FOR the following:
1.	Election of four directors, each to serve for a term of three years to expire at the 2028 Annual Meeting of Shareholders:
	Nominees:	For	Against	Abstain
	1a. David C. Evans	☐	☐	☐
	1b. Adam Hanft	☐	☐	☐
	1c. Stephen L. Johnson	☐	☐	☐
	1d. Katherine Hagedorn Littlefield	☐	☐	☐

Your Board of Directors recommends that you vote FOR the following proposals:						For	Against	Abstain
2.	Approval, on an advisory basis, of the compensation of the Company's named executive officers.					☐	☐	☐
3.	Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2025.					☐	☐	☐
4.	Approval of an amendment and restatement of The Scotts Miracle-Gro Company Discounted Stock Purchase Plan to increase the maximum number of common shares available for grant to participants.					☐	☐	☐

The undersigned shareholder(s) authorize(s) the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement.

Please sign exactly as your name appears hereon. The signer hereby revokes all prior proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
Note: Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by an authorized officer. If shareholder is a partnership or other entity, an authorized person should sign in the entity's name. Joint Owners must each sign individually.

]			Date		Signature (Joint Owners)		Date

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS
MONDAY, JANUARY 27, 2025, AT 9:00 A.M., EASTERN TIME
Access to this year’s virtual Annual Meeting of Shareholders will be available at
www.virtualshareholdermeeting.com/SMG2025. A replay of the meeting will be available for 1 year.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders To Be Held on January 27, 2025:
The Notice of Annual Meeting of Shareholders, Proxy Statement and 2024 Annual Report are available at
www.proxyvote.com.

E53515-P15388-Z73574
THE SCOTTS MIRACLE-GRO COMPANY
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 27, 2025
The holder(s) of common shares of The Scotts Miracle-Gro Company (the "Company") identified on this proxy card hereby appoint(s) James Hagedorn and Dimiter Todorov, and each of them, the proxies of the shareholder(s), with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held via live webcast only at www.virtualshareholdermeeting.com/SMG2025, on Monday, January 27, 2025, at 9:00 a.m., Eastern Time, and any adjournment or postponement, and to vote all of the common shares which the shareholder(s) is/are entitled to vote at such Annual Meeting or any adjournment or postponement.

Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card when properly executed and returned will be voted "FOR" the election of the nominees listed in Proposal Number 1 as directors of the Company, to the extent permitted by applicable law, "FOR" approval, on an advisory basis, of the compensation of the Company's named executive officers as set forth in Proposal Number 2, “FOR” ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm listed in Proposal Number 3, “FOR” the approval of an amendment and restatement of The Scotts Miracle-Gro Company Discounted Stock Purchase Plan to increase the maximum number of common shares available for grant to participants under the plan as set forth in Proposal Number 4. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.

If common shares are allocated to the account of a shareholder under The Scotts Company LLC Retirement Savings Plan (the “RSP”), then the shareholder hereby directs the Trustee of the RSP to vote all common shares of the Company allocated to such account under the RSP in accordance with the instructions given herein, at the Company’s Annual Meeting and at any adjournment or postponement, on the matters set forth on the reverse side. If no instructions are given, the proxy will not be voted by the Trustee of the RSP.

The shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement for the January 27, 2025 Annual Meeting, as well as the Company’s 2024 Annual Report. Any proxy heretofore given to vote the common shares which the shareholder(s) is/are entitled to vote at the Annual Meeting is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SCOTTS MIRACLE-GRO COMPANY.
(This proxy card continues and must be signed and dated on the reverse side.)